    As filed with the Securities and Exchange Commission on March 13, 1998
                                                        Registration No.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM SB-2
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                         ---------------------------------
                              ANSON BANCORP, INC.
                (Name of small business issuer in its charter)

        North Carolina                    6036                     56-2073894
(State or other jurisdiction   (Primary Standard Industrial     (I.R.S Employer
of incorporation or             Classification Code Number)      Identification
         organization)                                                 Number)

                  211 South Greene Street/Post Office Box 249
                        Wadesboro, North Carolina 28170
                                (704) 694-2122
(Address and telephone number of principal executive offices and principal place of business)
                               ---------------
                           EUGENE M. WARD, President
                              Anson Bancorp, Inc.
                            211 South Greene Street
                        Wadesboro, North Carolina 28170
                                (704) 694-2122

         (Name, address, and telephone number, of agent for service)

                               ---------------

                                  Copies to:
                             EDWARD C. WINSLOW III
                                JEAN C. BROOKS
             Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.
                            2000 Renaissance Plaza
                            Post Office Box 26000
                        Greensboro, North Carolina 27420

                            ----------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
===============================================================================================
 Title of Each Class of                    Proposed Maximum  Proposed Maximum
       Securities             Amount        Offering Price       Aggregate        Amount of
    to be Registered     to be Registered     Per Share      Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------
Common Stock,
no par value...........     872,850/(1)/         $10.00          $8,728,500         $2,574.91
===============================================================================================

(1) The estimate maximum number of shares to be registered is based upon the maximum of the valuation range of Anson Savings Bank, SSB and the Registrant, as established by an independent appraisal, divided by the proposed offering price per share.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

PROSPECTUS
Up to 872,850 Shares of Common Stock

                               ANSON BANCORP, INC.

                                                         211 South Greene Street
                                                 Wadesboro, North Carolina 28170
                                                                  (704) 694-2122

================================================================================

         Anson Savings Bank, SSB (the "Bank") is converting from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank. As part of the Conversion, the Bank will become a wholly owned subsidiary of Anson Bancorp, Inc. (the "Company"). The Company was formed in March 2, 1998 and upon completion of the Conversion will own all of the shares of the Bank. The Common Stock of the Company is being offered to the public in accordance with a Plan of Conversion. The Plan of Conversion must be approved by the Administrator of the Savings Institutions Division of the North Carolina Department of Commerce (the "Administrator") and the Federal Deposit Insurance Corporation (the "FDIC") and by a majority of the votes eligible to be cast by members of the Bank. The offering will not go forward if the Bank does not receive these approvals and the Company does not sell at least the minimum number of shares.

         The shares of Common Stock are first being offered pursuant to nontransferable subscription rights in a Subscription Offering. Depositor and borrower members as of certain eligibility dates will receive subscription rights. Shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering with preference given to certain residents of Anson County, North Carolina.

================================================================================
                                TERMS OF OFFERING

An independent appraiser has estimated the market value of the converted Bank to be between $5,610,000 and $7,590,000, which establishes the number of shares to be offered at a price of $10.00 per share. Subject to the approval of the Administrator, up to 872,850 shares, an additional 15% above the maximum number of shares, may be offered. Based on these estimates, we are making the following offering of shares of Common Stock:

         .        Price Per Share:                      $10.00

         .        Number of Shares Minimum/
                  Maximum, as adjusted:                 561,000 to 872,850

         .        Offering Expenses:                    $488,000 to $566,000

         .        Net Proceeds to the Company
                  Minimum/Maximum, as adjusted:         $5,122,000 to $8,163,000

         .        Net Proceeds Per Share
                  Minimum/Maximum, as adjusted:         $9.13 to $9.35

Please refer to Risk Factors beginning on page 1 of this document.

These securities are not deposits or accounts and are not insured or guaranteed by the FDIC or any other government agency.

Neither the Securities and Exchange Commission, the Administrator, the FDIC, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For information on how to subscribe, call the Stock Information Center at (704) 694-2122.

                            TRIDENT SECURITIES, INC.
              The date of this Prospectus is                , 1998.
                                             ---------------

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
Questions and Answers About the Stock Offering....................................................................4
Summary...........................................................................................................6
Selected Financial and Other Data of the Bank.....................................................................9
Risk Factors.....................................................................................................10
Anson Bancorp, Inc...............................................................................................15
Anson Savings Bank, SSB..........................................................................................15
Use of Proceeds..................................................................................................16
Dividend Policy..................................................................................................18
Market for Common Stock..........................................................................................19
Capitalization...................................................................................................19
Pro Forma Data...................................................................................................22
Historical and Pro Forma Capital Compliance......................................................................27
Stock Purchases by Directors and Executive Officers..............................................................29
Management's Discussion and Analysis of Financial Condition and Results of Operations............................31
Business of the Company..........................................................................................42
Business of the Bank.............................................................................................43
Taxation.........................................................................................................62
Supervision and Regulation.......................................................................................64
Management of the Company........................................................................................75
Management of the Bank...........................................................................................76
Description of Capital Stock.....................................................................................84
Anti-Takeover Provisions Affecting the Company and the Bank......................................................86
Certain Provisions of the Charters and Bylaws of the Company and the Bank........................................91
The Conversion...................................................................................................91
Legal Opinions..................................................................................................108
Experts.........................................................................................................108
Registration Requirements.......................................................................................109
Additional Information..........................................................................................109
Glossary........................................................................................................A-1

         This document contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 1 of this document.

         Please see the Glossary beginning on page A-1 for the meaning of capitalized terms that are not defined in this document.

                             ANSON SAVINGS BANK, SSB

                            WADESBORO, NORTH CAROLINA





                            [INSERT MAP FROM TRIDENT]

                QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q.       What is a mutual to stock conversion?

A. The Conversion is a change in the Bank's form of organization. Currently, the Bank operates as a North Carolina chartered mutual savings bank with no stockholders. As a result of the Conversion, it will become a North Carolina chartered stock savings bank. As part of the Conversion, the Company is offering for sale shares of its Common Stock. The Company will be the sole stockholder of the Bank and will purchase the Bank's stock in exchange for a portion of the proceeds from its offering.

Q.       What is the purpose of the Conversion and the Offering?

A. As a stock savings bank operating through a holding company structure, the Bank will have the ability to plan and develop long-term growth and improve its future access to the capital markets. The stock offering will increase the Bank's capital and the amount of funds available for lending and investment activities. This provides greater flexibility to diversify operations and expand into other geographic markets if the Bank chooses to do so. If the Company's earnings are sufficient in the future, stockholders might also receive dividends and benefit from the possible long-term appreciation of the Company's stock price.

Q.       How many shares of stock will be sold?

A. Between 561,000 and 759,000 shares of Common Stock will be sold, all at a price of $10.00 per share. The number of shares to be sold may be increased to 872,850 shares without further notice to you, subject to receipt of approval of the Administrator, if market or financial conditions change prior to completion of the Conversion.

Q.       How do I purchase the stock?

A. You must complete and return the Order Form to the Company and the Bank together with your payment or your authorization for withdrawal of the payment amount from an account you have with the Bank, on or before _____________, 1998. See pages 95 to 102.

Q.       How much stock may I purchase?

A. The minimum purchase is 50 shares (or $500). The maximum purchase per eligible depositor in the Subscription Offering is 10,000 shares (or $100,000). In certain instances, your purchase might be grouped together with purchases by persons with other accounts with whom you are affiliated or related and in that event the aggregate purchases may not exceed 15,000 shares (or $150,000). The Bank may decrease or increase the maximum purchase limitation without notifying you.

         If shares are sold in a Community Offering, the maximum number of shares that may be purchased by any party in the Community Offering is 10,000 shares (or $100,000). As with the Subscription Offering, in certain circumstances your purchase may be combined with the number of shares purchased by other parties with whom such party is affiliated or related and in that event the aggregate purchases may not exceed 15,000 shares (or $150,000). See pages 105-106.

Q.       What happens if there are not enough shares to fill all orders?

A. You might not receive any or all of the shares you want to purchase. If there is an over subscription, the Common Stock will be offered on a priority basis to the following persons:

         . Eligible Accounts Holders - Persons who had a deposit account with the Bank on September 30, 1996 with a balance of at least $50.00. Any remaining shares will be offered to:

         . Supplemental Eligible Account Holders - Persons who had a deposit account with the Bank on March 31, 1998 with a balance of at least $50.00. Any remaining shares will be offered to:

         . Other Members - Other depositors and certain borrowers of the Bank, as of [Record Date], 1998.

         If the above persons do not subscribe for all of the shares, the remaining shares will be offered to directors, officers and employees of the Bank who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members and to certain members of the general public with preference given to people who live in Anson County, North Carolina. In the event there is an oversubscription in any category, the shares will be allocated among all subscribers in that category in accordance with a formula set out in the Plan and described in "THE CONVERSION". See pages 96 to 97.

Q. What particular factors should I consider when deciding whether or not to buy the stock?

A. In order to make an informed investment decision, you should read this entire Prospectus, particularly the section entitled "Risk Factors."

Q. As a depositor or borrower member of the Bank, what will happen if I do not purchase any stock?

A. You presently have voting rights while the Bank is in the mutual form; however, once the Bank converts to the stock form you will lose your voting rights unless you purchase stock. You are not required to purchase stock. Your deposit account, certificate accounts and any loans you may have with the Bank will not be affected. See pages 93 to 95.

Q. Who can help answer any other questions I may have about the stock offering?

A. In order to make an informed investment decision, you should read this entire document. In addition, you should contact:

                            Stock Information Center
                               Anson Bancorp, Inc.
                             211 South Greene Street
                         Wadesboro, North Carolina 28170
                                 (704) 694-2122

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read carefully this entire document, including the financial statements and the notes to the financial statements of the Bank.

Anson Bancorp, Inc.

         Anson Bancorp, Inc. was formed on March 2, 1998 as a North Carolina corporation to be the holding company for the Bank. The Company is not an operating company and has not engaged in any significant business to date. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See page 15.

Anson Savings Bank, SSB

         The Bank is a community and customer oriented North Carolina chartered mutual savings bank that has been in operation since December 4, 1889 with one office located in Wadesboro, North Carolina. The Bank has been a member of the Federal Home Loan Bank ("FHLB") system since 1939 and its deposits have been federally insured since 1959. The Bank emphasizes residential mortgage lending, primarily originating one-to-four-family mortgage loans in its primary market area, Anson County, North Carolina. To a lesser extent, the Bank also makes nonresidential real estate loans, construction loans and loans secured by deposit accounts. The Bank is a portfolio lender, meaning that it does not originate loans for sale in the secondary market. At December 31, 1997, the Bank had total assets of $20.7 million, deposits of $16.7 million, and equity of $3.9 million. See pages 15 to 16.

The Stock Offering

         The Company is offering between 561,000 and 759,000 shares of Common Stock at $10.00 per share. Subject to approval by the Administrator, the number of shares to be sold may be increased to 872,850 shares without future notice if market or financial conditions change prior to completion of the Conversion.

Stock Purchases

         The Company is first offering its shares of Common Stock in a Subscription Offering. Depositor and borrower members as of certain eligibility dates will receive subscription rights. The shares of Common Stock will be offered on a priority basis as follows: Eligible Account Holders, Supplemental Eligible Account Holders, Other Members and directors, officers and employees of the Bank who do not qualify in the above-listed categories. Any remaining shares may be offered in a Community Offering or in a Syndicated Community Offering. See pages 95 to 103.

Subscription Rights

         You may not sell or assign your subscription rights. Any transfer of subscription rights is prohibited by law. All persons exercising their subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of shares. The Bank intends to pursue any and all legal and equitable remedies in the event the Bank becomes aware of the transfer of subscription rights. The Bank will reject orders that are determined to involve the transfer of such rights.

The Offering Range and Determination of the Price Per Share

         The offering range is based on an independent appraisal of the pro forma market value of the Common Stock by Ferguson & Company ("Ferguson"), an appraisal firm experienced in appraisals of savings institutions. The pro forma market value of the shares is the Bank's market value after giving effect to the sale of shares in this offering. Ferguson has estimated that in its opinion as of February 27, 1998, such value ranged between $5,610,000 and $7,590,000 (with a midpoint of $6,600,000) (the "Estimated Valuation Range"). The appraisal was based in part upon the Bank's financial condition and operations and the effect of the additional capital raised by the sale of Common Stock in this offering. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving conversions of mutual savings institutions. The appraisal will be updated prior to the consummation of the Conversion. If the updated pro forma market value of the Common Stock is either below $5,610,000 or above $8,728,500, the Company will notify you and you will have the opportunity to modify or cancel your order. See pages 97 to 101.

Termination of the Offering

         The Subscription Offering will terminate at 12:00 noon, Eastern Time, on __________________, 1998. The Community Offering, if any, may terminate at any time without notice but no later than __________________, 1998, without approval by the Administrator.

Benefits to Management from the Offering

         Following the Conversion, the Bank intends to implement a management recognition plan ("MRP") under which directors and employees of the Bank will be entitled to receive awards of restricted stock at no cost to them and a stock option and incentive plan (the "Option Plan"), which will benefit the Bank's employees and directors. However, the MRP and Option Plan may not be adopted until at least six months after the Conversion and are subject to stockholder approval and compliance with FDIC regulations if adopted within the first year following the Bank's Conversion. See pages 79 to 84.

Use of the Proceeds from the Sale of Common Stock

         The Company will retain up to 50% of the net proceeds from the offering and will use the balance to purchase all the capital stock to be issued by the Bank in the Conversion. The amount retained by the Company will serve as a possible source of funds for the payment of dividends to stockholders or to repurchase shares of Common Stock in the future and for general corporate purposes. Net proceeds paid to the Bank will become part of the Bank's general funds and will be initially invested in mortgage and other loans and investments consistent with the Bank's investment policy. See pages 16 to 18.

Dividends

         After the Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. The Company expects to pay annual dividends on the Common Stock at a rate of $0.30 per share. In addition, the Board of

Directors may determine from time to time to pay special, nonrecurring cash dividends. No assurances can be given that any dividends will in fact be paid on the Common Stock. See page 18.

Market for the Common Stock

         The Company, as a newly organized company, has never issued capital stock; consequently, there is no market for its Common Stock at this time. The Bank and the Company have engaged Trident Securities, Inc. ("Trident Securities") as a financial advisor and to assist in the marketing of the shares of Common Stock, on a best efforts basis, in the stock offering. The Company intends to list the Common Stock over-the-counter through the OTC "Electronic Bulletin Board" under the symbol "______". Since the size of the offering is small, it is unlikely that an active and liquid trading market for the shares will develop and be maintained. Investors should have a long-term investment intent. Purchasers may not be able to sell their shares when they desire or to sell the shares at a price equal to or above $10.00. See page 19.

Important Risks in Owning the Company's Common Stock

         Before you decide to purchase stock in the offering, you should read carefully the "Risk Factors" section beginning on page 10 of this document.

                              SELECTED FINANCIAL
                          AND OTHER DATA OF THE BANK

         Set forth below are summaries of historical financial and other data of the Bank. This information is derived in part from, and should be read in conjunction with, the Financial Statements and Notes to Financial Statements of the Bank presented elsewhere herein and with the section of this Prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

                                                  At or for the Six Months
                                                     Ended December 31,               At or for the Year Ended June 30,
                                                 -------------------------            ---------------------------------
                                                   1997                1996                 1997                 1996
                                                   ----                ----                 ----                 ----
                                                                     (Dollars in Thousands)
Financial condition data:
  Total assets                                   $  20,723            $  20,695            $ 20,720             $ 21,456
  Investments/(1)/                                   8,794                8,346               8,700                9,122
  Loans receivable, net                             11,323               11,730              11,423               11,572
  Deposits                                          16,656               16,889              16,791               17,623
  Equity/(2)/                                        3,859                3,624               3,756                3,621

Operating data:
  Interest income                                      718                  743               1,442                1,559
  Interest expense                                     412                  419                 819                  894
                                                       ---                  ---                 ---                  ---
    Net interest income                                306                  324                 623                  665
                                                       ---
  Provision for loan losses                              -                    1                   5                    7
                                                    ------               ------                  --                   --
    Net interest income after
      provision for loan losses                        306                  323                 618                  658
  Noninterest income                                     4                    1                   6                    2
  Noninterest expense/(3)/                             232                  348                 555                  481
                                                       ---                  ---                 ---                  ---
     Income (loss) before income taxes                  78                 (24)                  69                  179
  Income tax expense (benefit)                          17                  (4)                  19                   52
                                                        --                -----                 ---                   --
    Net income (loss)                              $    62               $ (20)                $ 50                $ 127
                                                   =======               ======                ====                =====


Selected Other Data:
  Number of outstanding loans                          383                  404                 397                  408
  Number of deposit accounts                         1,702                2,083               1,754                1,876
  Number of full-service offices open                    1                    1                   1                    1
  Return on average assets/(4)/                       .60%              (.14) %                .24%                 .58%
  Return on average equity/(4)/                      3.24%              (.82) %               1.34%                3.57%
  Average equity to average assets                  18.50%               17.16%              17.81%               16.37%
  Interest rate spread                               2.25%                2.37%               2.29%                2.39%
  Net yield on average interest-
     earning assets                                  3.09%                3.15%               3.15%                3.16%
  Average interest-earning assets
     to average interest-bearing liabilities       120.00%              119.00%             119.00%              118.00%
  Ratio of noninterest expense to
     average total assets/(4)/                       2.24%                3.29%               2.65%                2.23%
  Nonperforming assets to total assets               1.51%                1.29%               1.16%                 .92%
  Loan loss reserves to nonperforming
       loans at period end                          32.05%               35.63%              41.67%               47.98%

---------------------------------------
(1) Includes interest-earning deposits, federal funds sold, FHLB stock and investment securities.
(2) Includes unrealized gains on investments amounting to $244,000, $155,000, $204,000 and $119,000 at December 31, 1997 and 1996, and June 30, 1997 and 1996,
respectively.
(3) Includes a non-recurring expense of $114,000 for the six months ended December 31, 1996 and the year ended December 31, 1997 for a one-time premium to recapitalize the SAIF.
(4) Annualized for the six months ended December 31, 1997 and 1996.

                                  RISK FACTORS

         In addition to the other information presented in this Prospectus, investors should carefully consider the following risk factors before deciding whether to invest in the Common Stock.

Potential Impact of Changes in Interest Rates

         The results of operations of the Bank, as with savings institutions generally, are dependent to a large degree on its net interest income, which is generally the difference between interest income from loans and investments and interest expense on deposits and borrowings. Approximately 99.5% of the Bank's mortgage loans have rates of interest which are fixed for the term of the loan and are originated generally with terms of up to 15 years, while deposit accounts have significantly shorter terms to maturity. Because the Bank's interest-earning assets generally have fixed rates of interest and have longer effective maturities than the Bank's interest-bearing liabilities, the yield on the Bank's interest earning assets generally will adjust more slowly to changes in interest rates than the cost of the Bank's interest-bearing liabilities. The slower adjustment of interest earning assets as compared to interest-bearing liabilities results in the Bank having a "negative gap." At December 31, 1997, the Bank's cumulative one year interest rate gap as a percentage of total interest-earning assets was negative 41.01% and its cumulative three year interest rate gap as a percentage of total interest-earning assets was a negative 39.00%. As a result, the Bank's net interest income will be adversely affected by material and prolonged increases in interest rates. In addition, rising interest rates may adversely affect the Bank's earnings because there might be a lack of customer demand for loans.
See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset/Liability Management".

         Changes in interest rates also can affect the average life of loans and mortgage-backed securities. The relatively lower interest rates in recent periods have resulted in increased prepayments of loans and mortgage-backed securities, as borrowers refinanced their mortgages in order to reduce their borrowing cost. Under these circumstances, the Bank is subject to reinvestment risk to the extent that it is not able to reinvest such prepayments at rates which are comparable to the rates on the prepaid loans or securities. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Asset/Liability Management."

Risk Associated with Nonconforming Loans

         The Bank does not originate its one-to-four-family loans with the intention that they will be sold in the secondary market. It generally originates loans satisfying its underwriting requirements which are tailored for its local community but which may not satisfy various requirements imposed by FHLMC or FNMA. For example, the Bank may not require title insurance and may not obtain all of the loan documentation normally required by FHLMC and FNMA. As a result, to the extent such loans are sold in the secondary market, they may not be sold on terms as favorable as those originated in conformity with secondary market requirements. In addition, loans which are not originated in conformity with the purchase requirements of FHLMC and FNMA, or nonconforming loans, are generally thought to have greater risks of default and nonperformance; however, the Bank has not experienced a greater level of nonperformance with its nonconforming loans. See "BUSINESS OF THE BANK -- Origination and Sale of Loans." These loans satisfy a need in the Bank's local community and generally produce a higher yield than would be produced by conforming loans. At December 31, 1997, all of the loans in the Bank's portfolio were nonconforming.

Anticipated Low Return on Equity Following Conversion

         The Bank's return on equity was below industry standards for the six months ended December 31, 1997. At December 31, 1997, the Bank's ratio of average equity to average assets was 18.50%. On a pro forma basis at December 31, 1997, assuming the sale of 759,000 shares of Common Stock in the Conversion, the Bank's ratio of equity to assets would have been 38.24%. With its higher capital position as a result of the Conversion, it is doubtful that the Bank will be able to quickly deploy the capital raised in the Conversion in loans and other assets in a manner consistent with its underwriting standards and operating philosophies and in a manner which will generate earnings to support its high capital position. The cost of the implementation of the MRP following the Conversion is also expected to reduce the Company's return on equity. As a result, it is expected that the Company's return on equity initially will be below industry norms. Consequently, investors expecting a return on equity which will meet or exceed industry norms for the foreseeable future should carefully evaluate and consider the risk that such returns will not be achieved.

         Following the Conversion, the Company may consider plans to reduce capital if the opportunities to deploy it prudently are not found. Such plans may include payment of cash dividends and repurchasing shares. Any such steps would be taken based on conditions as they exist following the Conversion and in compliance with applicable regulations which limit the Company's ability to pay dividends and repurchase its stock. See "USE OF PROCEEDS," "DIVIDEND POLICY" and "SUPERVISION AND REGULATION -- Regulation of the Company -- General" and "-- Dividend Limitations" and "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions."

Limited Market for the Common Stock

         The Company, as a newly organized company, has never issued capital stock, and consequently, there is no established market for the Common Stock at this time. Following the completion of the offering, it is anticipated that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board. Trident Securities is expected to make a market in the Common Stock, by developing and maintaining historical stock trading records, soliciting potential buyers and sellers of shares and attempting to match buy and sell orders. In connection with its market making activities, Trident may buy or sell shares from time to time for its own account. However, Trident Securities will not be subject to any obligation with respect to such efforts.

         An active and liquid public trading market for the securities of any issuer, including the Common Stock, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. Due to the size of the Company's offering (660,000 shares at the midpoint of the Estimated Valuation Range), it is unlikely that a stockholder base large enough to create an active trading market will develop and be maintained. Further, even if a market develops, there can be no assurance that the shares of Common Stock offered in the Conversion can be resold at or above the purchase price after completion of the Conversion. Purchasers should consider the potentially illiquid and long-term nature of their investment in the shares of the Common Stock. The aggregate price of the Common Stock is based upon an independent appraisal of the pro forma market value of the Common Stock. However, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at or above the $10.00 purchase price.

Risks Associated with Anson's Primary Market Area; Limited Lending Opportunities; Competition

         The Bank's office is located in Anson County, North Carolina, where the Bank originates a substantial majority of its loans. Anson County is rural with an approximate population of 24,309. Population growth and per capital income levels for Anson County are lower than comparable levels for North Carolina and the nation, while unemployment rates are higher. Management regards the Anson County market as a low growth area in which there is significant competition among financial services providers for market share. See "BUSINESS OF THE BANK -- Competition". The lower income levels and lower rates of growth in Anson County has limited residential mortgage lending opportunities in its primary market area, and management does not anticipate that residential mortgage lending opportunities will increase in the future because of the lack of growth in the local economy. In addition, lower income levels and low rates of growth in Anson County could result in an increase in the number of delinquent or nonperforming loans and reduce the value of the collateral securing such loans, adversely affecting the Bank's financial condition and results of operations. See "BUSINESS OF THE BANK -- Market Area".

Cost and Possible Dilutive Effect of the MRP and Option Plan

         It is expected that the stockholders of the Company will be asked to approve the Option Plan and the MRP at a meeting of stockholders after the Conversion. Under the MRP, directors and employees of the Bank are expected to be awarded an aggregate amount of Common Stock equal to 4% of the shares issued in the Conversion. Under the Option Plan, directors and employees of the Bank are expected to be granted options to purchase an aggregate amount of Common Stock equal to 10% of the shares issued in the Conversion at exercise prices equal to the market price of the Common Stock on the date of grants. Shares issued to directors and certain employees under the MRP and the Option Plan may be from authorized but unissued shares of Common Stock or they may be purchased in the open market. In the event the shares issued under the MRP and the Option Plan consist of newly issued shares of Common Stock, the interests of existing stockholders would be diluted. If 759,000 shares of the Common Stock are issued in the Conversion, it is expected that options to acquire 759,000 shares of the Common Stock could be granted under the Option Plan, and awards of an additional 30,360 shares could be made under the MRP. At the maximum of the Estimated Valuation Range, if all shares under the MRP and the Option Plan were newly issued, the exercise price was $10.00 for the shares issued pursuant to the options, and all of the options were exercised, the number of outstanding shares of Common Stock would increase from 759,000 to 865,260, the pro forma book value per share of the outstanding Common Stock at December 31, 1997 would have been $13.49 compared with $13.98 if such plans did not exist, and the unannualized pro forma net income per share of the outstanding Common Stock for the six months ended December 31, 1997 would have been $0.21 compared with $0.22 if such plans did not exist. The cost of the shares acquired by the MRP will be expensed over any vesting period set forth in the MRP. If 759,000 shares of Common Stock are issued in the Conversion and the MRP acquired 30,360 shares at a cost of $10.00 per share, the total annual pre-tax expense of the MRP would be $60,720 per year assuming a straight line amortization method over a five-year life. See "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" and "-- Proposed Option Plan."

Anti-Takeover Considerations

         Provisions in the Articles of Incorporation and Bylaws. The Company's Articles of Incorporation and Bylaws contain certain provisions that may discourage attempts to acquire control of the Company that are not negotiated with the Company's Board of Directors. These provisions may result in the Company being less attractive to a potential acquiror and may result in stockholders receiving less for their shares than otherwise might be available in the event of a takeover attempt. In addition, these provisions may have the effect of discouraging takeover attempts that some stockholders might deem to be in their best interests, including takeover proposals in which stockholders might receive a premium for their shares over the then-current market price, as well as making it more difficult for individual stockholders or a group of stockholders to elect directors or to remove incumbent management. The Company's Board of Directors believes, however, that these provisions are in the best interests of the Company and its stockholders because such provisions encourage potential acquirors to negotiate directly with the Board of Directors, which the Board of Directors believes is in the best position to act on behalf of all stockholders.

         These provisions include, among other things, (1) supermajority voting requirements on certain matters, (2) a staggered board of directors, (3) non-cumulative voting for any purpose, (4) limits on the calling of special meetings, (5) the ability of the Board of Directors to issue preferred stock without stockholder action, (6) the removal of directors before the end of their term only for cause and (7) the ability of the Board of Directors to change the number of directors within a range without stockholder action.

         The amended Certificate of Incorporation and Bylaws of the Bank upon its Conversion to stock form also contain certain provisions that might discourage potential takeover attempts of the Bank. See "ANTITAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK."

         Regulatory Provisions. Regulations of the Administrator contain provisions that, for a period of three years after the Conversion, prohibit any person from directly or indirectly acquiring or offering to acquire beneficial ownership of more than 10% of any class of equity security of the Company or the Bank, with certain exceptions, without the prior approval of the Administrator. If any person should acquire beneficial ownership of more than 10% of any class of equity security without prior approval, any shares beneficially owned in excess of 10% would not be counted as shares entitled to vote and would not be voted in connection with any matter submitted to the stockholders for a vote. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK."

         The Change in Bank Control Act, together with North Carolina regulations, require that the consent of the Administrator and Federal Reserve be obtained prior to any person or company acquiring "control" of a savings bank or a bank holding company. Restrictions applicable to the operations of bank holding companies and conditions imposed by the Federal Reserve in connection with its approval of such acquisitions may deter potential acquirors from seeking to obtain control of the Company. See "SUPERVISION AND REGULATION -- Regulation of the Company."

         Agreements With Employees. In connection with the Conversion, the Bank will enter into an employment agreement with Eugene M. Ward, President and Chief Executive Officer. See "MANAGEMENT OF THE BANK -- Employment Agreement." In addition, the Bank intends to adopt a Severance Plan which would benefit its employees in the event there is a change in control of the Company or the Bank. See "MANAGEMENT OF THE BANK -- Severance Plan." The existence of the employment agreement and severance plan may tend to discourage mergers, consolidations, acquisitions or other transactions that would result in a change in control of the Company or the Bank. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK -- The Company -- Anti-Takeover Effect of Employment Agreement and Benefit Plans."

Dependence on Management

         The success of the Bank's operations depends to a considerable degree on its management and, in particular, its President and Chief Executive Officer, Eugene M. Ward, and the loss of his services could adversely affect the Bank. The Bank has attempted to provide for his continued employment by entering into a three-year employment agreement with Mr. Ward. Mr. Ward could terminate his employment at any time, however. See "MANAGEMENT OF THE BANK -- Employment Agreement."

Financial Institution Regulation and Possible Legislation

         The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The Deposit Insurance Funds Act of 1996 ("DIF Act") provides that the Savings Association Insurance Fund ("SAIF") will be merged with the Bank Insurance Fund ("BIF") on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its finding to Congress, which the Treasury Department has done. The Company cannot predict whether any legislation will result from this process or what any such legislation may provide. If Congress does not act to end the separate existence of the thrift industry, the merger of the SAIF and BIF contemplated by the DIF Act will not occur, without some amendment of the DIF Act. Although the SAIF currently meets its statutory reserve ratios, there can be no assurance that it will continue to do so. The financial burden of any future recapitalization of the SAIF, if imposed solely on insured savings associations, would fall on a smaller assessment base than in the past. This could increase the burden on individual institutions, including the Bank. See SUPERVISION AND REGULATION."

         Because the Bank is a North Carolina-chartered state savings bank, any federal legislation providing for a common charter for banks and thrifts is not expected to apply directly to the Bank. However, in addition to eliminating a separate thrift industry, Congress is expected to consider legislation that will restructure the banking and financial services industries generally. While such legislation may not affect the Bank or the Company directly, it may restructure the regulatory and competitive environments in which they operate. The Company cannot predict the effects of such restructuring.

         The Bank is subject to extensive regulation and supervision as a North Carolina chartered savings bank. In addition, the Company, as a bank holding company, is subject to extensive regulation and supervision. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Administrator, the Federal Reserve, the FDIC, the North Carolina General Assembly or the U.S. Congress, could have a material impact on the Company, the Bank, or the Conversion.

Possible Year 2000 Computer Program Problems; Impact of Technological Advances

         As is the case with substantially all financial institutions, rapid and accurate data processing is essential to the operation of the Bank. There is concern that in the year 2000 many computers will "read" entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or be unable to compute payment, interest or delinquency.

         All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. The service bureau of the Bank has advised the Bank that it expects to resolve this potential problem before the year 2000. However, if the service bureau is unable to resolve this potential problem in time, the Bank would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operations of the Bank.

         In addition, the financial services industry frequently introduces new technology-driven products and services which improve customer services and, if used effectively, may enable financial institutions to reduce costs. The Bank's future success will depend, in part, on its ability to address its customers needs by using technology to provide products and services that will satisfy customer demands for convenience, as well as increase the Bank's efficiencies in its operations. There can be no assurances that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services in its market area.


                              ANSON BANCORP, INC.

         The Company was incorporated under North Carolina law on March 2, 1998 at the direction of the Bank for the purpose of acquiring and holding all of the outstanding capital stock of the Bank to be issued in connection with the Conversion. The Company has received conditional approval from the Federal Reserve and the Administrator to become a bank holding company and as such will be subject to regulation by the Federal Reserve and the Administrator. This structure will give the Company greater flexibility than the Bank currently has to expand and diversify its business activities, although there are no current plans regarding expansion or diversification. See "SUPERVISION AND REGULATION -- Regulation of the Company."

         Prior to completion of the Conversion, the Company will not own any material assets or transact any material business. Upon completion of the Conversion, on an unconsolidated basis, the Company will have no significant assets other than the stock of the Bank acquired in the Conversion, and the portion of the net proceeds from the sale of Common Stock in the Conversion which are retained by it. The Company will have no significant liabilities upon completion of the Conversion. The management of the Company is described in "MANAGEMENT OF THE COMPANY." The executive office of the Company is located at the headquarters office of the Bank at 211 South Greene Street, Wadesboro, North Carolina, and its telephone number is (704) 694-2122.

         The existing management of the Company believes that it will be in the best interests of the Company, the Bank and the Company's stockholders for the Company to remain an independent company.


                            ANSON SAVINGS BANK, SSB

         The Bank is a North Carolina-chartered mutual savings bank. The Bank was organized in 1889 and has been a member of the FHLB system since 1939. The deposits of the Bank are insured by the SAIF of the FDIC to the maximum amount permitted by law.

         The Bank is a member of the FHLB of Atlanta, which is one of the twelve regional banks for federally insured savings institutions and other eligible members comprising the FHLB system. As a North Carolina chartered savings bank, the Bank is regulated by the Administrator. The Bank is also subject to regulations of the FDIC with respect to certain other matters and, as a subsidiary of the Company, will be indirectly subject to regulation by the Federal Reserve. See "SUPERVISION AND REGULATION -- Regulation of the Company" and "-- Regulation of the Bank."

         The Bank conducts business through its one full service office in Wadesboro, North Carolina. The Bank's primary market area is Anson County, North Carolina. At December 31, 1997, the Bank had total assets of $20.7 million, net loans of $11.3 million, deposits of $16.7 million and retained earnings of $3.6 million.

         The Bank is a community-oriented financial institution which offers a variety of financial services to meet the needs of the communities it serves. The Bank is principally engaged in the business of attracting deposits from the general public and using such deposits to make one-to-four-family residential real estate loans, non-residential real estate loans, construction loans and loans secured by deposit accounts.

         Revenues of the Bank are derived primarily from interest on loans. The Bank also receives interest income from its investments and interest-earning deposit balances. The Bank also receives non-interest income from transaction and service fees and other sources. The major expenses of the Bank are interest on deposits and general and administrative expenses such as compensation and employee benefits, federal deposit insurance premiums, data processing expenses and occupancy and related expenses.


                                USE OF PROCEEDS

         Although the actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is presently estimated that such net proceeds will be between $5.12 million and $7.05 million, based on the current Estimated Valuation Range. If the gross proceeds of the shares sold are increased to 15% above the maximum of the Estimated Valuation Range, it is estimated that net proceeds will equal $8.16 million. See "PRO FORMA DATA" for the assumptions used to arrive at these amounts. The actual net proceeds may vary materially from the estimated amounts described herein. The Company expects to retain 50% of the proceeds of the Offering and will use the balance to purchase the capital stock of the Bank to be issued in the Conversion.

         The Company expects to use the portion of the net proceeds it retains for working capital and investment purposes. The Company does not expect to have significant operating expenses and anticipates that initially it will invest the net proceeds it retains primarily in interest-earning deposits, U.S. government, federal agency and other marketable securities and mortgage-backed securities. The types and amounts of such investments will vary from time to time based upon the interest rate environment, asset/liability mix considerations and other factors.

         Net proceeds paid to the Bank initially will become part of the Bank's general funds and will be invested primarily in mortgage and other loans, and investments consisting primarily of interest-earning deposit balances, U.S. government and federal agency obligations and other marketable securities in accordance with the Bank's lending and investment policies. The relative amounts to be invested in each of these types of investments will depend upon loan demand, rates of return and asset/liability matching considerations at the time the investments are to be made. Management is not able to predict the yields which will be produced by the investment of the proceeds of the Offering because such yields will be significantly influenced by general economic conditions and the interest rate environment existing at the time the investments are made. Remaining net proceeds paid to the Bank will be used for general corporate purposes.

         The proceeds of the Offering will result in an increase in the Bank's net worth and regulatory capital and may enhance the potential for growth through increased lending and investment activities, branch expansion, ATMs or otherwise. The net proceeds retained by the Company could be used to support the future expansion of operations of the Company through the opening of a branch office in or adjacent to the Bank's primary market area. The Company has no current plans to open any additional office. Payments for shares of Common Stock of the Company made through the withdrawal of existing deposit accounts at the Bank will not result in the receipt of new funds for investment by the Bank.

         Upon completion of the Conversion, the Board of Directors will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Based upon facts and circumstances which may arise following the Conversion, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but are not limited to (i) market and economic factors such as the price at which the Common Stock is trading, the volume of trading, the attractiveness of other investment alternatives in terms of the rates of return and risks involved in the investments, (ii) the ability to increase the book value and earnings per share of the remaining outstanding shares, and improve the Company's return on equity;
(iii) the reduction of dilution to stockholders caused by having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iv) any other circumstances in which repurchases would be in the best interests of the Company and its stockholders.

         Any stock repurchases will be subject to the determination of the Board of Directors that both the Company and the Bank will be capitalized in excess of applicable regulatory requirements after any such repurchases and that capital will be adequate taking into account, among other things, the level of nonperforming assets and other risks, the Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment and tax and other regulatory considerations. Federal regulations require that, subject to certain exceptions, the Company must obtain approval of the Federal Reserve prior to repurchasing Common Stock in excess of 10% of its net worth during any twelve-month period. See "SUPERVISION AND REGULATION -- Regulation of the Company -- Dividend and Repurchase Limitations."

         The Company and the Bank have no present intention to file consolidated tax returns which will preserve for the Company the ability to use a portion of the proceeds to make a return of capital in the future. However, the Company has not made any decision to pay such a return of capital. The Company and the Bank have agreed to notify the FDIC before making a return of capital during the first three years following the Conversion. See "DIVIDEND POLICY."

         At any time following approval of the MRP by the Company's stockholders, it is expected that the MRP may acquire a number of shares of Common Stock equal to 4% of the number of shares issued in the Conversion. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan." Such shares may be acquired in the open market or acquired through the Company's issuance of authorized but unissued shares. In the event shares are acquired in the open market, the funds for such purchase may be provided by the Bank from the proceeds of the Conversion. It is estimated that between 20,400 and 30,360 shares may be acquired by the MRP Trust, assuming the issuance of between 561,000 and 759,000 shares, respectively, in the Conversion. If all such shares were acquired by the MRP in the open market, and if such shares were acquired at a price of $10.00 per share, the Bank would contribute between $204,000 and $276,000, respectively, to the MRP for this purpose.


                                DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare semiannual dividends on the Common Stock, subject to statutory and regulatory requirements. The Company expects to pay annual dividends on the Common Stock at a rate of $0.30 per share which is equal to 3% of the offering price for the Common Stock in the Conversion. The payment of dividends is expected to begin as soon as practicable after completion of the Conversion. In addition, the Board of Directors may determine from time to time that it is prudent to pay special nonrecurring cash dividends. Special cash dividends, if paid, may be in addition to, or in lieu of, regular cash dividends. The Company's Board of Directors will periodically review its policy concerning dividends. Declarations of dividends, if any, by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Company and the Bank, capital requirements, regulatory limitations, the Company's and the Bank's results of operations and financial condition, tax considerations and general economic conditions. Upon review of such considerations, the Board of Directors of the Company may authorize dividends to be paid in the future if it deems such payment appropriate and in compliance with applicable law and regulation. No assurances can be given that any dividends will in fact be paid on the Common Stock or, if dividends are paid, that they will not be reduced or discontinued in the future.

         In connection with the Conversion, the Bank has agreed with the FDIC that, within the first three years after completion of the Conversion, neither the Company nor the Bank will pay any taxable dividend or make any taxable distribution in excess of their current and retained earnings. The Company and the Bank have agreed to notify the FDIC before making a return of capital during the first three years following the Conversion.

         The sources of income to the Company initially will consist of earnings on the capital retained by the Company and dividends paid by the Bank to the Company, if any. Consequently, future declarations of cash dividends by the Company may depend upon dividend payments by the Bank to the Company, which payments are subject to various restrictions. Under current North Carolina regulations, the Bank could not declare or pay a cash dividend if the effect thereof would be to reduce its net worth to an amount which is less than the minimum required by the FDIC and the Administrator. In addition, for a period of five years after the consummation of the Conversion, the Bank will be required, under existing regulations, to obtain the prior written approval of the Administrator before it can declare and pay a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) its net income for the most recent fiscal year, or (ii) the average of its net income after dividends for the most recent fiscal year and not more than two of the immediately preceding fiscal years, if applicable. See "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions." As a result of this limitation, if the Bank had been a stock institution at the end of fiscal 1997 and for the two preceding fiscal years, it could not have paid a dividend in excess of $_______ without the approval of the Administrator.

         As a converted institution, the Bank also will be subject to the regulatory restriction that it will not be permitted to declare or pay a dividend on or repurchase any of its capital stock if the effect thereof would be to cause its regulatory capital to be reduced below the amount required for the liquidation account established in connection with the Conversion. See "THE CONVERSION -- Effects of Conversion --

Liquidation Rights." Also, see "TAXATION -- Federal Income Taxation" for a discussion of federal income tax provisions that may limit the ability of the Bank to pay dividends to the Company without incurring a recapture tax.


                            MARKET FOR COMMON STOCK

         The Company, as a newly organized company, has never issued capital stock, and consequently, there is no established market for the Common Stock at this time. Following the completion of the Offering, it is anticipated that the Common Stock will be traded on the over-the-counter market with quotations available through the OTC Electronic Bulletin Board. Trident Securities is expected to make a market in the Common Stock, by developing and maintaining historical stock trading records, soliciting potential buyers and sellers of shares and attempting to match buy and sell orders. In connection with its market making activities, Trident may buy or sell shares from time to time for its own account. However, Trident Securities will not be subject to any obligation with respect to such efforts.

         An active and liquid public trading market for the securities of any issuer, including the Common Stock, depends upon the presence in the marketplace of both willing buyers and willing sellers of the securities at any given time. Due to the size of the Company's offering (660,000 shares at the midpoint of the Estimated Valuation Range), it is unlikely that a stockholder base large enough to create an active trading market will develop and be maintained. Further, even if a market develops, there can be no assurance that the shares of Common Stock offered in the Conversion can be resold at or above the purchase price after completion of the Conversion. Purchasers of Common Stock should consider the potentially illiquid and long-term nature of their investment in the shares being offered hereby. The aggregate price of the Common Stock is based upon an independent appraisal of the pro forma market value of the Common Stock. However, there can be no assurance that an investor will be able to sell the Common Stock purchased in the Conversion at or above the $10.00 purchase price.


                                CAPITALIZATION

         The following tables present the historical capitalization of the Bank at December 31, 1997 and the pro forma capitalization of the Company at such date after giving effect to the sale of the Common Stock and application of the assumptions set forth under "PRO FORMA DATA," assuming that 561,000, 660,000, 759,000 and 872,850 shares of Common Stock are sold at $10.00 per share (the minimum, midpoint, maximum and 15% above the maximum of the current Estimated Valuation Range). A change in the number of shares issued in the Conversion may materially affect such pro forma capitalization. See "USE OF PROCEEDS" and "THE CONVERSION -- Purchase Price of Common Stock and Number of Shares Offered."


                                                                             Company Pro Forma Capitalization at December 31, 1997
                                                                                                       Based Upon Sale of
                                                                            ------------------------------------------------------
                                                                                              561,000             660,000
                                                                                            shares at a         shares at a
                                                                                              price of           price of
                                                                       Capitalization        $10.00 per         $10.00 per
                                                                         of Bank at          ----------         ----------
                                                                          12/31/97             share               share
                                                                          --------             -----               -----
                                                                                           (In Thousands)
Deposits/(2)/                                                                 $16,656            $16,656             $16,656
Borrowings                                                                         --                 --                  --
                                                                              -------            -------             -------
   Total deposits and borrowings                                              $16,656            $16,656             $16,656
                                                                              =======            =======             =======
Capital Stock:
  Preferred stock, no par value per share:
  authorized - 5,000,000 shares; assumed outstanding  - none
                                                                              $    --            $    --             $    --
  Common Stock, no par value per share;
  authorized - 20,000,000 shares; shares to be outstanding -
as shown                                                                           --                 --                  --
 Paid-in capital                                                                   --              5,122               6,087
 Less:
       Common Stock acquired by MRP/(3)/                                           --               (224)               (264)
Retained earnings -- substantially restricted                                   3,614              3,614               3,614
Unrealized gains on available-for-sale securities, net of tax                     244                245                 245
                                                                                  ---                ---                 ---
Total stockholders' equity                                                     $3,859             $8,757              $9,682
                                                                               ======             ======              ======

                                                                                   759,000                872,850
                                                                                 shares at a            shares at a
                                                                                   price of              price of
                                                                                  $10.00 per        $10.00 per share(1)
                                                                                  ----------        ----------------
                                                                                    share
                                                                                    -----
                                                                                          (In Thousands)
Deposits(2)                                                                            $16,656                 $16,656
Borrowings                                                                                  --                      --
                                                                                       -------                 -------
   Total deposits and borrowings                                                       $16,656                 $16,656
                                                                                       =======                 =======
Capital Stock:
  Preferred stock, no par value per share:
  authorized - 5,000,000 shares; assumed outstanding  - none
                                                                                       $    --                 $    --
  Common Stock, no par value per share;
  authorized - 20,000,000 shares; shares to be outstanding -
as shown                                                                                    --                      --
 Paid-in capital                                                                         7,053                   8,163
 Less:
       Common Stock acquired by MRP(3)                                                    (304)                   (349)
Retained earnings -- substantially restricted                                            3,614                   3,614
Unrealized gains on available-for-sale securities, net of   tax                            245                     245
                                                                                           ---                     ---
Total stockholders' equity                                                             $10,608                 $11,672
                                                                                       =======                 =======

-------------------------------

(1) Represents the number of shares of Common Stock that would be issued in the Conversion after giving effect to a 15% increase in maximum valuation in the Estimated Valuation Range.

(2) Withdrawals from deposit accounts for the purchase of Common Stock are not reflected. Any such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Additionally, assumes that, after the Conversion, a number of shares equal to 4% of the shares of Common Stock offered hereby will be purchased by the MRP. The Common Stock acquired by the MRP is reflected as a reduction of stockholders' equity. See "RISK FACTORS -- Cost and Possible Dilutive Effect of the MRP and Option Plan, footnote 1 to the tables under "PRO FORMA DATA" and "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan".

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $5.12 million and $8.16 million, based upon the following assumptions: (i) 52,000 shares of the Common Stock sold in the Conversion will be sold to the directors and executive officers and their associates (and that Trident Securities will not receive certain compensation with respect to such sales), and none of the shares of Common Stock will be sold in any Syndicated Community Offering pursuant to selected dealer agreements;
(ii) fees will be payable to Trident Securities with respect to the Subscription and Community Offering as described in "THE CONVERSION -- Marketing Arrangements;" and (iii) Conversion expenses, excluding the fees and commissions to Trident Securities, will be approximately $366,000. Actual net proceeds may vary depending upon the number of shares sold to directors, executive officers and their associates, the number of shares, if any, sold in the Syndicated Community Offering pursuant to selected dealer arrangements and the actual expenses of the Conversion. Payments for shares made through withdrawals from the existing Bank deposit accounts will not result in the receipt of new funds for investment by the Bank. However, capital will increase and interest-bearing liabilities will decrease by the amount of such withdrawals. See "THE CONVERSION -- Purchase Price of Common Stock and Number of Shares Offered."

         Under the Plan, the Common Stock must be sold at an aggregate price equal to not less than the minimum nor more than the maximum of the Estimated Valuation Range based upon an independent appraisal. The Estimated Valuation Range as of February 27, 1998 is from a minimum of $5,100,000 to a maximum of $6,900,000 with a midpoint of $6,000,000. However, with the consent of the Administrator and the FDIC, the aggregate price of the Common Stock sold may be increased to up to 15% above the maximum of the Estimated Valuation Range, or to $7,935,000, without a resolicitation and without any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering. See "THE CONVERSION -- Purchase Price of Common Stock and Number of Shares Offered."

         Pro forma consolidated net earnings and book value of the Company at or for the six months ended December 31, 1997 and the year ended June 30, 1997 have been based upon the following assumptions: (i) the sale of shares of Common Stock in connection with the Conversion occurred at the beginning of the periods, and yielded net proceeds available for investment of approximately $4.90 million, $5.82 million, $6.75 million and $7.81 million (based upon the issuance of 561,000, 660,000, 759,000 and 872,850 shares, respectively, at $10.00 per share) on such dates; and (ii) such net proceeds were invested on a consolidated basis at the beginning of the period at a yield of 5.55%, which represents the average one-year treasury rate for the last week of December 1997. The Company did not use the arithmetic average of the Bank's weighted-average yield on interest-earning assets and weighted-average interest rate paid on deposits during the six months ended December 31, 1997 or the year ended June 30, 1997. Management believes that the one-year Treasury rate is a more appropriate rate for purposes of preparing the pro forma data because proceeds from the Conversion are expected to be initially invested in instruments with similar yields and maturities. The effect of withdrawals from deposit accounts for the purchase of Common Stock has not been reflected. Such withdrawals have no effect on pro forma stockholders' equity, and management does not believe that such withdrawals will have a material impact on pro forma net earnings or pro forma net earnings per share. In calculating pro forma net earnings for the six months ended December 31, 1997 and year ended June 30, 1997, an effective combined federal and state income tax rate of 34.00% has been assumed, resulting in a yield after taxes of 3.66%. Historical and pro forma per share amounts have been calculated by dividing the Bank's historical amounts and the Company's pro forma amounts by the indicated number of shares of Common Stock, assuming that such number of shares had been outstanding during the entire period.

         The following pro forma information is not intended to represent the market value of the Common Stock, the value of net assets and liabilities or of future results of operations. The assumption regarding investment yields should not be considered indicative of actual yields for future periods. The following information is not intended to be used as a basis for projection of results of operations for future periods.


                                                                  At or for the Six Months Ended December 31, 1997
                                                     --------------------------------------------------------------------------

                                                          561,000           660,000           759,000              872,850
                                                     shares at $10.00  shares at $10.00   shares at $10.00     shares at $10.00
                                                         per share         per share         per share            per share
                                                         (Minimum)        (Midpoint)         (Maximum)         (Supermaximum)
                                                     ----------------  ----------------   ----------------     ----------------
                                                                  (Dollars in Thousands, except per share amounts)
Gross proceeds                                                $5,610            $6,600             $7,590               $8,729
Less offering expenses and commissions                          (488)             (513)              (537)                (566)
                                                                -----             -----              -----                -----
  Estimated net Conversion proceeds                            5,122             6,087              7,053                8,163
  Less Common Stock to be acquired by MRP/(1)/                  (224)             (264)              (304)                (349)
                                                                -----             -----              -----                -----
 Estimated proceeds available for investment                  $4,898            $5,823             $6,749               $7,813
                                                              ======            ======             ======               ======
Pro forma net income:
  Historical net income                                          $62               $62                $62                  $62
  Pro forma adjustments:
  Pro forma income on net proceeds/(2)/                           90               107                124                  143
   Pro forma MRP adjustments/(1)/                                (16)              (17)               (20)                 (23)
                                                                 ----              ----               ----                 ----
      Pro forma net income                                      $137              $151               $166                 $182
                                                                ----              ====               ====                 ====
Pro forma net income per share/(3)/
   Historical net income per share                             $0.11             $0.09              $0.08                $0.08
   Pro forma adjustments:
      Pro forma income on net proceeds/(2)/                     0.16              0.16               0.16                 0.16
      Pro forma MRP adjustments/(1)/                           (0.03)            (0.03)             (0.03)               (0.03)
                                                               ------            ------             ------               ------
      Pro forma net income per share                           $0.24             $0.23              $0.22                $0.21
                                                               =====             =====              =====                =====
Number of shares used in calculating income per share/(4)/   561,000           660,000            759,000              872,850
                                                             =======           =======            =======              =======
Stockholders' equity (book value)/(3)/
  Historical retained earnings                                $3,859            $3,859             $3,859               $3,859
  Estimated net conversion proceeds                            5,122             6,087              7,053                8,163
  Less common stock acquired by:
      MRP/(2)/                                                  (224)             (264)              (304)                (349)
                                                                -----             -----              -----                -----
      Pro forma stockholders' equity/(3)/                     $8,757            $9,682            $10,608              $11,672
                                                              ======            ======            =======              =======
Pro forma stockholders' equity per share/(4)/
    Historical retained earnings                               $6.88             $5.85              $5.09                $4.42
Estimated net conversion proceeds                               9.13              9.22               9.29                 9.35
Less common stock acquired by:
      MRP/(1)/                                                 (0.40)            (0.40)             (0.40)               (0.40)
                                                               ------            ------             ------               ------
      Pro forma stockholders' equity per share/(3)/           $15.61            $14.67             $13.98               $13.37
                                                              ======            ======             ======               ======
Pro forma price to book value/(5)/                              64.1%             68.2%              71.5%                74.8%
                                                                =====             =====              =====                =====
Pro forma price to earnings (P/E ratio)/(6)/                    20.8x             21.7x              22.7x                23.8x
                                                                ====              ====               ====                 ====
Number of shares used in calculating equity per share/(4)/   561,000           660,000            759,000              872,850
                                                             =======           =======            =======              =======

----------------------------------------
(1) It is assumed that the MRP will purchase a number of shares equal to 4% of the shares of Common Stock issued in the Conversion for issuance to directors, officers and employees, subject to approval by the Company's stockholders. If the MRP is approved by the stockholders, the MRP intends to acquire the Common Stock either through open market purchases or from authorized but unissued shares of Common Stock of the Company. Funds used by the MRP to purchase the shares will be contributed to the MRP by the Bank. In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Conversion purchase price of $10.00 per share, and that 20% of the amount contributed was amortized to expense annually during the period (the MRP will be amortized over a five-year period), net of income tax at an assumed combined federal and state rate of 34%. The issuance of authorized but unissued shares of the Company's Common Stock to the MRP instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.9%; pro forma net earnings per share would be $0.24, $0.23, $0.22 and $0.21 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, for the six-month period ended December 31, 1997; pro forma price to earnings ratio would be 20.8, 21.7, 22.7 and 23.8; and pro forma stockholders' equity per share would be $15.39, $14.49, $13.82 and $13.24 at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range, respectively, at December 31, 1997. There can be no assurance that stockholder approval of the MRP will be obtained, or that the actual purchase price of the shares will be equal to the Conversion purchase price. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan."

(2) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Option Plan. See "MANAGEMENT OF THE BANK -- Proposed Option Plan." If the Option Plan is approved by the stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, or 56,100, 66,000, 75,900 and 87,285 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of the options to be granted under the Option Plan. The issuance of Common Stock pursuant to exercise of options under the Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Option Plan and exercise of all options at the beginning of the period at an exercise price of $10.00 per share, and the issuance of authorized but unissued shares upon exercise of such options, the pro forma net earnings per share would be $0.24, $0.22, $0.21 and $0.21, respectively, and pro forma stockholders' equity per share would be $15.10, $14.25, $13.62, and $13.07, respectively, at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Valuation Range.

(3) The retained earnings of the Bank will be substantially restricted after the Conversion. See "DIVIDEND POLICY," "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions."

(4) Earnings per share is calculated based on the number of shares outstanding indicated in the previous tables which include shares to be acquired by the MRP. The FASB has issued Statement #128, Earnings per Share (EPS), which requires presentation of EPS for basic and diluted per-share amounts. Diluted per-share amounts assume the Conversion, exercise or issuance of all potential common stock instruments. Application is required for annual and interim periods ending after December 15, 1997 with earlier application not permitted.

(5) Pro forma net earnings per share have been annualized for purposes of this ratio.


                                                                      At or For the Year Ended June 30, 1997
                                                     --------------------------------------------------------------------------
                                                         561,000           660,000           759,000              872,850
                                                     shares at $10.00  shares at $10.00   shares at $10.00     shares at $10.00
                                                         per share         per share         per share            per share
                                                         (Minimum)        (Midpoint)         (Maximum)          (Supermaximum)
                                                     ----------------  ----------------   ----------------     ----------------
                                                                   (Dollars in Thousands, except per share amounts)
Gross proceeds                                                $5,610            $6,600             $7,590               $8,729
Less offering expenses and commissions                          (488)             (513)              (537)                (566)
                                                                -----             -----              -----                -----
  Estimated net Conversion proceeds                            5,122             6,087              7,053                8,163
  Less Common Stock to be acquired by MRP/(1)/                  (224)             (264)              (304)                (349)
                                                                -----             -----              -----                -----
 Estimated proceeds available for investment                  $4,898            $5,823             $6,749               $7,813
                                                              ======            ======             ======               ======
Pro forma net income:
  Historical net income                                          $50               $50                $50                  $50
  Pro forma adjustments:
  Pro forma income on net proceeds/(2)/                          179               213                247                  286
   Pro forma MRP adjustments/(1)/                                (30)              (35)               (41)                 (46)
                                                                ----              ----               ----                 ----
      Pro forma net income                                      $200              $228               $257                 $290
                                                                ----              ====               ====                 ====
Pro forma net income per share/(3)/
   Historical net income per share                             $0.09             $0.08              $0.07                $0.06
   Pro forma adjustments:
      Pro forma income on net proceeds/(2)/                     0.32              0.32               0.33                 0.33
      Pro forma MRP adjustments/(1)/                           (0.05)            (0.05)             (0.05)               (0.05)
                                                               ------            ------             ------               ------
      Pro forma net income per share                           $0.36             $0.35              $0.34                $0.33
                                                               =====             =====              =====                =====
Number of shares used in calculating income per share/(4)/   561,000           660,000            759,000              872,850
                                                             =======           =======            =======              =======
Stockholders' equity (book value)/(3)/
  Historical retained earnings                                $3,756            $3,756             $3,756               $3,756
  Estimated net conversion proceeds                            5,122             6,087              7,053                8,163
   Less common stock acquired by:
      MRP/(1)/                                                  (224)             (264)              (304)                (349)
                                                                -----             -----              -----                -----
      Pro forma stockholders' equity/(3)/                     $8,654            $9,579            $10,505              $11,569
                                                              ======            ======            =======              =======
Pro forma stockholders' equity per share/(4)/
    Historical retained earnings                               $6.71             $5.69              $4.96                $4.30
Estimated net conversion proceeds                               9.13              9.22               9.29                 9.35
Less common stock acquired by:
      MRP/(1)/                                                 (0.40)            (0.40)             (0.40)               (0.40)
                                                               ------            ------             ------               ------
      Pro forma stockholders' equity per share/(3)/           $15.43            $14.51             $13.84               $13.25
                                                              ======            ======             ======               ======
Pro forma price to book value/(4)/                              64.8%             68.9%              72.2%                75.4%
                                                                =====             =====              =====                =====
Pro forma price to earnings (P/E ratio)                         27.8x             28.6x              29.4x                30.3x
                                                                ====              ====               ====                 ====
Number of shares used in calculating equity per share/(3)/   561,000           660,000            759,000              872,850
                                                             =======           =======            =======              =======

------------------------------------------
(1) It is assumed that the MRP will purchase a number of shares equal to 4% of the shares of Common Stock issued in the Conversion for issuance to directors, officers and employees, subject to approval by the Company's stockholders. If the MRP is approved by the stockholders, the MRP intends to acquire the Common Stock either through open market purchases or from authorized but unissued shares of Common Stock of the Company. Funds used by the MRP to purchase the shares will be contributed to the MRP by the Bank. In calculating the pro forma effect of the MRP, it is assumed that the required stockholder approval has been received, that the shares were acquired by the MRP at the beginning of the period presented in open market purchases at the Conversion purchase price of $10.00 per share, and that 20% of the amount contributed was amortized to expense annually during the period (the MRP will be amortized over a five-year period), net of income tax at an assumed combined federal and state rate of 34%. The issuance of authorized but unissued shares of the Company's Common Stock to the MRP instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.9%; pro forma net earnings per share would be $0.36, $0.35, $0.34 and $0.33 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, for the year ended June 30, 1997; pro forma price to earnings ratio would be 27.8, 28.6, 29.4 and 30.3 at the minimum, midpoint, maximum and 15% above the maximum of Estimated Valuation Range, respectively, at June 30, 1997. There can be no assurance that stockholder approval of the MRP will be obtained, or that the actual purchase price of the shares will be equal to the Conversion purchase price. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan."

(2) No effect has been given to the issuance of additional shares of Common Stock pursuant to the Option Plan. See "MANAGEMENT OF THE BANK -- Proposed Option Plan." If the Option Plan is approved by the stockholders, an amount equal to 10% of the Common Stock issued in the Conversion, or 56,100, 60,000, 75,900 and 79,350 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, will be reserved for future issuance upon the exercise of the options to be granted under the Option Plan. The issuance of Common Stock pursuant to exercise of options under the Option Plan will result in the dilution of existing stockholders' interests. Assuming stockholder approval of the Option Plan and exercise of all options at the beginning of the period at an exercise price of $10.00 per share, and the issuance of authorized but unissued shares upon exercise of such options, the pro forma net earnings per share would be $0.36, $0.35, $0.34 and $0.34, respectively, at the minimum, midpoint, maximum and 15% above the maximum of Estimated Valuation Range, respectively, at June 30, 1997.

(3) The retained earnings of the Bank will be substantially restricted after the Conversion. See "DIVIDEND POLICY," "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions."

(4) Earnings per share is calculated based on the number of shares outstanding indicated in the previous tables which include shares to be acquired by the MRP. The FASB has issued Statement #128, Earnings per Share (EPS), which requires presentation of EPS for basic and diluted per-share amounts. Diluted per-share amounts assume the conversion, exercise or issuance of all potential common stock instruments. Application is required for annual and interim periods ending after December 15, 1997 with earlier application not permitted.

                   HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

         The Bank is subject to the North Carolina savings bank requirement that net worth, computed in accordance with the requirements of the Administrator, equal or exceed 5% of total assets. As of December 31, 1997, the Bank's net worth, computed in accordance with such requirements, was 17.9% of total assets. In addition, the Bank is subject to the capital requirements of the FDIC. The FDIC requires that institutions which receive the highest rating during their examination process and are not experiencing or anticipating significant growth must maintain a leverage ratio of Tier I capital to total assets (as defined in FDIC regulations) of at least 3%. All other institutions are required to maintain a ratio of 1% or 2% above the 3% minimum with an absolute minimum leverage ratio of not less than 4%. The FDIC also imposes requirements that (i) the ratio of Tier I capital to risk-weighted assets equal at least 4% and (ii) the ratio of total capital to risk-weighted assets equal at least 8%. As demonstrated in the table below, the Bank exceeds the FDIC Tier I and risk-based capital requirements and North Carolina capital requirements on a historical and pro forma basis.

         The following table presents (i) the Bank's historical regulatory capital position on December 31, 1997 and June 30, 1997 and (ii) the Bank's pro forma regulatory capital position on such dates after giving effect to the assumptions set forth under "PRO FORMA DATA" and "CAPITALIZATION" and further assuming that the Company will retain 50% of the net proceeds of the Common Stock sold in the Conversion.


                                                                    Pro Forma Regulatory Capital Position at December 31, 1997/1/
                                                                    -------------------------------------------------------------

                                                  Historical
                                                      at                      Minimum of 561,000         Midpoint of 660,000
                                               December 31, 1997                  Shares at                  Shares at
                                               -----------------               $10.00 per share            $10.00 per share
                                                                               ----------------            ----------------

                                                         Percent of                     Percent of                 Percent of
                                                         ----------                     ----------                 ----------
                                                         Regulatory                     Regulatory                 Regulatory
                                                         ----------                     ----------                 ----------
                                             Amount      Assets/(2)/        Amount      Assets/(2)/    Amount      Assets/(2)/
                                             ------      -----------        ------      -----------    ------      -----------
                                                                             (Dollars in Thousands)
Capital under generally accepted accounting
principles                                   $3,859          18.6%           $6,420          27.6%      $6,903          29.0%
                                             ======          =====           ======          =====      ======          =====

Tier 1 (leverage) capital                    $3,615          17.4%           $6,176          26.5%      $6,659          28.0%
Tier 1 (leverage) capital requirement /(3)/     829           4.0%              931           4.0%         951           4.0%
                                                ---           ----              ---           ----         ---           ----
    Excess                                   $2,786          13.4%           $5,245          22.5%      $5,708          24.0%
                                             ======          =====           ======          =====      ======          -----

Tier 1 risk based capital                    $3,615          46.5%           $6,176          74.6%      $6,659          79.5%
Tier 1 risk based capital requirement           311           4.0%              331           4.0%         335           4.0%
                                                ---           ----              ---           ----         ---           ----
    Excess                                   $3,304          42.5%           $5,845          70.6%      $6,324          75.5%
                                             ======          =====           ======          =====      ======          -----

Total risk based capital                     $3,712          47.8%           $6,273          75.8%      $6,756          80.7%
Total risk based capital requirement            621           8.0%              662           8.0%         670           8.0%
                                                ---           ----              ---           ----         ---           ----
    Excess                                   $3,091          39.8%           $5,611          67.8%      $6,086          72.7%
                                             ======          =====           ======          =====      ======          -----

NC regulatory capital                        $3,712          17.9%           $6,273          26.9%      $6,756          28.4%
NC regulatory capital requirement             1,036           5.0%            1,164           5.0%       1,188           5.0%
                                              -----           ----            -----           ----       -----           ----
    Excess                                   $2,676          12.9%           $5,109          21.9%      $5,568          23.4%
                                             ======          =====           ======          =====      ======          -----


                                                                              Maximum, as Adjusted,
                                                   Maximum of 759,000             of 872,850
                                                       Shares at                   Shares at
                                                    $10.00 per share             $10.00 per share
                                                    ----------------             ----------------

                                                             Percent of                   Percent of
                                                             ----------                   ----------
                                                             Regulatory                   Regulatory
                                                             ----------                   ----------
                                                 Amount      Assets/(2)/       Amount     Assets/(2)/
                                                 ------      -----------       ------     -----------
                                                               (Dollars in Thousands)

Capital under generally accepted accounting
principles                                       $7,386           30.5%       $8,440           33.4%
                                                 ======           =====       ======           =====

Tier 1 (leverage) capital                        $7,142           29.5%       $8,196           32.4%
Tier 1 (leverage) capital requirement /(3)/         970            4.0%        1,012            4.0%
                                                    ---            ----        -----            ----
    Excess                                       $6,172           25.5%       $7,184           28.4%
                                                 ======           =====       ======           =====

Tier 1 risk based capital                        $7,142           84.3%       $8,196           94.4%
Tier 1 risk based capital requirement               339            4.0%          347            4.0%
                                                    ---            ----          ---            ----
    Excess                                       $6,803           80.3%       $7,849           90.4%
                                                 ======           =====       ======           =====

Total risk based capital                         $7,239           85.4%       $8,293           95.5%
Total risk based capital requirement                678            8.0%          695            8.0%
                                                    ---            ----          ---            ----
    Excess                                       $6,561           77.4%       $7,598           87.5%
                                                 ======           =====       ======           =====

NC regulatory capital                            $7,239           29.9%       $8,293           32.8%
NC regulatory capital requirement                 1,213            5.0%        1,265            5.0%
                                                  -----            ----        -----            ----
    Excess                                       $6,027           24.9%       $7,028           27.8%
                                                 ======           =====       ======           =====




--------------------------------
(1)      Assumes a bank-only calculation for regulatory requirements.

(2) For the Tier 1 (leverage) capital and North Carolina regulatory capital calculations, percent is of total average assets. Average assets after investment of net proceeds from the offering at the minimum, midpoint, maximum and 15% above the maximum total $23.3 million, $23.8 million, $24.3 million and $25.3 million, respectively. For the Tier 1 risk-based capital and total risk-based capital calculations, percent is of total risk-weighted assets. Net proceeds were assumed to be invested in short-term treasury securities (0% risk-weight) and one-to-four- family residential mortgage loans (50% risk-weight) with a weighted average risk-weight of 20%. Total risk-weighted assets after investment of net proceeds from the offering at the minimum, midpoint, maximum and 15% above the maximum total $8.3 million, $8.4 million, $8.5 million and $8.7 million, respectively.

(3) As a North Carolina-chartered savings bank, the Bank is subject to the capital requirements of the FDIC and the Administrator. The FDIC requires state-chartered savings banks, including the Bank, to have a minimum leverage ratio of Tier 1 capital to total assets of at least 3%; provided, however, that all institutions, other than those (i) receiving the highest rating during the examination process and (ii) not anticipating any significant growth, are required to maintain a ratio of 1% to 2% above the stated minimum, with an absolute minimum leverage ratio of at least 4%. For the purposes of this table, the Bank has assumed that its leverage capital requirement is 4% of total average assets.

               STOCK PURCHASES BY DIRECTORS AND EXECUTIVE OFFICERS

         Directors, officers and employees of the Bank will be entitled to subscribe for shares of Common Stock in the Subscription Offering in their capacities as such and to the extent they qualify as Eligible Account Holders, Supplemental Eligible Account Holders and Other Members. Shares purchased by such persons will be purchased at the same price per share--$10.00--that will be paid by other purchasers in the Offering. They may also purchase Common Stock in the Community Offering or in the Syndicated Community Offering, if any, subject to the maximum purchase limitations applicable to all purchasers of shares in the Conversion.

         The following table sets forth for the named executive officer and each of the directors of the Bank who intends to purchase Common Stock, and for all executive officers and directors as a group (including in each case, except as otherwise noted, all associates of such persons) the aggregate dollar amount of Common Stock for which such director or executive officer has informed the Bank he intends to subscribe. The amounts reflected in the table are estimates only and the actual shares of Common Stock actually subscribed for by the listed individuals may differ from the amounts reflected in the table. The following table assumes that sufficient shares will be available to satisfy the subscriptions of the Bank's executive officers and directors.


                                                                                       Anticipated
                                                                    Anticipated          Number
                                                                      Amount            of Shares          As a Percent
                                                                    to be Paid            to be              of Shares
Name                                                                for Shares         Purchased/1/          Issued/2/
----                                                                ----------         ---------             ------
Preston A. Burns, Chairman                                             $100,000              10,000               1.52%

John J. Crawford, Director                                              100,000              10,000               1.52%

W. Kenneth Huntley, Director                                             50,000               5,000               0.76%

Emmett S. Patterson, Director                                            10,000               1,000               0.15%

John R. Potter, Director                                                 25,000               2,500               0.38%

H. Patrick Taylor, Jr., Director                                        150,000              15,000               2.27%

Eugene M. Ward, Director, President and Chief                           100,000              10,000               1.52%
Executive Officer

All executive officers and directors as a group (9                     $537,000              53,700               8.14%
                                                                       --------              ------               -----
persons)

---------------------

(1) Grants under the proposed MRP and shares subject to option under the Option Plan, if approved by the stockholders of the Company at a meeting of stockholders following the Conversion, are not aggregated with shares of Common Stock purchased by the executive officers and directors listed above. Under the proposed MRP, if approved by the stockholders of the Company, a number of shares equal to 4% of the shares issued in the Conversion are expected to be issued to directors and certain employees of the Bank. Such shares could be purchased in the open market at any time following approval of the MRP by the Company's stockholders or could be issued out of authorized but unissued shares. Recipients of shares under the MRP will have voting control over such shares regardless of whether such shares have vested. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan."

(2) Based upon the issuance of 660,000 shares of Common Stock which is the number of shares to be issued at the midpoint of the Estimated Valuation Range. The same individuals would subscribe for 9.57% of the shares issued based upon the issuance of 561,000 shares of Common Stock which is the number of shares to be issued at the minimum of the Estimated Valuation Range.


         Without the prior written consent of the Administrator, shares of Common Stock purchased by directors or executive officers of the Bank in the Conversion cannot be sold during a period of one year following the Conversion, except upon death of the director or executive officer. Such restriction also applies to any shares issued to such person as a stock dividend, stock split or otherwise with respect to any of such originally restricted stock.

         In addition, the North Carolina conversion regulations provide that directors and executive officers and their associates are prohibited from purchasing outstanding shares of Common Stock for a period of three years following the Conversion, except from or through a broker or dealer registered with the SEC or Secretary of State of North Carolina, unless the prior written approval of the Administrator is obtained. This provision does not apply to negotiated transactions involving more than 1% of the Company's outstanding Common Stock or to purchases of stock made by or held by one or more tax-qualified or non-tax-qualified employee stock benefit plans of the Bank or the Company which may be attributable to individual executive officers or directors. Purchases and sales of Common Stock by officers and directors will also be subject to the short-swing trading prohibitions contained in Section 16(b) of the Exchange Act, and the short-swing trading and other rules promulgated pursuant to the Exchange Act.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Management's discussion and analysis of financial condition and results of operations is intended to assist in understanding the financial condition and results of operations of the Bank. The information contained in this section should be read in conjunction with the Financial Statements, the accompanying Notes to Financial Statements, and the other sections contained in this Prospectus.

         The Company was incorporated under North Carolina law on March 2, 1998 at the direction of the Bank for the purpose of acquiring and holding all of the outstanding stock of the Bank to be issued in the Conversion. The Company's principal business activities after the Conversion are expected to be conducted solely through the Bank.

         The Bank's results of operations depend primarily on net interest income, which is the difference between interest income from interest-earning assets and interest expense on interest-bearing liabilities. The Bank's principal operating expenses, aside from interest expense, consist of compensation and employee benefits, office occupancy costs, data processing expenses and federal deposit insurance premiums.

Capital Resources and Liquidity

         The objective of the Bank's liquidity management is to ensure the availability of sufficient cash flows to meet all financial commitments and to capitalize on opportunities for expansion. Liquidity management addresses the Bank's ability to meet deposit withdrawals on demand or at contractual maturity, to repay borrowings as they mature, and to fund new loans and investments as opportunities arise.

         The Bank's primary sources of internally generated funds are principal and interest payments on loans receivable, cash flows generated from operations, and cash flows generated by investment, including mortgage-backed securities. External sources of funds include increases in deposits and advances from the Federal Home Loan Bank of Atlanta (FHLB). In recent years, advances from the FHLB have not been a primary source of liquidity for the Bank.

         North Carolina-chartered savings banks must maintain liquid assets equal to at least 10% of total assets. The computation of liquidity under North Carolina regulation allows the inclusion of mortgage-backed securities and investments with readily marketable value, including investments with maturities in excess of five years. The Bank believes that it will have sufficient funds available to meet its anticipated future loan commitments as well as other liquidity needs.

         Following the Conversion, the Company will initially conduct no business other than holding the capital stock of the Bank. In order to provide sufficient funds for its operations, the Company expects to retain at the Company level and invest 50% of the net proceeds of the Conversion. In the future, the Company's primary source of funds, other than income from its investments is expected to be dividends from the Bank. As a North Carolina-chartered stock savings bank, the Bank may not declare or pay a cash dividend on or repurchase any of its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. In addition, for a period of five years after the Conversion, the Bank must obtain written approval from the State of North Carolina Administrator before declaring or paying a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) its net income for the most recent fiscal year end, or (ii) the average of its net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends. As a result of this limitation, if the Bank had been a stock institution at the end of fiscal 1997 and for the two preceding years, it could not have paid a cash dividend in excess of $61,000 without approval of the Administrator. In connection with the Conversion, the Company and the Bank have agreed with the FDIC that, within the first year after completion of the Conversion, they will not pay any dividend or make any distribution that represents, or is characterized as, or is treated for tax purposes as a return of capital. In addition, after the Conversion, the Bank will be subject to the restriction that it will not be permitted to declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would be to cause its net worth to be reduced below the amount required for the liquidation account to be established in connection with the Conversion. (See "THE CONVERSION -- Effects of Conversion" and " -- Liquidation Rights."

Operating Strategy

         The primary goals of management are to increase the Bank's profitability, monitor its capital position and enhance its banking franchise. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the income earned on its interest-earning assets, such as loans and investments, and the cost of its interest-bearing liabilities, consisting of deposits. The Bank's operations are affected to a much lesser degree by non-interest income, such as transaction and other service fee income, and other sources of income. The Bank's net income is also affected by, among other things, provisions for loan losses and operating expenses. The Bank's principal operating expenses, aside from interest expense, consists of compensation and employee benefits, office occupancy costs, data processing expenses and federal deposit insurance premiums. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and policies concerning monetary and fiscal affairs, housing and financial institutions and the attendant actions of regulatory authorities.

         In guiding the operations of the Bank, management has implemented various strategies designed to continue the institution's profitability while maintaining its safety and soundness. These strategies include: (i) emphasizing one-to-four family residential lending; (ii) maintaining asset quality; (iii) controlling operating expenses; and (iv) monitoring interest-rate risk. It is anticipated, subject to market conditions, that the strategies presently in place will be continued following completion of the Conversion.

         Emphasis on One-to-Four-Family Residential Housing. The Bank has been predominantly a one-to-four family residential lender. As of December 31, 1997, approximately 95.88% of its loan portfolio, before net items, was composed of permanent one-to-four-family residential loans. As of such date, an additional 4.27% of its loan portfolio, before net items, was composed of nonresidential real estate loans and 3.23% of its loan portfolio before net items was composed of construction loans. As a result, the Bank has developed expertise in mortgage loan underwriting and origination. The Bank has established methods to generate loan origination through contacts with realtors, homebuilders and past and present customers. The institution also uses advertising and community involvement to gain exposure within the communities is operates.

         Maintenance of Asset Quality. At December 31, 1997, the Bank's ratio of nonperforming assets to total assets was 1.51%. Since 1991, no net loan charge-offs have been necessary. The Bank has attempted to maintain asset quality through its underwriting and collection procedures.

         Control of Noninterest Expenses. The Bank closely monitors its noninterest expenses and seeks to control them while maintaining the necessary personnel to properly serve its customers. Since June 30, 1996, the Bank's ratio of noninterest expenses to average assets has averaged 2.4%. Exclusive of a one-time charge for federal deposit insurance premiums amount of $114,000 in September 1996, the Bank's ratio of noninterest expenses to average assets averaged 2.18%.

Interest Rate Risk

         The Bank's asset/liability management, or interest rate risk management, program is focused primarily on evaluating and managing the composition of its assets and liabilities in view of various interest rate scenarios. Factors beyond the Bank's control, such as market interest rates and competition, may also have an impact on the Bank's interest income and interest expense.

         In the absence of other factors, the yield or return associated with the Bank's earning assets generally will increase from existing levels when interest rates rise over an extended period of time, and conversely interest income will decrease when interest rates decrease. In general, interest expense will increase when interest rates rise over an extended period of time, and conversely interest expense will decrease when interest rates decrease. Therefore, by controlling the increases and decreases in its interest income and interest expense which are brought about by changes in market and interest rates, the Bank can significantly influence its net interest income.

         Net Portfolio Value Analysis. In addition to the interest rate gap analysis as discussed below, management monitors the Bank's interest rate sensitivity through the use of a model which estimates the change in net portfolio value ("NPV") in response to a range of assumed changes in market interest rates. NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet items. The model estimates the effect on the Bank's NPV of instantaneous and permanent 100 to 400 basis point increases and decreases in market interest rates.

         The following table presents information regarding possible changes in the Bank's NPV as of September 30, 1997, based on information provided by the FHLB of Atlanta's interest rate risk model.


                  Change
                in Interest                       Net Portfolio Value
              Rates in basis                      -------------------
                  Points
               (Rate Shock)            Amount          $Change          %Change
               ------------            ------          -------          -------

                                                      ($000's)
              Up 400                  $2,479           $(1,139)           (31%)

              Up 300                   2,780             (838)            (23%)

              Up 200                   3,081             (537)            (15%)

              Up 100                   3,349             (269)             (7%)

              Static                   3,618              --               --

              Down 100                 3,750              132               4%

              Down 200                 3,881              263               7%

              Down 300                 3,991              373              10%

              Down 400                 4,101              483              13%


         The table set forth above indicates that, in the event of a 200 basis point decrease in interest rates, the Bank could experience a 7.0% increase in NPV. In the event of a 200 basis point increase in interest rates, the Bank could experience a 15.0% decrease in NPV.

         Interest Rate Gap Analysis. As a part of the Bank's interest rate risk management policy, the Bank calculates an interest rate "gap". Interest rate "gap" analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The "gap" is the different between the amounts of such liabilities maturing or otherwise repricing within that period which exceeds the amount of interest-earning assets maturity or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a negative gap would generally be expected, absent the effects of other factors, to experience a lower decease in the yield of its assets relative to the cost of its liabilities and its income should be positively affected. Conversely, the cost of funds for an institution with a negative gap would generally be expected to increase more quickly than the yield on its assets in a rising interest rate environment, and such institution's net interest income generally would be expected to be adversely affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a "positive gap."

         The Bank's one year interest sensitivity gap as a percentage of total interest-earning assets at December 31, 1997 was a negative 41.01%. At December 31, 1997 the Bank's three year and five-year cumulative interest sensitivity gaps as a percentage of total interest-earning assets were negative 39.00% and negative 32.49%, respectively.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997 which are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liability. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Passbook accounts, money market deposit accounts or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayments rates and deposit decay rates have been used for any other interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments which will be received throughout the lives of the loans. The interest rate sensitivity of the Bank's assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differed from that indicated by such assumptions.

                                                                          Terms to Repricing at December 31, 1997
                                                     -------------------------------------------------------------------------------

                                                       Six        Six          More Than      More Than
                                                      Months    Months to     1 Years to     3 Years to     More than
                                                     or Less      1 Year        3 Years        5 Years       5 Years        Total
                                                     -------    ---------     ----------     ----------     ---------       -----
                                                                                (Dollars in Thousands)
INTEREST-EARNING ASSETS:

  Loans receivable:
    Adjustable rate residential 1-4 family           $      60   $      --    $       --     $     ---      $     --         $ 60
    Fixed rate residential 1-4 family                      194          68           345         1,197         8,727       10,531
    Other secured real estate - fixed                       --          44            --            78           633          755
    Other loans                                             77          --            --            --            --           77
  Interest-bearing deposits                              5,290          --            --            --            --        5,290
  Investments                                            1,630          --         1,000            41           692        3,363
  FHLB common stock                                         --          --            --            --           143          143
                                                     ---------   ---------     ---------     ---------      --------     --------

         Total interest-earning assets               $   7,251   $     112     $   1,345     $   1,316      $ 10,195     $ 20,219
                                                     =========   =========     =========     =========      ========     ========
INTEREST-BEARING LIABILITIES:

  Deposits:
     Passbook and statement accounts                     3,585          --           --             --            --        3,585
     Money market deposit accounts                         101          --           --             --            --          101
    Certificates of deposit                              5,833       6,135          940             --            --       12,908
                                                     ---------   ---------     ---------     ---------      --------     --------

         Total interest-bearing liabilities          $   9,519   $   6,135     $    940      $      --      $     --     $ 16,594
                                                     =========   =========     =========     =========      ========     ========

INTEREST SENSITIVITY GAP PER PERIOD                     (2,268)     (6,023)         405          1,316        10,195        3,625

CUMULATIVE INTEREST SENSITIVITY GAP                     (2,268)     (8,291)      (7,886)        (6,570)        3,625        3,625

CUMULATIVE GAP AS A PERCENTAGE OF
TOTAL INTEREST-EARNING ASSETS                           (11.21)%    (41.01)%     (39.00)%       (32.49)%       17.93%       17.93%

CUMULATIVE INTEREST-EARNING ASSETS
AS A PERCENTAGE OF INTEREST-BEARING                      76.17%      47.03%       52.48%         60.41%       121.85%      121.85%
LIABILITIES

         Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. Further, the computations do not reflect any actions management may undertake in response to changes in interest rates.

         Certain shortcomings are inherent in the method of analysis presented in both the NPV and net interest income computations and in the gap computations presented in the tables above. Although certain assets and liabilities may have similar maturities or periods within which they will reprice, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, adjustable-rate mortgages have interest rate caps which restrict changes in interest rates on a short-term basis and over the life of the assets. Further, in the event of a change in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in the tables. Finally, the ability of many borrowers to service their adjustable-rate debt may decrease in the event of a sustained interest rate increase.

         The Bank's net income during recent periods has been positively impacted by decreasing interest rates, and its net income in the near future is likely to be reduced if interest rates increase. However, management did not view the Bank's interest rate sensitivity position at December 31, 1997 to be unacceptable in view of the Bank's historical results of operations and highly capitalized position.

         The Bank does not originate its loans for sale, or sell its loans, in the secondary market. This tends to increase its exposure to interest rate risk.

Net Interest Income

         Net interest income represents the difference between income derived from interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is affected by both (i) the difference between the rates of interest earned on interest-earning assets and the rates paid on interest-bearing liabilities ("interest rate spread") and (ii) the relative amounts of interest-earning assets and interest-bearing liabilities ("net earning balance"). The following table sets forth information relating to average balances of the Bank's assets and liabilities for the six months ended December 31, 1997 and 1996 and for the years ended June 30, 1997 and 1996. For the periods indicated, the table reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities (derived by dividing income or expense by the monthly average balance of interest-earning assets or interest-bearing liabilities, respectively) as well as the net yield on interest-earning assets (which reflects the impact of the net earning balance).


                                                                        For the Six Months Ended December 31,
                                        At                 ----------------------------------------------------------------------
                                    December 31,
                                     1997/(1)/                          1997                                  1996
                                    ------------           ---------------------------------    ---------------------------------
                                              Average                               Average                              Average
                                               Yield/      Average                  Yield/      Average                  Yield/
                                  Balance       Rate       Balance    Interest     Rate/(2)/    Balance     Interest    Rate/(2)/
                                  -------       ----       -------    --------     ---------    -------     --------    ---------
Interest earning assets:
   Interest-earning deposits       $5,290       5.48%      $5,335       $150          5.62%      $5,032       $137        5.45%
   Investments/(3)/                 3,504       6.19%       3,059         93          6.08%       3,686        111        6.02%
               ---
   Loans/(4)/                      11,323       7.84%      11,558        475          8.24%      11,842        495        8.36%
         ---                      -------       ----      -------       ----                    -------       ----
Total interest-earning assets      20,117       6.94%      19,952        718          7.21%      20,560        743        7.23%
                                                                        ----                                  ----
Other Assets                          606                     744                                   633
                                  -------                 -------                               -------
      Total Assets                $20,723                 $20,696                               $21,193
                                  =======                 =======                               =======

Interest-bearing liabilities:
   Deposits                       $16,655       4.92%     $16,567        411          4.96%     $17,243        419        4.86%
Other Liabilities                     209                     301                                   313
Retained Earnings                   3,859                   3,828                                 3,637
                                  -------                 -------                               -------
Total liabilities and retained
earnings                          $20,723                 $20,696                               $21,193
                                  =======                 =======                               =======

Net interest income and interest
rate spread/(5)/                                2.02%                   $307          2.25%                   $324        2.37%
                                                                        ====                                  ====
Net yield on interest-earning                                                         3.09%                               3.15%
assets/(6)/
Ratio of interest-earning assets
to interest-bearing liabilities                                                     120.00%                             119.00%

                                                                        For the Year Ended June 30,
                                                  --------------------------------------------------------------------

                                                                 1997                                1996
                                                  ---------------------------------     ------------------------------
                                                                            Average                            Average
                                                  Average                   Yield/      Average                Yield/
                                                  Balance      Interest      Rate       Balance    Interest     Rate
                                                  -------      --------      ----       -------    --------     ----
Interest earning assets:
   Interest-earning deposits                       $4,783        $263       5.50%       $4,218       $242      5.74%
   Investments/(3)/                                 3,635         215       5.91%        4,675        285      6.10%
               ---
   Loans/(4)/                                      11,771         963       8.18%       12,145      1,032      8.50%
         ---                                      -------       -----                  -------      -----
Total interest-earning assets                      20,189       1,441       7.14%       21,038      1,559      7.41%
                                                                -----                               -----
Other Assets                                          731                                  539
                                                  -------                              -------
      Total Assets                                $20,920                              $21,577
                                                  =======                              =======

Interest-bearing liabilities:
   Deposits                                       $16,899         819       4.85%      $17,796        894      5.02%
Other Liabilities                                     296                                  249
Retained Earnings                                   3,725                                3,532
                                                  -------                              -------
Total liabilities and retained
earnings                                          $20,920                              $21,577
                                                  =======                              =======
Net interest income and interest
rate spread/(5)/                                                 $622       2.29%                    $665      2.39%
                                                                 ====                                ====
Net yield on interest-earning                                               3.15%                              3.16%
assets/(6)/
Ratio of interest-earning assets
to interest-bearing liabilities                                           119.00%                            118.00%

---------------------------------------------------
(1) The weighted average rate represents the coupon associated with each asset and liability, weighted by the principle balance associated with each asset and liability.
(2) Average yield/rate for the six months ended December 31, 1997 and 1996.
(3) Includes investment securities and FHLB of Atlanta common stock.
(4) Loans placed on nonperforming status have been included in the computation of average balances.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net yield on interest-earning assets represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

         The following table analyzes the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. The table distinguishes between (i) changes attributable to volume (changes in volume multiplied by the prior period's rate), (ii) changes attributable to rate (changes in rate multiplied by the prior period's volume), and (iii) net change (the sum of the previous columns). The change attributable to both rate and volume (changes in rate multiplied by changes in volume) has been allocated equally to both the changes attributable to volume and the changes attributable to rate.

                                                 Six Months Ended                       Year Ended June 30,
                                                   December 31,                            1997 vs. 1996
                                                                                      -----------------------
                                                   1997 vs. 1996
                                              -----------------------
                                                Increase (Decrease)                     Increase (Decrease)
                                                -------------------                     -------------------
                                                  Attributable to                        Attributable to
                                                  ---------------                        ---------------

                                          Volume        Rate       Total         Volume        Rate          Total
                                          ------        ----       -----         ------        ----          -----
                                                                       (In Thousands)
Interest income on:
   Interest-earning balances                    9           4           13            32          (10)           22
   Investments                               (19)           1         (18)          (62)           (8)         (70)
   Loans                                     (12)         (7)         (19)          (32)          (38)         (70)
                                             ----        ----       ------          ----          ----         ----
         Total interest income               (22)         (2)         (24)          (62)          (56)        (118)
Interest expense:
   Deposits                                  (16)           8          (8)          (45)          (30)         (75)
                                           ------         ---        -----        ------        ------       ------

         Net interest income                  (6)        (10)         (16)          (17)          (26)         (43)
                                         --------     -------      -------       -------       -------       ------

Comparison of Financial Condition

         Total assets of the Bank amounted to $20.73 million at December 31, 1997, compared to $20.72 million at June 31, 1997 and $21.45 million at June 30, 1996. The decline from June 30, 1996 to December 31, 1997 is primarily attributed to the decrease in investments and loans receivable.

         The principal category of earnings assets is loans receivable which amounted to $11.32 million, $11.42 million and $11.57 million at December 31, 1997, June 30, 1997 and 1996, respectively. Loan originations for the six months ended December 31, 1997 total $1.03 million and were funded by loan principal repayments of $1.14 million as the loan portfolio decreased by $100,000. Loan originations for the year ended June 30, 1997 totaled $1.90 million and principal repayments for 1997 totaled $2.05 million. The Bank experience a net decrease in the loan portfolio of $149,000 over 1996. Management believes competitive rates within its community contributed to the decreased loan demand in 1997. The Bank maintains underwriting and credit standards designed to maintain the quality of the loan portfolio. Nonperforming loans at December 31, 1997, June 30, 1997 and 1996 totaled $312,000, $240,000 and $198,000, respectively and were 2.76%, 2.10%
and 1.71% of total loans, respectively.

         In addition to loans, the Bank invests in U.S. Treasury and Government agency securities. Management does not engage in the practice of trading securities, rather, Anson's investment portfolio consists primarily of investments designated and held to maturity. Investment securities, including interest-bearing deposits and FHLB stock, at December 31, 1997, June 30, 1997 and 1996 totaled $8.79 million, $8.70 million and $9.12 million, respectively. The decline in investments and loans is primarily attributed to the decline in deposits.

         The Bank has experienced some decline in savings deposits. At December 31, 1997 and June 30, 1997, the Bank's deposits decreased $135,000 and $832,000 to $16.66 million and $16.79 million, respectively. The Bank has priced its deposits in a fashion to be at or near the top of the market because of its dependence on the local market for funds availability.

         The Bank's equity, which consists entirely of retained earnings and unrealized gains on securities available for sale, net of tax, amounted to $3.86 million, $3.76 million and $3.62 million at December 31, 1997, June 30, 1997 and 1996, respectively. The Bank has classified a portion if its investments as available for sale which requires reporting such investments at market with unrealized gains or losses, net of tax, shown as a separate component of equity. The equity component for net unrealized gains (losses) at December 31, 1997, June 30, 1997 and 1996 amounted to $244,000, $204,000 and $119,000, respectively.

Comparison of Results of Operations for the Six Months Ended December 31, 1997 and 1996

         Net Income. The Bank's net income for the six months ended December 31, 1997 and 1996 was $62,000 and $(20,000) loss, respectively. Net income was positively affected in 1997 by an overall sustained downward trend in interest rates. Net income was negatively affected for the six months ended December 31, 1996 by a one-time charge of $114,000 related to a one-time assessment of deposit insurance premiums by the United States Government. See "Insurance Premium Surcharge". Exclusive of the one-time assessment for insurance premiums, net income for the six months ended December 31, 1997 and 1996 would have been approximately $62,000 and $71,000, respectively. Net interest income has declined in conjunction with the decrease in interest earning assets and liabilities.

         Net Interest Income. Net interest income has decreased 5% to $306,000 for the six months ended December 31, 1997 from $324,000 for the six months ended December 31, 1996. This general decline in net interest income reflects the decrease in both loans receivable and deposits and the downward trend in interest rate spread.

         Provisions for Loan Losses. The provision for loan losses was $0 and $500 for the six months ended December 31, 1997 and 1996, respectively. The provisions and the resulting loan loss allowances are amounts management believes will be adequate to absorb possible losses on existing loans. At December 31, 1997 and 1996, the Bank's loan loss allowances totaled $100,000 and $95,500, respectively, representing 32% and 36%, respectively, of nonperforming loans at such dates. Loans are charged off against the allowance when management believes collectibility is unlikely, although management continues to actively pursue collection of loans which have been charged off. Management decisions regarding the provisions and resulting allowance are based both on prior loan loss experience and other factors, such as existing loan levels and types of loans outstanding, nonperforming loans, industry standards and general economic conditions. The Bank experienced no loan charge-offs during the six months ended December 31, 1997 and 1996.

         Noninterest Income. Noninterest income consists primarily of fees related to safe deposit boxes and other miscellaneous items and amounted to $4,000 and $1,000 for the six months ended December 31, 1997 and 1996, respectively.

         Noninterest Expense. Noninterest expense consisted primarily of operating expenses for compensation and employee benefits, occupancy, federal deposit insurance premiums, data processing charges and other operating expenses. Noninterest expense decreased to $232,000 from $349,000 for the six months ended December 31, 1997 and 1996. Exclusive of the impact of a one-time insurance premium surcharge in December, 1996, see "Insurance Premium Surcharge", noninterest expense decreased from $235,000 to $232,000 for the six months ended December 31, 1996 to the six months ended December 31, 1997. The Bank anticipates that its noninterest expense may increase in the future because of costs associated with funding the MRP with operating as a publicly held company and with purchasing the computer equipment necessary for year 2000 compliance. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" and "RISK FACTORS -- Possible Year 2000 Computer Problems; Impact of Technological Advances".

         Income Taxes. Income tax expense (benefit) was $17,000 and $(4,000) for the six month periods ended December 31, 1997 and 1996, respectively. The fluctuations were primarily attributable to corresponding fluctuations in income before income taxes.

Comparison of Results of Operations for the Years Ended June 30, 1997 and 1996

         Net Income. The Bank's net income for the years ended June 30, 1997 and 1996 was $50,000 and $127,000, respectively. Net income was positively affected in 1997 by an overall sustained downward trend in interest rates. Net income was negatively affected for the year ended June 30, 1997 by a one-time charge of $114,000 related to a one-time assessment of deposit insurance premiums by the United States Government, see "Insurance Premium Surcharge". Exclusive of the one-time assessment for insurance premiums, net income for years ended June 30, 1997 and 1996 would have been approximately $127,000 and $128,000, respectively.

         Net Interest Income. Net interest income for the fiscal year ended June 30, 1997 decreased 6% from the fiscal year ended June 30, 1996 from $655,000 to $623,000. This general decline in net interest income reflects the decrease in both loans receivable and deposits and the downward trend in interest rate spread.

         Provision for Loan Losses. The provision for loan losses was $5,000 and $7,000 for the years ended June 30, 1997 and 1996, respectively. For the years ended June 30, 1997 and 1996, the Bank's loan loss allowances totaled $100,000 and $95,000, respectively, representing 42% and 48%, respectively, of nonperforming loans at such dates. The Bank experienced no loan charge-offs during the years ended June 30, 1997 and 1996.

         Noninterest Income. Noninterest income consists primarily of fees related to safe deposit boxes and other miscellaneous items and amounted to $6,000 and $2,000 for the years ended June 30, 1997 and 1996, respectively.

         Noninterest Expense. Noninterest expense for the years ended June 30, 1997 and 1996 were $555,000 and $481,000, respectively. Exclusive of the impact of a one-time insurance premium surcharge discussed above, general and administrative expenses decreased from $481,000 to $441,000 for fiscal years ended June 30, 1997 and June 30, 1996, respectively. This reduction is largely due to a reduction in payroll and the related tax and fringe benefits.

         Income Taxes. Income tax expense decreased to $19,000 in the fiscal year ended June 30, 1997 from $52,000 in the fiscal year ended June 30, 1996. The fluctuations were primarily attributable to corresponding fluctuations in income before income taxes.

Insurance Premium Surcharge

         A comprehensive continuing appropriations bill which was passed by the United States Congress and signed by the President on September 30, 1996, provided for a one-time assessment to recapitalized the Savings Association Insurance Fund (SAIF). The assessment equaled 65.7 cents per each $100 of insured domestic deposits and was payable in 1996. This assessment had the effect of reducing the capital of the Bank by the amount of the assessment, net of the income tax benefit. The assessment was $114,000 before income taxes and was accrued as an expense during the quarter ended September 30, 1996. As a result of this expense, the Bank experienced a net loss for that fiscal quarter and the six months ended December 31, 1996. (See "SUPERVISION AND REGULATION -- Regulation of the Bank -- Insurance Deposit.")

Recapture of Bad Debts

         Recently enacted federal legislation has repealed the reserve method of accounting for thrift loan debt reserves and would require thrifts to recapture into income over a six-year period their post-1987 additions to their excess bad debt tax reserves, thereby generating additional tax liability. At December 31, 1997, the Bank had no material post-1987 excess reserves.

Impact of Inflation and Changing Prices

         The Financial Statements and Notes thereto presented herein have been prepared in accordance with generally accepting accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike most industrial companies, nearly all the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

         The FASB has issued SFAS No. 123, Accounting for Stock-Based Compensation, which the Bank has not been required to adopt as of December 31, 1997.

         The Statement, which will be in effect for the Bank's fiscal year ending June 30, 1998, will require that an entity account for stock based compensation plans using a fair value based method which measures compensation cost at the grant date based upon the value of the award, which is then recognized over the service period, usually the vesting period. The accounting requirements of the Statement apply to grants of awards entered into in fiscal years that begin after December 15, 1995. The Statement allows entities to continue to use APB Opinion No. 25 to measure compensation cost, but requires that the pro forma effects on net income and earnings per share be disclosed to reflect the difference between the compensation cost, if any, from applying APB Opinion No. 25 and the related cost measured by the fair value method defined in the Statement. The Statement is not expected to have a material effect on the Bank's financial statements, should the Bank elect to adopt a restricted stock plan subsequent to conversion to the stock form, because management is expected to elect to continue to use the accounting and reporting permitted by APB Opinion No. 25 and will disclose the differences, if any, in notes to the financial statements as pro forma effects of not utilizing the fair value method prescribed in SFAS No. 123.

         In February, 1997 the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which is effective for financial statements for periods ending after December 31, 1997. This statement applies to both public and nonpublic entities. The Bank anticipates that adoption of this statement will not have a material effect on the Bank.

         In June, 1997 the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set for general financial statements. Under this statement, enterprises are required to classify items of "other comprehensive income" by their nature in the financial statements and display the balance of other comprehensive income separate in the equity section of a statement of financial position. Statement 130 is effective for both interim and annual periods beginning after December 15, 1997. Comparative financial statements provided for earlier periods are required to be reclassified to reflect the provisions of the statement. It is not anticipated the adoption of this statement will materially effect the Bank's current method of financial reporting.

         Also in June, 1997 the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". This statement establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. Statement 131 is effective for financial statements for period beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated unless it is impractical to do so. It is not anticipated that the adoption of this statement will materially effect the Bank's current method of financial reporting.


                            BUSINESS OF THE COMPANY

         Prior to the Conversion, the Company will not transact any material business. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Company will invest the proceeds of the Conversion which are retained by it. See "USE OF PROCEEDS." Upon consummation of the Conversion, the Company will have no significant assets other than the shares of the Bank's capital stock acquired in the Conversion and that portion of the net proceeds of the Conversion retained by it, and it will have no significant liabilities. Cash flow to the Company will be dependent upon investment earnings from the net proceeds retained by it and any dividends received from the Bank. Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than its officers (who are not anticipated to be separately compensated by the Company), but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future. In the future, the Company may consider using some of the proceeds of the Conversion retained by it to expand its operations in its existing primary market and other nearby areas by acquiring other financial institutions or their branches. The Company has no current plans with respect to any such acquisitions, however. Existing management of the Company believes that it is in the best interest of the Company and its shareholders for the Company to remain an independent company.


                             BUSINESS OF THE BANK

General

         The Bank is engaged primarily in the business of attracting deposits from the general public and using such deposits to make mortgage loans secured by real estate. The Bank makes one-to-four-family residential real estate loans, loans secured by nonresidential real property, and construction loans. The Bank also makes loans which are not secured by real property, such as loans secured by pledged deposit accounts. The Bank's primary source of revenue is interest income from its lending activities. The Bank's other major sources of revenue are interest and dividend income from investments, interest income from its interest-earning deposit balances in other depository institutions, and transaction and fee income from its lending and deposit activities. The major expenses of the Bank are interest on deposits and general and administrative expenses such as employee compensation and benefits, federal deposit insurance premiums, data processing expenses and occupancy expenses.

         As a North Carolina chartered savings bank, the Bank is subject to examination and regulation by the FDIC and the Administrator. Upon consummation of the Conversion, the Bank, as a subsidiary of the Company, will be subject to indirect regulation by the Federal Reserve. The business and regulation of the Bank are subject to legislative and regulatory changes from time to time. See "SUPERVISION AND REGULATION -- Regulation of the Bank."

Market Area

         The Bank's primary market area is Anson County, North Carolina. The Bank also makes loans to residents of Union, Stanley and Mecklenburg counties in North Carolina from time to time. Anson County is rural with a population of 24,309 located on the North Carolina/South Carolina border and Wadesboro is located 50 miles east of Charlotte, North Carolina.

         Employment in the Bank's primary market area is diversified among manufacturing, mining, agriculture, retail and wholesale trade, government and service. Other non-manufacturing employers include the county government, school systems and the county hospital.

         In recent years unemployment rates in Anson County have been high, averaging 9.2% in 1995. But a steady increase in employment over the last year resulted in an average yearly employment of 7.5% through September 1996. However, this rate is still above that of North Carolina and national averages. Comparative data indicates that income levels in Anson County are below the North Carolina and the national average for

1997. From 1990-1994, population in Anson County increased by 1.6% which was below the national and North Carolina averages. Management regards Anson County as a low-growth area in which there is significant competition among financial service providers for market shares. Due primarily of the economic factors discussed above, the Bank has limited residential mortgage lending opportunities in its local market area and does not anticipate that residential mortgage lending opportunities will increase in the future because of lack of growth in the local economy. See "BUSINESS OF THE BANK -- Competition." Management believes that opportunities for future earnings growth in the Bank's primary market area are limited in light of these factors. In addition, lower income levels and low rates of growth in Anson County could result in an increase in the number of delinquent or nonperforming loans and reduce the value of the collateral securing such loans, adversely affecting the Bank's financial condition and results of operations. See "RISK FACTORS -- Risks Associated with Anson's Primary Market Area; Limited Lending Opportunities; Competition".

Lending Activities

         General. The Bank's primary source of revenue is interest and fee income from its lending activities, consisting primarily of mortgage loans for the purchase or refinancing of one-to-four-family residential real property located in its primary market area. The Bank also makes loans secured by multi-family and nonresidential properties, construction loans, and loans secured by pledged deposit accounts. Less than 1.0% of the Bank's loan portfolio, before net items, is not secured by real estate. On December 31, 1997, the Bank's largest single outstanding loan had a balance of approximately $265,000. In addition to interest earned on loans, the Bank receives fees in connection with loan originations, loan modifications, late payments, loan assumptions and other miscellaneous services. The Bank generally does not sell its loans; loans are originated with the intention that they will be held in the Bank's loan portfolio. The Bank also originates mortgage loans with a call feature that varies from five to 15 years, enabling the Bank to call the loan and increase the interest rate from the original fixed contractual rate. Interest on such loans is amortized over the contractual life of the loan. For purposes of the discussion and in the tables that follow, such loans with call provisions are shown as fixed rate loans maturing at the date of the call provisions.

         Loan Portfolio Composition. The Bank's net loan portfolio totaled approximately $11.3 million at December 31, 1997 representing 54.6% of the Bank's total assets at such date. At December 31, 1997, 95.8% of the Bank's loan portfolio, before net items, was composed of one-to-four-family residential mortgage loans. Nonresidential real estate loans represented 4.27% of the Bank's loan portfolio, before net items, on such date. Construction loans represented 3.23% of the Bank's loan portfolio, before net items, on such date. As of December 31, 1997, 0.05% of the loans in the Bank's loan portfolio, before net items, had adjustable interest rates.

         The following table sets forth the composition of the Bank's loan portfolio by type of loan at the dates indicated.

                                                           At December 31,                              At June 30,
                                            -----------------------------------------    -----------------------------------------
                                                   1997                    1996                  1997                 1996
                                            ------------------       ----------------    -------------------    -----------------
                                                         % of                   % of                  % of                  % of
                                             Amount      Total       Amount     Total     Amount       Total    Amount      Total
                                             ------      -----       ------     -----     ------       -----    ------      -----
                                                                               (Dollars in Thousands)
Real estate loans:
    One-to-four-family residential           $10,857      95.88%     $11,295     96.29%    $10,888      95.32%  $11,241     97.14%
    Nonresidential                               483       4.27          375      3.20         543       4.75       400      3.46
    Construction                                 366       3.23          319      2.72         349       3.06       199      1.72
                                                 ---       ----          ---      ----         ---    -------       ---      ----
         Total real estate loans              11,706     103.38       11,989    102.21      11,780     103.13    11,840    102.32
Other loans:
    Loans secured by deposits                     77        .68           45       .38          75        .66        46       .40
                                                  --        ---           --       ---          --        ---        --       ---
         Total other loans                        77        .68           45       .38          75        .66        46       .40
                                                  --        ---           --       ---          --        ---        --       ---
                     Total loans              11,783     104.06       12,034    102.59      11,855     103.79    11,886    102.72
Less:
   Allowance for loan losses                     100        .88           95       .81         100        .88        95       .82
   Undisbursed portion of construction loans     319       2.82          164      1.40         288       2.52       174      1.50
   Net deferred loan origination fees             41        .36           45       .38          44        .39        46       .40
                                                  --        ---           --       ---          --        ---        --       ---
         Total reductions                        460       4.06          304      2.59         432       3.79       315      2.72
                                                 ---       ----          ---      ----         ---       ----       ---      ----
                 Total loans receivable, net $11,323     100.00%     $11,730    100.00%    $11,423     100.00%  $11,571    100.00%
                                             =======     ======      =======    ======     =======     ======   =======    ======

          The following table sets forth the time to contractual maturity of the Bank's loan portfolio at December 31, 1997. Loans which have adjustable rates are shown as being due in the period during which rates are next subject to change, while fixed rate and other loans are shown as due in the period of contractual maturity. Demand loans, loans having no stated maturity and overdrafts are reported as due in one year or less. The table does not include prepayments or scheduled principal repayments. Amounts in the table are net of loans in process and are net of unamortized loan fees.

                                                                       At December 31, 1997
                                             -----------------------------------------------------------------------
                                                             More Than        More Than
                                              1 Year         1 Year to       3 Years to       More Than
                                             or Less          3 Years          5 Years         5 Years         Total
                                             -------         ---------        ---------        -------         -----
                                                                           (In Thousands)
TOTAL LOANS:
-----------

Real estate loans:
  Adjustable rate residential 1-4 family              $60             $ --            $ --           $ --             $60
  Fixed rate residential 1-4 family                   262              345           1,197          8,727          10,531
  Other real estate loans - fixed                      44               --              78            633             755
Other loans                                            77               --              --             --              77
                                                     ----             ----           -----          -----          ------
   Total                                              443              345           1,275          9,360          11,423
Less:
  Allowance for loan losses                         (100)               --             --             --             (100)
                                                     ----             ----           -----          -----          ------
         Totals                                      $343             $345          $1,275         $9,360         $11,323
                                                     ====             ====           =====          =====          ======

          The following table sets forth the dollar amount at December 31, 1997 of all loans maturing or repricing on or after December 31, 1998 which have fixed or adjustable interest rates.

                                                                       Fixed           Adjustable
                                                                       Rates             Rates
                                                                       -----           ----------
                                                                            (In Thousands)
Real estate loans                                                      $10,980            $  --
Other loans                                                                 --               --
                                                                       -------            -----
                                                                       $10,980            $  --
                                                                       =======            =====

          Origination and Sale of Loans. The Bank generally does not originate its one-to-four-family residential mortgage or other loans with the intention that they will be sold in the secondary market. Although the Bank believes that many of its one-to-four-family residential loans could be sold to investors, some of such loans could be sold only after the Bank incurred certain costs and/or discounted the purchase price. As a result, with respect to potential private sales of whole loans, the Bank's loan portfolio may be less valuable than would be the case if it was composed entirely of loans originated in conformity with secondary market requirements.

          The table below sets forth the Bank's loan origination, purchase and sale activity and loan portfolio repayment experience during the periods indicated.

                                                                      Six Months Ended
                                                                         December 31,                   Year Ended June 30,
                                                                   ----------------------              --------------------
                                                                     1997           1996               1997            1996
                                                                     ----           ----               ----            ----
                                                                                         (In Thousands)
     Loans receivable, net, beginning of period                    $11,423        $11,572            $11,572         $11,910
     Loan originations:
       Residential 1-4 family                                          839            776              1,365           1,619
       Nonresidential real estate                                       --             --                 --              67
       Residential construction                                        171            264                486             253
       Loans secured by deposits                                        22              8                 53              69
                                                                   -------        -------            -------         -------
              Total loan originations                                1,032          1,048              1,904           2,008
     Loans purchased                                                    --             --                 --              --
     Principal repayments                                           (1,135)          (892)            (2,051)         (2,342)
     Other changes, net /(1)/                                            3              2                 (2)             (4)
                                                                   -------        -------            -------         -------
     Increase (decrease) in loans receivable                          (100)          (149)              (149)           (338)
                                                                   -------        -------            -------         -------
     Loans receivable, net, end of period                         $ 11,323       $ 11,423           $ 11,423        $ 11,572
                                                                   =======        =======            =======         =======

     --------------------
     (1) Includes changes in deferred loan fees and the allowance for loan losses.

          One-to-Four-Family Residential Real Estate Lending. The Bank's primary lending activity, which it intends to continue to emphasize, is the origination of fixed and adjustable rate first mortgage loans to enable borrowers to purchase or refinance one-to-four-family residential real property. Consistent with the Bank's emphasis on being a community-oriented financial institution, it is and has been the Bank's strategy to focus its lending efforts in its primary market area. On December 31, 1997, approximately 95.9% of the Bank's real estate loan portfolio, before net items, consisted of one-to-four-family residential real estate loans. These include both loans secured by detached single-family residences and condominiums and loans secured by housing containing not more than four separate dwelling units. Of such loan amounts, less than one percent had adjustable interest rates.

          The Bank does not originate its one-to-four-family loans with the intention that they will be sold in the secondary market. The Bank generally originates loans satisfying its underwriting requirements which are tailored for its local community but which may not satisfy various requirements imposed by FHLMC or FNMA. For example, the Bank may not require title insurance and may not obtain all the loan documentation normally required by FHLMC and FNMA. As a result, to the extent such loans are sold in the secondary market, they may not be sold on terms as favorable as those originated in conformity with secondary market requirements. In addition, loans which are not originated in conformity with the purchase requirements of

FHLMC and FNMA, or nonconforming loans, are generally thought to have greater risks of default and nonperformance; however, the Bank has not experienced a higher level of nonperformance with its nonconforming loans. These loans satisfy a need in the Bank's local community and generally produce a higher yield than would be produced by conforming loans. The Bank plans to continue its practice of originating primarily nonconforming loans.

         The Bank originates conventional mortgage loans secured by owner occupied property in amounts of up to 95% of the value of the property. Private mortgage insurance is generally required if the loan amount exceeds 80% of the value of the property. The loans have both fixed and adjustable rates. The maximum term for fixed and adjustable rate loans is 30 years. The interest rates on adjustable rate loans are generally adjustable every year and are tied to the one-year United States treasury bill rate. The loans have rate caps which limit the amount of changes at the time of each adjustment and over the lives of the loans. The Bank offers loans which require monthly payments.

         Adjustable rate loans are generally considered to involve a greater degree of credit risk than fixed rate loans because borrowers may have difficulty meeting their payment obligations if interest rates and required payment amounts increase substantially. Substantially all of the fixed-rate loans in the Bank's mortgage loan portfolio have due on sale provisions allowing the Bank to declare the unpaid balance due and payable in full upon the sale or transfer of an interest in the property securing the loan.

         While one-to-four-family residential loans are normally originated for between 15 to 25 year terms, such loans customarily remain outstanding for shorter periods because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates, and the interest rates payable on outstanding loans.

         The Bank generally does not require title insurance for its one-to-four-family residential loans but does require an attorney's opinion of title. The Bank also generally requires that fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or replacement cost of the improvements on the property securing the loans, whichever is greater.

         Nonresidential Real Estate Lending. On December 31, 1997, the Bank had $483,000 outstanding in loans secured by nonresidential properties, comprising approximately 4.3% of its loan portfolio, before net items, as of that date. These loans are secured by office, retail and church properties. These loans generally do not exceed 80% of the appraised value of the real estate securing the loans. Nonresidential real estate loans have terms of up to 15 years. See "-- One-to-Four-Family Residential Real Estate Lending."

         The Bank requires title insurance or an attorney's opinion in connection with its nonresidential real estate loans. The Bank also requires that fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or the replacement cost of the improvements on the property securing the loans, whichever is greater.

         Loans secured by nonresidential real estate generally are larger than one-to-four-family residential loans and involve greater concentration of assets and a greater degree of risk. Payments on these loans depend to a large degree on results of operations and management of the properties and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Since commercial lending is frequently secured by leased or operating commercial properties, repayment frequently depends upon the results of operations of the tenant or operating entity. Nonresidential loans also generally involve more specialized and complicated underwriting decisions than one-to-four-family residential real estate lending. The Bank intends to continue to make nonresidential real estate loans.

         Construction Lending. The Bank makes construction loans for the construction of single-family dwellings, and for the construction of multi-family and commercial buildings. The aggregate outstanding balance of such loans on December 31, 1997 was approximately $366,000, representing approximately 3.2% of the Bank's loan portfolio, before net items, and included construction loans in process of approximately $319,000. Some of these loans were made to persons who are constructing properties for the purpose of occupying them; others were made to builders who were constructing properties for sale. Construction loans are "construction-permanent" loans which generally provide for the payment of interest only during a construction period, after which the loans convert to a permanent loan at fixed or adjustable interest rates having terms similar to one-to-four-family residential loans.

         Construction loans for one-to-four-family real estate to be occupied by the borrower may have a maximum loan-to-value ratio of 95% of the appraised value of the property with private mortgage insurance. Other construction loans are made at loan to value ratios of up to 80%. Title insurance or an attorney's opinion is generally required for construction loans. In addition, the Bank generally requires builders risk or casualty insurance (and, if appropriate, flood insurance) on such loans.

         Loans Secured by Deposits. The Bank also offers loans secured by deposit accounts. At December 31, 1997, such loans totaled $77,000, representing 0.68% of the Bank's loan portfolio, before net items. The interest rates on these loans are variable and are generally 2% above the interest rate being paid on the deposit account serving as collateral. The maximum amounts of these loans is generally 90% of the related deposit account.

         Loan Solicitation, Processing and Underwriting. Loan originations are derived from a number of sources such as referrals from real estate brokers, present depositors and borrowers, builders, attorneys, walk-in customers and in some instances, other lenders.

         During its loan approval process, the Bank assesses the applicant's ability to make principal and interest payments on the loan and the value of the property securing the loan. The Bank obtains detailed written loan applications to determine the borrower's ability to repay and verifies responses on the loan application through the use of credit reports, financial statements, and other confirmations. Under current practice, the responsible officer or loan officer of the Bank analyzes the loan application and the property involved, and an appraiser inspects and appraises the property. The Bank generally requires independent fee appraisals on all loans in excess originated primarily on the basis of real estate collateral. The Bank also obtains information concerning the income, financial condition, employment and the credit history of the applicant.

         All real estate loans must be approved by the Bank's loan committee which is made up of any three members of the Bank's board of directors. Loans secured by deposits are approved by any two employees of the Bank, at least one of which must be an officer.

         Normally, upon approval of a residential mortgage loan application, the Bank gives a commitment to the applicant that it will make the approved loan at a stipulated rate any time within a 15-day period. The loan is typically funded at such rate of interest and on other terms which are based on market conditions existing as of the date of the commitment. As of December 31, 1997, the Bank had $132,000 in such unfunded mortgage loan commitments. In addition, on such date the Bank had $319,000 in undisbursed construction loans.

         Interest Rates, Terms, Points and Fees. Interest rates and fees charged on the Bank's loans are affected primarily by the market demand for loans, competition, the supply of money available for lending purposes and the Bank's cost of funds. These factors are affected by, among other things, general economic conditions and the policies of the federal government, including the Federal Reserve, tax policies and governmental budgetary matters.

         In addition to earning interest on loans, the Bank receives fees in connection with originating loans. Fees for loan modifications, late payments, loan assumptions and other miscellaneous services in connection with loans are also charged by the Bank.

         Nonperforming Assets and Asset Classification. When a borrower fails to make a required payment on a loan and does not cure the delinquency promptly, the loan is classified as delinquent. In this event, the normal procedure followed by the Bank is to make contact with the borrower at prescribed intervals in an effort to bring the loan to a current status, and late charges are assessed as allowed by law. In most cases, delinquencies are cured. If a delinquency is not cured, the Bank normally, subject to any required prior notice to the borrower, commences foreclosure proceedings. If the loan is not reinstated within the time permitted for reinstatement, or the property is not redeemed prior to sale, the property may be sold at a foreclosure sale. In foreclosure sales, the Bank may acquire title to the property through foreclosure, in which case the property so acquired is offered for sale and may be financed by a loan involving terms more favorable to the borrower than those normally offered. Any property acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of by the Bank in an effort to recover its investment. As of December 31, 1997, the Bank had no real estate acquired in settlement of loans. Real estate acquired through, or in lieu of, loan foreclosure is initially recorded at fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management, and the real estate is carried at the lower of cost or fair value minus costs to sell. Costs relating to the development and improvement of the property are capitalized, and costs relating to holding the property are charged to expenses.

         Interest on loans is recorded as borrowers' monthly payments become due. Accrual of interest on loans continues until the Board of Directors decides to institute foreclosure procedures.

         The following table sets forth information with respect to nonperforming assets identified by the Bank, including real estate owned at the date indicated. At such dates, the Bank had no loans which were "troubled debt restructurings", as defined in SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings.

                                                   At December 31,                       At June 30,
                                           ------------------------------         -------------------------
                                                1997             1996                1997           1996
                                           -------------     ------------         ----------      ---------
                                                                 (Dollars in Thousands)
Accruing loans past due 90 days or more                312             268             240                 198
                                                      ----            ----            ----                ----
   Total non-performing loans                          312             268             240                 198
Foreclosed real estate                                  --              --            ----                ----
                                                      ----            ----            ----                ----
   Total nonperforming assets                         $312            $268            $240                $198
                                                      ====            ====            ====                ====
Non-performing assets to total assets                 1.51%           1.29%           1.16%               0.92%
                                                      ====            ====            ====                ====

         Applicable regulations require the Bank to "classify" its own assets on a regular basis. In addition, in connection with examinations of savings institutions, regulatory examiners have authority to identify problem assets and, if appropriate, classify them. Problem assets are classified as "substandard," "doubtful" or "loss," depending on the presence of certain characteristics as discussed below.

         An asset is considered "substandard" if not adequately protected by the current net worth and paying capacity of the obligor or the collateral pledged, if any. "Substandard" assets include those characterized by well-defined weakness with possible risk of loss if the deficiency is not corrected. Assets classified as "doubtful" have all of the weaknesses inherent in those classified "substandard" with the added characteristic that the weaknesses present make "collection or liquidation in full," on the basis of currently existing facts, conditions, and values, "highly questionable." Assets classified "loss" are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a loss reserve is not warranted.

         As of December 31, 1997, the Bank had approximately $312,000 of loans internally classified as "substandard," no loans classified as "doubtful" and no loans classified as "loss." Total classified loans as of June 30, 1997 and 1996 were approximately $240,000 and approximately $198,000, respectively.

         When an insured institution classifies problem assets as either substandard or doubtful, it is required to establish general allowances for loan losses in an amount deemed prudent by management. These allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities and the risks associated with particular problem assets. When an insured institution classifies problem assets as "loss," it charges off, or writes down the balance of, the asset. The Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and the Administrator which can order the establishment of additional loss allowances.

         The Bank also identifies assets which possess credit deficiencies or potential weaknesses deserving close attention by management. These assets are maintained on a "watch list" and do not yet warrant adverse classification. At December 31, 1997, the Bank's watch list consisted of one loan with an aggregate outstanding balance of approximately $43,000.

         Allowance for Loan Losses. In originating loans, the Bank recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the security for the loan as well as general economic conditions. It is management's policy to maintain an allowance for loan losses based on, among other things, the Bank's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the security for the loans.

         Management continues to actively monitor the Bank's asset quality, to charge off loans against the allowance for loan losses when appropriate and to provide specific loss reserves when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the economic conditions in the assumptions used in making the initial determinations.

         The following table describes the activity related to the Bank's allowance for loan losses for the periods indicated.


                                                              Six Months Ended
                                                                December 31,                 Year Ended June 30,
                                                             ------------------            ---------------------

                                                             1997          1996            1997             1996
                                                             ----          ----            ----             ----

                                                                          (Dollars In Thousands)
Balance, beginning of period                                 $100          $ 95            $ 95              $ 88
                                                             ----          ----            ----              ----
Loans Charged off:
  Real Estate                                                  --            --              --                --
  Other                                                        --            --              --                --
                                                           ------        ------          ------            ------
    Total loans charged off                                    --            --              --                --
  Recoveries:
    Real Estate                                                --            --              --                --
    Other                                                      --            --              --                --
                                                           ------        ------          ------            ------

Net loans charged off (recovered)                              --            --              --                --

Provision for loan losses                                      --             1               5                 7
                                                           ------        ------          ------            ------

Balance at end of period                                     $100          $ 96            $100              $ 95
                                                             ====          ====            ====              ====
Ratio of net charge-offs (recoveries) to
average loans outstanding during the
period                                                         0%            0%              0%                0%
                                                               ==            ==              ==                ==



         The following table sets forth the composition of the allowance for loan losses by type of loan at the dates indicated. The allowance is allocated to specific categories of loans for statistical purposes only, and may be applied to loan losses incurred in any loan category.


                                                                 December 31,
                                         --------------------------------------------------------------
                                                  1997                                      1996
                                   -------------------------------------     -----------------------------------

                                                Percent of       Amount                   Percent of     Amount
                                                Allowance       of Loans                   Allowance    of Loans
                                   Amount of     to Total       to Gross     Amount of     to Total     to Gross
                                   Allowance    Allowance         Loans      Allowance     Allowance     Loans
                                   ---------    ----------      --------     ---------    ----------    --------
                                                                                         (Dollars in Thousands)
Real estate loans:
   Residential 1-4 family                $40           40%         92.1%           $40         41.7%       93.8%
   Nonresidential                         20           20           4.1             16         16.7         3.1
   Construction                           20           20           3.1             20         20.8         2.7
                                          --           ---          ----            --         -----        ----
         Total real estate loans          80           80          99.3             76         79.2        99.6

Other loans:
   Loans secured by deposits              --           --           0.7             --           --         0.4
                                        ----         ----         -----           ----         ----        ----
         Total other loans                --           --           0.7             --           --         0.4
                                        ----         ----         -----           ----         ----        ----
Unallocated                               20           20            --             20         20.8          --
                                          --           ---        ------            --         -----      ------
Total allowance for loan losses         $100          100%          100%           $96        100.0%      100.0%
                                        ====          ====          ====           ===        ======      ======


                                                                          At June 30,
                                             -------------------------------------------------------------------
                                                        1997                                     1996
                                       ---------------------------------------     ------------------------------------

                                                     Percent of        Amount                   Percent of      Amount
                                                     Allowance        of Loans                  Allowance      of Loans
                                       Amount of      to Total        to Gross     Amount of     to Total      to Gross
                                       Allowance     Allowance          Loans      Allowance    Allowance       Loans
                                       ---------     ----------       --------     ---------    ----------     --------
Real estate loans:
   Residential 1-4 family                    $40            40%          91.8%           $40         42.1%        94.5%
   Nonresidential                             20            20            4.6             15         15.7          3.4
   Construction                               20            20            2.9             20         21.1          1.7
                                              --            ---           ----            --         -----         ----
         Total real estate loans              80            80           99.3             75         78.9         99.6

Other loans:
   Loans secured by deposits                  --            --            0.7             --           --          0.4
                                            ----          ----           ----           ----         -----        -----
         Total other loans                    --            --            0.7             --           --          0.4
                                            ----          ----           ----           ----         -----        -----
Unallocated                                   20            20             --             20         21.1           --
                                              --            --          ------            --         -----       ------
Total allowance for loan losses             $100           100%         100.0%           $95        100.0%       100.0%
                                            ====           ====         ======           ===        ======       ======

Investment Securities

         Interest and dividend income from investment securities generally provides the second largest source of income to the Bank after interest on loans. In addition, the Bank receives interest income from deposits in other financial institutions. At December 31, 1997, the Bank's investment portfolio totaled approximately $8.79 million and consisted of U.S. government and agency securities, interest-earning deposits in other financial institutions, certificates of deposit and stock of the FHLB of Atlanta.

         The FASB has issued SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. These investments are to be classified in three categories and accounted for as follows: (1) debt securities that the entity has the positive intent and ability to hold to maturity are classified as held-to-maturity and reported at amortized cost; (2) debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with net unrealized gains and losses included in earnings; and (3) debt and equity securities not classified as either held-to-maturity or trading securities are classified as securities available-for-sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of equity. At December 31, 1997, the Bank had no trading securities. The Bank adopted SFAS No. 115 as of July 1, 1994. The adoption affected only the held-to- maturity and available-for-sale classifications. Net unrealized securities gains on the securities available-for- sale of $244,000, net of related deferred taxes of $127,000, are reported as a separate component of equity in its financial statements at December 31, 1997. See Notes 2 and 6 of "Notes to Financial Statements."

         The amortized cost of securities classified as held-to-maturity or available-for-sale is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization is included in interest income from investments. Interest and dividends are included in interest income from investments. Realized gains and losses, and declines in value judged to be other than temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method. Prior to the adoption of SFAS No. 115, the Bank stated its debt securities at amortized cost and its marketable equity securities at the lower of cost or market. Accumulated changes in net unrealized losses on marketable equity securities were included in retained earnings.

         As a member of the FHLB of Atlanta, the Bank is required to maintain an investment in stock of the FHLB of Atlanta equal to the greater of 1% of the Bank's outstanding home loans or 5% of its outstanding advances from the FHLB of Atlanta. No ready market exists for such stock, which is carried at cost. As of December 31, 1997, the Bank's investment in stock of the FHLB of Atlanta was $143,000.

         North Carolina regulations require the Bank to maintain a minimum amount of liquid assets which may be invested in specified short-term securities. See "SUPERVISION AND REGULATION -- Regulation of the Bank -- Liquidity." The Bank is also permitted to make certain other securities investments.

         The Bank's current investment policy provides that investment decisions will be made by Eugene M. Ward, President and Chief Executive Officer, and reviewed monthly by the Board of Directors. The investment policy provides that the objectives of the investment portfolio are to: (i) provide and maintain liquidity within regulatory guidelines, (ii) maintain a balance of high quality, diversified investments, (iii) provide collateral for pledging requirements,
(iv) serve as a counter-cyclical balance to earnings, and (v) maximum returns without sacrificing liquidity and safety.

         Permitted investments include U.S. Treasury obligations, FHLB daily and time deposits, insured certificates of deposit, federal agency securities and federal funds.

         The following table sets forth the carrying value of the Bank's investment portfolio at the dates indicated.


                                                                               At December 31,                  At June 30,
                                                                         --------------------------      ------------------------

                                                                           1997              1996           1997           1996
                                                                           ----              ----           ----           ----

                                                                                           (Dollars in Thousands)
Securities available for sale:
  U.S. government and agency securities                                    $380              $250           $318           $194
                                                                           ----              ----           ----           ----
Securities held to maturity:
  U.S. government and agency securities                                   1,500             1,992          2,496          1,994
  Mortgage-backed securities                                                732               898            800            940
                                                                            ---               ---            ---            ---

    Total securities held to maturity                                     2,232             2,890          3,296          2,934
                                                                          -----             -----          -----          -----

    Total investment securities                                           2,612             3,140          3,614          3,128
                                                                          -----             -----          -----          -----

Interest-earning balances in other banks                                  6,039             5,067          4,944          5,851
Federal Home Loan Bank stock                                                143               143            143            143
                                                                          -----             -----          -----          -----

                                                                          6,182             5,210          5,087          5,994
                                                                          -----             -----          -----          -----

    Total investments                                                    $8,794            $8,350         $8,701         $9,122
                                                                         ======            ======         ======         ======


         At December 31, 1997, the market value of the Bank's investment securities available for sale and held to maturity were $380,000 and $2.23 million, respectively.

         The following table sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's investment portfolio as of December 31, 1997.


                                                                             More than Six Months           More than One Year
                                                Less Than Six Months             to One Year                  to Five Years
                                                --------------------         --------------------           ------------------

                                                              Weighted                     Weighted                      Weighted
                                              Carrying        Average       Carrying        Average       Carrying        Average
                                               Value           Yield          Value         Yield          Value           Yield
                                              --------        --------      --------       ---------      --------       ---------

                                                                             (Dollars in Thousands)
Securities available for sale:
 FHLMC Stock                                      $380          _____%          $ --             --%          $ --             --%


Securities held to maturity:
  U.S. government and agency securities             --             --            500           5.70          1,000           5.64
  Mortgage-backed securities                        --             --             --             --             43           7.76

Other:
  Interest-earning balances in other banks       6,039           5.48             --             --             --             --
  Federal Home Loan Bank stock                      --             --             --             --             --             --
                                                ------         ------         ------         ------         ------         ------

         Total                                  $6,419           5.16           $500            .95%        $1,043           5.73%
                                                ======           ====           ====           ====         ======          =====


                                                More than Five Years
                                                    to Ten Years              After Ten Years                   Total
                                                --------------------        --------------------       -----------------------

                                                              Weighted                   Weighted                     Weighted
                                               Carrying       Average      Carrying       Average      Carrying        Average
                                                 Value         Yield         Value         Yield        Value          Yield
                                               --------       --------     --------      --------      --------       --------

                                                                            (Dollars in Thousands)
Securities available for sale:
 FHLMC Stock                                       $ --            --%         $ --           --%          $380           ___%
Securities held to maturity:
 U.S. government and agency securities               --            --            --           --          1,500          5.66
 Mortgage-backed securities                         259          7.00           430         6.50            732          6.95

Other:
 Interest-earning balances in other banks            --            --            --           --          6,039          5.48
 Federal Home Loan Bank stock                        --            --           143         7.25            143          7.25
                                               --------       -------           ---         ----           ----          ----
         Total                                     $259         7.00%          $573        6.69%         $8,794         5.43%
                                                   ====         =====          ====        =====         ======         =====

Sources of Funds

         General. Deposits are the primary source of the Bank's funds for lending and other investment purposes. In addition to deposits, the Bank derives funds from loan principal repayments, interest payments, investment income and principal repayments, interest from its own interest-earning deposits, interest income and advances from the FHLB of Atlanta and otherwise from its operations. Loan repayments are a relatively stable source of funds while deposit inflows and outflows may be significantly influenced by general interest rates and money market conditions. Borrowings may be used on a short-term basis to compensate for reductions in the availability of funds from other sources. They may also be used on a longer term basis for general business purposes.

         Deposits. The Bank attracts both short-term and long-term deposits from the general public by offering a variety of accounts and rates. The Bank offers passbook savings accounts, statement savings accounts, negotiable order of withdrawal accounts, money market deposit accounts, non-interest-bearing accounts, and fixed interest rate certificates with varying maturities. At December 31, 1997, 77.8% of the Bank's deposits consisted of certificate accounts, 21.6% consisted of passbook savings accounts and 0.61% consisted of money market deposit accounts. Deposit flows are greatly influenced by economic conditions, the general level of interest rates, competition, and other factors, including the restructuring of the thrift industry. The Bank's savings deposits traditionally have been obtained primarily from its primary market area. The Bank utilizes traditional marketing methods to attract new customers and savings deposits, including print, television and radio media advertising and direct mailings. The Bank does not advertise for deposits outside of its local market area or utilize the services of deposit brokers.

         The following table sets forth certain other information regarding the Bank's savings deposits at the dates indicated.

                                                                  At December 31, 1997                    At June 30, 1997
                                                          ----------------------------------    ----------------------------------
                                                                       -----                                  -----
                                                                      Weighted                               Weighted
                                                                      Average         % of                   Average        % of
                                                          Amount        Rate        Deposits    Amount         Rate       Deposits
                                                          ------      --------      --------    ------       --------     --------

                                                                                  (Dollars in Thousands)
Demand accounts:
  Passbook savings                                        $3,585         3.25%        21.60%    $3,673           3.25%      21.96%
  Money market deposit accounts                              101         3.05          0.61        105           3.10        0.63
                                                          ------         ----          ----     ------           ----        ----

                                                           3,686         3.24         22.21      3,778           3.24       22.59

Certificate of accounts with
 original maturities of:
      6 months                                             3,955         5.07         23.84      4,372           5.08       26.14
     12 months                                             2,101         5.11         12.66      2,414           5.15       14.43
     14, 18, 30 and 36 months                              6,852         5.67         41.29      6,163           5.74       36.84
                                                           -----         ----         -----      -----           ----       -----
   Total certificates                                     12,908         5.40         77.79     12,949           5.41       77.41
                                                          ------         ----         -----     ------           ----       -----

    Total deposits                                       $16,594         4.92%       100.00%   $16,727           4.92%     100.00%
                                                         =======         =====       =======   =======           =====     =======

                                                                    At June 30, 1996
                                                            --------------------------------

                                                                        Weighted
                                                                        Average       % of
                                                            Amount       Rate       Deposits
                                                            ------      --------    --------

                                                                 (Dollars in Thousands)
Demand accounts:
  Passbook savings                                          $4,149         3.25%      23.66%
  Money market deposit accounts                                181         3.10        1.02
                                                            ------         ----        ----

                                                             4,330         3.24       24.68

Certificate of accounts with
 original maturities of:
      6 months                                               5,619         5.01       32.04
     12 months                                               2,809         5.22       16.02
     14, 18, 30 and 36 months                                4,781         5.56       27.26
                                                             -----         ----       -----
   Total certificates                                       13,209         5.26       75.32
                                                            ------         ----       -----

    Total deposits                                         $17,539         4.76%     100.00%
                                                           =======         =====     =======

     The following table presents the maturities and weighted average rates paid on all certificates of deposit as of December 31, 1997.

                                                     Amount Due During the Year Ending December 31,
                                                  ----------------------------------------------------

                              1998                    1999                 2000            Thereafter             Total
                        ---------------          ---------------      ---------------    ---------------      ---------------
                                 Weighted                Weighted            Weighted              Weighted            Weighted
                        Amount     Rate        Amount      Rate      Amount    Rate      Amount      Rate      Amount    Rate
                        ------   --------      ------    --------    ------  --------    ------     -------    ------  --------
                                                                 (Dollars in Thousands)
Certificates of
$100,000 or more        $1,251     5.95%         $ --       -- %      $ --      -- %       $ --        --%    $1,251    5.95%
Certificates of less
than $100,000            8,948     5.28%        2,196      5.51%       513     5.77%         --         --    11,657    5.34
                         -----     -----        -----      -----       ---     -----   --------    -------    ------   ------
         Total         $10,199     5.36%       $2,196       5.1%      $513     5.77%   $ --        ---       $12,908    5.40%
                       =======     =====       ======       ====      ====     =====   ========   =========   ======   ======

         As of December 31, 1997, the aggregate amount of time certificates of deposit in amounts greater than or equal to $100,000 outstanding was approximately $1.3 million. The following table presents the maturity of these time certificates of deposit at such date.

                                                                         At
                                                                 December 31, 1997
                                                                 -----------------
                                                                   (In Thousands)
        6 Months or less                                                $ 539
        Over 6 months through 12 months                                   712
        Over 12 months                                                    ---
                                                                      ----------

             Total                                                     $1,251
                                                                       ======

         Borrowings. The Bank's principal available source of long-term borrowings are advances from the FHLB of Atlanta. The FHLB system functions in a reserve credit capacity for savings institutions. As a member, the Bank is required to own capital stock in the FHLB of Atlanta and is authorized to apply for advances from the FHLB of Atlanta on the security of that stock and a floating lien on certain of its real estate secured loans and other assets. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution's net worth or on the FHLB of Atlanta's assessment of the institution's creditworthiness. The Bank has had no borrowings outstanding from the FHLB of Atlanta since 1987 and has no immediate plans to seek any advances from the FHLB of Atlanta.

Subsidiaries

         As a North Carolina-chartered savings bank, the Bank is able to invest up to 10% of its total assets in subsidiary service corporations. However, any investment in service corporations which would cause the Bank to exceed an investment of 3% of assets must receive prior approval of the FDIC. The Bank has no subsidiaries.

Properties

         The Bank operates from one office located in Wadesboro, North Carolina. Specific information related to this office as of December 31, 1997 is as follows:

                                                                          Net Book Value
                                                          ---------------------------------------------
                                                                                             Furniture, Fixtures
                                                                                                   and
                                                           Land          Building                Equipment
                                                           ----          --------                ---------
211 South Greene Street
Wadesboro, North Carolina                                 $30,808        $180,392                  $3,695
                                                          =======        ========                  ======

The properties are considered by the Bank's management to be in good condition.

Legal Proceedings

         From time to time, the Bank is a party to legal proceedings which arise in the ordinary course of its business. Most commonly, such proceedings are commenced by the Bank to enforce obligations owed to it. From time to time, claims are asserted against the Bank directly or as defenses and counterclaims in actions filed by the Bank. At this time, the Bank is not a party to any legal proceeding which is expected to have a material effect on its financial condition or results of operations.

Competition

         The Bank is the only financial institution headquartered in Anson County and has operated there for more than 100 years. It faces strong competition both in attracting deposits and making real estate and other loans. Its most direct competition for deposits has historically come from other savings institutions, credit unions, brokerage firms and commercial banks located in its primary market area, including large financial institutions which have greater financial and marketing resources available to them. As of June 30, 1997, there were four FDIC-insured depository institutions with nine offices in Anson County, North Carolina. Based upon 1997 comparative data, the Bank had 10.9% and 8.3% of the federally insured deposits in Wadesboro and Anson County, respectively.

         The Bank has also faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. The ability of the Bank to attract and retain savings deposits depends on its ability to generally provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

         The Bank experiences strong competition for real estate loans from other savings institutions, commercial banks, and mortgage banking companies. The Bank competes for loans primarily through the interest rates and loan fees it charges, the efficiency and quality of services it provides borrowers, and its more flexible underwriting standards. Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions. See "RISK FACTORS -- Risks Associated with Anson's Primary Market Area; Limited Lending Opportunities; Competition."

Employees

         As of December 31, 1997, the Bank had 5 full-time employees. The Bank provides its employees with basic and major medical insurance, dental insurance, disability insurance, life insurance, sick leave and vacation benefits. The Bank also maintains a non-contributory defined benefit pension plan ("Pension Plan") for its employees. All full-time employees of the Bank who have completed one year of service and who are at least twenty-one (21) years of age are covered under the Pension Plan. Participants are fully vested in amounts contributed to the Pension Plan on their behalf after seven (7) years of service, as follows: less than 3 years of service, 0%; 3 years, 20%; 4 years, 40%; 5 years, 60%; 6 years, 80%; 7 years, 100%. Benefits under the Pension Plan are payable in the event of the participant's retirement, death, disability or termination of employment.

         The Boards of Directors of the Company and the Bank are expected to adopt, and stockholders of the Company will be asked to approve, a MRP and a Option Plan at a meeting of stockholders after the first anniversary following the Conversion. See "MANAGEMENT OF THE BANK -- Proposed Option Plan" and "--Proposed Management Recognition Plan."

         Employees are not represented by any union or collective bargaining group, and the Bank considers its employee relations to be good.


                                    TAXATION

Federal Income Taxation

         Savings institutions such as the Bank are subject to the taxing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), for corporations, as modified by certain provisions specifically applicable for financial or thrift institutions. Income is reported using the accrual method of accounting. The maximum corporate federal income tax rate is 35%.

         For fiscal years beginning prior to December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Code were permitted certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans (generally loans secured by interests in real property improved or to be improved) under (i) a method based on a percentage of the institution's taxable income, as adjusted (the "percentage of taxable income method") or (ii) a method based on actual loss experience (the "experience method"). The reserve for nonqualifying loans was computed using the experience method.

         The addition to the bad debt reserve under the percentage of taxable income method was limited to 8% of taxable income. This method could not raise the reserve to exceed 6% of qualifying real property loans at the end of the year. Moreover, the current year addition for qualifying real property loans, when added to the experience method deduction for nonqualifying loans, could not exceed the amount by which 12% of total deposits or withdrawable accounts exceeded the sum of surplus, undivided profits and reserves at the beginning of the year. The experience method was the amount necessary to increase the balance of the reserve at the close of the year to the greater of (i) the amount which bore the same ratio to loans outstanding at the close of the year as the total net bad debts sustained during the current and five preceding years bore to the sum of the loans outstanding at the close of such six years or (ii) the balance in the reserve account at the close of the last taxable year beginning before 1988 (assuming that the loans outstanding have not declined since such date).

         In order to qualify for the percentage of taxable income method, an institution had to have at least 60% of its assets as "qualifying assets," which generally included, cash, obligations of the United States government or an agency or instrumentality thereof or of a state or political subdivision, residential real estate-related loans, or loans secured by savings accounts and property used in the conduct of its business. In addition, it had to meet certain other supervisory tests and operate principally for the purpose of acquiring savings and investing in loans.

         Institutions which became ineligible to use the percentage of taxable income method had to change to either the reserve method or the specific charge-off method that applied to banks. Large thrift institutions, those generally exceeding $500 million in assets, had to convert to the specific charge-off method. In computing its bad debt reserve for federal income taxes, the Bank used the reserve method in fiscal years 1996 and 1997.

         Bad debt reserve balances in excess of the balance computed under the experience method or amounts maintained in a supplemental reserve built up prior to 1962 ("excess bad debt reserve") must be included in taxable income upon certain distributions to shareholders. Distributions in redemption or liquidation of stock or distributions with respect to its stock in excess of earnings and profits accumulated in years beginning after December 31, 1951, are treated as a distribution from the excess bad debt reserve. When such a distribution takes place, the thrift is required to reduce its reserve by such amount and simultaneously recognize the amount as an item of taxable income increased by the amount of income tax imposed on the inclusion. Dividends not in excess of earnings and profits accumulated since December 31, 1951 will not require inclusion of part or all of the bad debt reserve in taxable income. The Bank has accumulated earnings and profits since December 31, 1951 and has an excess bad debt reserve. Distributions in excess of current and accumulated earnings and profits will increase taxable income. Net retained earnings at December 31, 1997 includes approximately $1.0 million for which no provision for federal income tax has been made.

         Legislation passed by the U.S. Congress and signed by the President in August 1996 contains a provision that repeals the percentage of taxable income method of accounting for thrift bad debt reserves for tax years beginning after December 31, 1995. The legislation will trigger bad debt reserve recapture for post- 1987 excess reserves over a six-year period. At December 31, 1997, the Bank's post-1987 excess reserves subject to recapture were not significant.

         The Bank may also be subject to the corporate alternative minimum tax ("AMT"). This tax is applicable only to the extent it exceeds the regular corporate income tax. The AMT is imposed at the rate of 20% of the corporation's alternative minimum taxable income ("AMTI") subject to applicable statutory exemptions. AMTI is calculated by adding certain tax preference items and making certain adjustments to the corporation's regular taxable income. Preference items and adjustments generally applicable to financial institutions include, but are not limited to, the following: (i) the excess of the bad debt deduction over the amount that would have been allowable on the basis of actual experience; (ii) interest on certain tax-exempt bonds issued after August 7, 1986; and (iii) 75% of the excess, if any, of a corporation's adjusted earnings and profits over its AMTI (as otherwise determined with certain adjustments). Net operating loss carryovers, subject to certain adjustments, may be utilized to offset up to 90% of the AMTI. Credit for AMT paid may be available in future years to reduce future regular federal income tax liability to the extent it exceeds the year's AMT. The Bank has not been subject to the AMT in recent years.

         The Bank's federal income tax returns have not been audited in the last ten tax years.

State and Local Taxation

         Under North Carolina law, the corporate income tax is 7.5% of federal taxable income as computed under the Code, subject to certain prescribed adjustments. In addition, for tax years beginning in 1991, 1992, 1993 and 1994, corporate taxpayers were required to pay a surtax equal to 4%, 3%, 2% and 1%, respectively, of the state income tax otherwise, payable by it. An annual state franchise tax is imposed at a rate of 0.15% applied to the greatest of the institutions (i) capital stock, surplus and undivided profits, (ii) investment in tangible property in North Carolina or (iii) appraised valuation of property in North Carolina.

         The North Carolina corporate tax rate will drop to 7.25% in 1998, 7% in 1999, and 6.9% thereafter.

                           SUPERVISION AND REGULATION

Regulation of the Company

         Bank holding companies and state savings banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes and rules and regulations that affect or will affect the Company and the Bank. This summary is qualified in its entirety by reference to the particular statute and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Company and the Bank. Supervision, regulation and examination of the Company and the Bank by the regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Company.

         General. The Company was organized for the purpose of acquiring and holding all of the capital stock of the Bank to be issued in the Conversion. As a savings bank holding company subject to the Bank Holding Company Act of 1956, as amended ("BHCA"), the Company is subject to certain regulations of the Federal Reserve. Under the BHCA, the Company's activities and those of its subsidiaries are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity which the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. The BHCA prohibits the Company from acquiring direct or indirect control of more than 5% of the outstanding voting stock or substantially all of the assets of any bank or savings bank or merging or consolidating with another bank holding company or savings bank holding company without prior approval of the Federal Reserve.

         Additionally, the BHCA prohibits the Company from engaging in, or acquiring ownership or control of, more than 5% of the outstanding voting stock of any company engaged in a nonbanking business unless such business is determined by the Federal Reserve to be so closely related to banking as to be properly incident thereto.

         Similarly, Federal Reserve approval (or, in certain cases, non-disapproval) must be obtained prior to any person acquiring control of the Company. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of the holding company or controls in any manner the election of a majority of the directors of the holding company. Control is presumed to exist if a person acquires more than 10% of any class of voting stock and the stock is registered under Section 12 of the Exchange Act or the acquiror will be the largest shareholder after the acquisition.

         There are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by law and regulatory policy that are designed to minimize potential loss to the depositors of such depository institutions and the FDIC insurance funds in the event the depository institution becomes in danger of default or in default. For example, to avoid receivership of an insured depository institution subsidiary, a bank holding company is required to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" with the terms of any capital restoration plan filed by such subsidiary with its appropriate federal banking agency up to the lesser of (i) an amount equal to 5% of the institution's total assets at the time the institution became undercapitalized or (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards as of the time the institution fails to comply with such capital restoration plan. Under a policy of the Federal Reserve with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit resources to support such institutions in circumstances where it might not do so absent such policy. The

Federal Reserve under the BHCA also has the authority to require a bank holding company to terminate any activity or to relinquish control of a nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the Federal Reserve's determination that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company.

         In addition, insured depository institutions under common control are required to reimburse the FDIC for any loss suffered by either the SAIF or the BIF as a result of the default of a commonly controlled insured depository institution or for any assistance provided by the FDIC to a commonly controlled insured depository institution in danger of default. The FDIC may decline to enforce the cross-guarantee provisions if it determines that a waiver is in the best interest of the SAIF or the BIF or both. The FDIC's claim for damages is superior to claims of stockholders of the insured depository institution or its holding company but is subordinate to claims of depositors, secured creditors and holders of subordinated debt (other than affiliates) of the commonly controlled insured depository institutions.

         Federal regulations require that the Company must notify the Federal Reserve Bank of Richmond prior to repurchasing Common Stock in excess of ten percent of its net worth during a rolling twelve month period.

         As a result of the Company's ownership of the Bank, the Company is registered under the savings bank holding company laws of North Carolina. Accordingly, the Company is also subject to regulation and supervision by the Administrator.

         Capital Adequacy Guidelines for Holding Companies. The Federal Reserve has adopted capital adequacy guidelines for bank holding companies and banks that are members of the Federal Reserve system and have consolidated assets of $150 million or more. For bank holding companies with less than $150 million in consolidated assets, the guidelines are applied on a bank-only basis unless the parent bank holding company (i) is engaged in nonbank activity involving significant leverage or (ii) has a significant amount of outstanding debt that is held by the general public.

         Bank holding companies are required to comply with the Federal Reserve's risk-based capital guidelines. Under these regulations, the minimum ratio of total capital to risk-weighted assets (including certain off-balance sheet activities, such as standby letters of credit) is 8%. At least half of the total capital is required to be "Tier I capital," principally consisting of common stockholders' equity, noncumulative perpetual preferred stock, and a limited amount of cumulative perpetual preferred stock, less certain goodwill items. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance. In addition to the risk-based capital guidelines, the Federal Reserve has adopted a minimum Tier I capital (leverage) ratio, under which a bank holding company must maintain a minimum level of Tier I capital to average total consolidated assets of at least 3% in the case of a bank holding company which has the highest regulatory examination rating and is not contemplating significant growth or expansion. All other bank holding companies are expected to maintain a Tier I capital (leverage) ratio of at least 1% to 2% above the stated minimum.

         Dividend and Repurchase Limitations. In connection with the Conversion, the Bank has agreed with the FDIC that, during the first three years after consummation of the Conversion, neither the Company nor the Bank will pay any taxable dividend or make any other taxable distribution to its stockholders in excess of their current or retained earnings. Also, the Company and the Bank have agreed to notify the FDIC before making a return of capital during the first three years following the Conversion. The Company must obtain Federal Reserve approval prior to repurchasing Common Stock for in excess of 10% of its net worth during any twelve-month period unless the Company (i) both before and after the redemption satisfies capital requirements for "well capitalized" state member banks; (ii) received a one or two rating in its last examination; and (iii) is not the subject of any unresolved supervisory issues.

         Although the payment of dividends and repurchase of stock by the Company are subject to the requirements and limitations of North Carolina corporate law, except as set forth in this paragraph, neither the Administrator nor the FDIC have promulgated any regulations specifically limiting the right of the Company to pay dividends and repurchase shares. However, the ability of the Company to pay dividends or repurchase shares may be dependent upon the Company's receipt of dividends from the Bank. The Bank's ability to pay dividends is limited. See " -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions."

         Capital Maintenance Agreement. In connection with the Administrator's approval of the Company's application to acquire control of the Bank, the Company was required to execute a Capital Maintenance Agreement whereby it has agreed to maintain the Bank's capital in an amount sufficient to enable the Bank to satisfy all regulatory capital requirements.

         Federal Securities Law. The Company has registered its Common Stock with the SEC pursuant to Section 12(g) of the Exchange Act and will not deregister the Common Stock for a period of three years following the completion of the Conversion. As a result of such registration, the proxy and tender offer rules, insider trading reporting requirements, annual and periodic reporting and other requirements of the Exchange Act are applicable to the Company.

         The registration under the Securities Act of the Offering of the Common Stock does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company are subject to the resale provisions of Rule 144 under the Securities Act. So long as the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) will be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances. There are currently no demand registration rights outstanding. However, in the event the Company at some future time determines to issue additional shares from its authorized but unissued shares, the Company might offer registration rights to certain of its affiliates who want to sell their shares.

Regulation of the Bank

         General. Federal and state legislation and regulation have significantly affected the operations of federally insured savings institutions and other federally regulated financial institutions in the past several years and have increased competition among savings institutions, commercial banks and other providers of financial services. In addition, federal legislation has imposed new limitations on investment authority, and higher insurance and examination assessments on savings institutions and has made other changes that may adversely affect the future operations and competitiveness of savings institutions with other financial institutions, including commercial banks and their holding companies. The operations of regulated depository institutions, including the Bank, will continue to be subject to changes in applicable statutes and regulations from time to time.

         The Bank is a North Carolina chartered savings bank, is a member of the FHLB system, and its deposits are insured by the FDIC through the SAIF. It is subject to examination and regulation by the FDIC and the Administrator and to regulations governing such matters as capital standards, mergers, establishment of branch offices, subsidiary investments and activities, and general investment authority. Generally, North Carolina state chartered savings banks whose deposits are issued by the SAIF are subject to restrictions with respect to activities and investments, transactions with affiliates and loans-to-one borrower similar to those applicable to SAIF insured savings associations. Such examination and regulation is intended primarily for the protection of depositors and the federal deposit insurance funds.

         The Bank is subject to various regulations promulgated by the Federal Reserve including, without limitation, Regulation B (Equal Credit Opportunity), Regulation D (Reserves), Regulation E (Electronic Fund Transfers), Regulation O (Loans to Executive Officers, Directors and Principal Shareholders), Regulation Z (Truth in Lending), Regulation CC (Availability of Funds) and Regulation DD (Truth in Savings). As creditors of loans secured by real property and as owners of real property, financial institutions, including the Bank, may be subject to potential liability under various statutes and regulations applicable to property owners generally, including statutes and regulations relating to the environmental condition of real property.

         The FDIC has extensive enforcement authority over North Carolina-chartered savings banks, including the Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to initiate injunctive actions. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices.

         The grounds for appointment of a conservator or receiver for a North Carolina savings bank on the basis of an institution's financial condition include: (i) insolvency, in that the assets of the savings bank are less than its liabilities to depositors and others; (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the savings bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (v) insufficient capital or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

         Transactions with Affiliates. Under current federal law, transactions between the Bank and any affiliate are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of the Bank is any company or entity that controls, is controlled by or is under common control with the savings bank. Generally, subsidiaries of a bank, other than a bank subsidiary, and certain other types of companies are not considered to be affiliates. Generally, Sections 23A and 23B (i) limit the extent to which the Bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such the Bank's capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the Bank or the subsidiary as those provided to a nonaffiliate. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate, the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate, the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person, or issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate.

         Further, current federal law has extended to savings banks the restrictions contained in Section 22(h) of the Federal Reserve Act and its implementing regulations with respect to loans to directors, executive officers and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who own more than 10% of a savings bank, and certain affiliated entities of any of the foregoing, may not exceed, together with all other outstanding loans to such person and affiliated entities, the savings bank's loans-to-one borrower limit as established by federal law and all loans to such persons may not exceed the institution's unimpaired capital and unimpaired surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and stockholders who own more than 10% of a savings bank, and their respective affiliates, unless such loan is approved in advance by a majority of the disinterested directors of the board of directors of the savings bank and the Company. Any "interested" director may not participate in the voting. The Federal Reserve has prescribed the loan amount (which includes all other outstanding loans to such person), as to which such prior board of director approval is required, as being the greater of $25,000 or 5% of unimpaired capital and unimpaired surplus (up to $500,000). Further, pursuant to Section 22(h) the Federal Reserve requires that loans to directors, executive officers, and principal stockholders be made on terms substantially the same as offered in comparable transactions to other persons and not involve more than the normal risk of repayment or present other unfavorable features. Section 22(h) also generally prohibits a depository institution from paying the overdrafts of any of its executive officers or directors.

         Deposit Insurance. The Bank's deposit accounts are insured by the FDIC under the SAIF to the maximum extent permitted by law. The Bank pays deposit insurance premiums to the FDIC based on a risk- based assessment system established by the FDIC for all SAIF-member institutions. Under applicable regulations, institutions are assigned to one of three capital groups that are based solely on the level of an institution's capital ("well capitalized," "adequately capitalized" or "undercapitalized"), which are defined in the same manner as the regulations establishing the prompt corrective action system discussed below. The matrix so created results in nine assessment risk classifications, with rates that, until September 30, 1996, ranged from 0.23% for well capitalized, financially sound institutions with only a few minor weaknesses to 0.31% for undercapitalized institutions that pose a substantial risk to the SAIF unless effective corrective action is taken.

         Pursuant to the DIF Act, which was enacted on September 30, 1996, the FDIC imposed a special assessment on each depository institution with SAIF-assessable deposits which resulted in the SAIF achieving its designated reserve ratio. In connection therewith, the FDIC reduced the assessment schedule for SAIF members, effective January 1, 1997, to a range of 0% to 0.27%, with most institutions paying 0%. This assessment schedule is the same as that for the BIF, which reached its designated reserve ratio in 1995. In addition, since January 1, 1997, SAIF members are charged an assessment of 0.065% of SAIF-assessable deposits for the purpose of paying interest on the obligations issued by the Financing Corporation ("FICO") in the 1980s to help fund the thrift industry cleanup. BIF-assessable deposits will be charged an assessment to help pay interest on the FICO bonds at a rate of approximately .013% until the earlier of December 31, 1999 or the date upon which the last savings association ceases to exist, after which time the assessment will be the same for all insured deposits.

         The DIF Act provides for the merger of the BIF and the SAIF into the Deposit Insurance Fund on January 1, 1999, but only if no insured depository institution is a savings association on that date. The DIF Act contemplates the development of a common charter for all federally chartered depository institutions and the abolition of separate charters for national banks and federal savings associations. It is not known what form the common charter may take and what effect, if any, the adoption of a new charter would have on the operation of the Bank.

         The FDIC may terminate the deposit insurance of any insured depository institution if it determines after a hearing that the institution has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, order or any condition imposed by an agreement with the FDIC. It also may suspend deposit insurance temporarily during the hearing process for the permanent termination of insurance, if the institution has no tangible capital. If insurance of accounts is terminated, the accounts at the institution at the time of termination, less subsequent withdrawals, shall continue to be insured for a period of six months to two years, as determined by the FDIC. Management is aware of no existing circumstances that could result in termination of the deposit insurance of the Bank.

         Community Reinvestment Act. The Bank, like other financial institutions, is subject to the Community Reinvestment Act, as amended ("CRA"). A purpose of this Act is to encourage financial institutions to help meet the credit needs of its entire community, including the needs of low- and moderate-income neighborhoods. A savings bank is evaluated and rated under three categories: a lending test, an investment test and a service test. For each of these three tests, the savings bank is given a rating of either "outstanding," "high satisfactory," "low satisfactory," "needs to improve" or "substantial non-compliance." A set of criteria for each rating is included in the regulation. If an institution disagrees with a particular rating, the institution has the burden of rebutting the presumption by clearly establishing that the quantitative measures do not accurately present its actual performance, or that demographics, competitive conditions or economic or legal limitations peculiar to the service area should be considered. The ratings received under the three tests are used to determine the overall composite CRA rating or "outstanding," "satisfactory," "needs to improve" or "substantial non-compliance."

         During the Bank's last compliance examination, which was performed by the FDIC under the old CRA regulations in July 1996, the Bank received a "satisfactory" rating with respect to CRA compliance. The Bank's rating with respect to CRA compliance would be a factor to be considered by the Federal Reserve and FDIC in considering applications submitted by the Bank to acquire branches or to acquire or combine with other financial institutions and take other actions and could result in the denial of such applications.

         Capital Requirements Applicable To The Bank. The FDIC requires the Bank to have a minimum leverage ratio of Tier I capital (principally consisting of common stockholders' equity, noncumulative perpetual preferred stock and minority interests in consolidated subsidiaries, less certain intangible items, goodwill items, identified losses and investments in securities subsidiaries) to total assets of at least 3%; provided, however that all institutions, other than those (i) receiving the highest rating during the examination process and (ii) not anticipating or experiencing any significant growth, are required to maintain a ratio of 1% or 2% above the stated minimum, with an absolute minimum leverage ratio of not less than 4%. The FDIC also requires the Bank to have a ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, of at least 8%. At least half of the total capital is required to be Tier I capital. The remainder ("Tier II capital") may consist of a limited amount of subordinated debt, certain hybrid capital instruments, other debt securities, certain types of preferred stock and a limited amount of loan loss allowance.

         An institution which fails to meet minimum capital requirements may be subject to a capital directive which is enforceable in the same manner and to the same extent as a final cease and desist order, and must submit a capital plan within 60 days to the FDIC. If the leverage ratio falls to 2% or less, the bank may be deemed to be operating in an unsafe or unsound condition, allowing the FDIC to take various enforcement actions, including possible termination of insurance or placement of the institution in receivership. At December 31, 1997, the Bank had a leverage ratio of 17.4%.

         The Administrator requires that net worth equal at least 5% of total assets. Intangible assets must be deducted from net worth and assets when computing compliance with this requirement.

         At December 31, 1997, the Bank complied with each of the capital requirements of the FDIC and the Administrator. For a description of the Bank's required and actual capital levels on December 31, 1997, see "HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE."

         Each federal banking agency was required by law to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as reflect the actual performance and expected risk of loss on multi-family mortgages. On August 2, 1995, the federal banking agencies issued a joint notice of adoption of final risk- based capital rules to take account of interest rate risk. The final regulation required an assessment of the need for additional capital on a case-by-case basis, considering both the level of measured exposure and qualitative risk factors. The final rule also stated an intent to, in the future, establish an explicit minimum capital charge for interest rate risk based on the level of a bank's measured interest rate risk exposure. The final regulation has not had a material impact on the Bank's capital requirements.

         Effective June 26, 1996, the federal banking agencies issued a joint policy statement announcing the agencies' election not to adopt a standardized measure and explicit capital charge for interest rate risk at that time. Rather, the policy statement (i) identifies the main elements of sound interest rate risk management, (ii) describes prudent principles and practices for each of those elements, and (iii) describes the critical factors affecting the agencies' evaluation of a bank's interest rate risk when making a determination of capital adequacy. The joint policy statement is not expected to have a material impact on the Bank's management of interest rate risk.

         In December 1994, the FDIC adopted a final rule changing its risk-based capital rules to recognize the effect of bilateral netting agreements in reducing the credit risk of two types of financial derivatives interest and exchange rate contracts. Under the rule, savings banks are permitted to net positive and negative mark-to-market values of rate contracts with the same counterparty, subject to legally enforceable bilateral netting contracts that meet certain criteria. This represents a change from the prior rules which recognized only a very limited form of netting. The Bank does not anticipate that this rule will have a material effect upon its financial condition or results of operations.

         Loans-To-One-Borrower. The Bank is subject to the Administrator's loans-to-one-borrower limits. Under these limits, no loans and extensions of credit to any borrower outstanding at one time and not fully secured by readily marketable collateral shall exceed 15% of the net worth of the savings bank. Loans and extensions of credit fully secured by readily marketable collateral may comprise an additional 10% of net worth. These limits also authorize savings banks to make loans-to-one-borrower, for any purpose, in an amount not to exceed $500,000. A savings bank also is authorized to make loans-to-one-borrower to develop domestic residential housing units, not to exceed the lesser of $30 million or 30% of the savings bank's net worth, provided that the purchase price of each single-family dwelling in the development does not exceed $500,000 and the aggregate amount of loans made under this authority does not exceed 150% of net worth. These limits also authorize a savings bank to make loans-to-one-borrower to finance the sale of real property acquired in satisfaction of debts in an amount up to 50% of net worth.

         As of December 31, 1997, the largest aggregate amount of loans which the Bank had to any one borrower was $265,000. The Bank had no loans outstanding which management believes violate the applicable loans-to-one-borrower limits. The Bank does not believe that the loans-to-one-borrower limits will have a significant impact on its business, operations and earnings.

         Federal Home Loan Bank System. The FHLB system provides a central credit facility for member institutions. As a member of the FHLB of Atlanta, the Bank is required to own capital stock in the FHLB of Atlanta in an amount at least equal to the greater of 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts and similar obligations at the end of each calendar year, or 5% of its outstanding advances (borrowings) from the FHLB of Atlanta. On December 31, 1997, the Bank was in compliance with this requirement with an investment in FHLB of Atlanta stock of $143,000.

         Each FHLB is required to contribute at least 10% of its reserves and undivided profits to fund the principal and a portion of the interest on certain bonds and certain other obligations which are used to fund the resolution of troubled savings association cases, and to transfer a percentage of its annual net earnings to the Affordable Housing Program. These contributions continue to reduce the FHLB of Atlanta's earnings and the Bank's dividends on its FHLB of Atlanta stock.

         Federal Reserve System. Federal Reserve regulations require savings banks, not otherwise exempt from the regulations, to maintain reserves against their transaction accounts (primarily negotiable order of withdrawal accounts) and certain nonpersonal time deposits. The reserve requirements are subject to adjustment by the Federal Reserve. As of December 31, 1997, the Bank was in compliance with the applicable reserve requirements of the Federal Reserve.

         Restrictions on Acquisitions. Federal law generally provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire "control," as that term is defined in FDIC regulations, of a state savings bank without giving at least 60 days' written notice to the FDIC and providing the FDIC an opportunity to disapprove the proposed acquisition. Pursuant to regulations governing acquisitions of control, control of an insured institution is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock. In addition, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock. Such acquisitions of control may be disapproved if it is determined, among other things, that (i) the acquisition would substantially lessen competition; (ii) the financial condition of the acquiring person might jeopardize the financial stability of the savings bank or prejudice the interests of its depositors; or
(iii) the competency, experience or integrity of the acquiring person or the proposed management personnel indicates that it would not be in the interest of the depositors or the public to permit the acquisitions of control by such person.

         For three years following completion of the Conversion, North Carolina conversion regulations require the prior written approval of the Administrator before any person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of the Bank. If any person were to so acquire the beneficial ownership of more than 10% of any class of any equity security without prior written approval, the securities beneficially owned in excess of 10% would not be counted as shares entitled to vote and would not be voted or counted as voting shares in connection with any matter submitted to stockholders for a vote. Approval is not required for (i) any offer with a view toward public resale made exclusively to the Bank or its underwriters or the selling group acting on its behalf or (ii) any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Bank by a corporation whose ownership is or will be substantially the same as the ownership of the Bank, provided that the offer or acquisition is made more than one year following the consummation of the Conversion. The regulation provides that within one year following the Conversion, the Administrator would approve the acquisition of more than 10% of beneficial ownership only to protect the safety and soundness of the institution. During the second and third years after the Conversion, the Administrator may approve such an acquisition upon a finding that (i) the acquisition is necessary to protect the safety and soundness of the Company and the Bank or the Boards of Directors of the Company and the Bank support the acquisition and (iii) the acquiror is of good character and integrity and possesses satisfactory managerial skills, the acquiror will be a source of financial strength to the Company and the Bank and the public interests will not be adversely affected.

         Liquidity. The Bank is subject to the Administrator's requirement that the ratio of liquid assets to total assets equal at least 10%. The computation of liquidity under North Carolina regulation allows the inclusion of mortgage-backed securities and investments which, in the judgment of the Administrator, have a readily marketable value, including investments with maturities in excess of five years. On December 31, 1997, the Bank's liquidity ratio, calculated in accordance with North Carolina regulations, was approximately 41%. At December 31, 1997, the Bank had stable, core-like time deposits of $100,000 or more of approximately $1.3 million.

         Additional Limitations on Activities. FDIC law and regulations generally provide that the Bank may not engage as principal in any type of activity, or in any activity in an amount, not permitted for national banks, or directly acquire or retain any equity investment of a type or in an amount not permitted for national banks. The FDIC has authority to grant exceptions from these prohibitions (other than with respect to non-service corporation equity investments) if it determines no significant risk to the insurance fund is posed by the amount of the investment or the activity to be engaged in and if the Bank is and continues to be in compliance with fully phased-in capital standards. National banks are generally not permitted to hold equity investments other than shares of service corporations and certain federal agency securities. Moreover, the activities in which service corporations are permitted to engage are limited to those of service corporations for national banks.

         Savings banks are also generally prohibited from directly or indirectly acquiring or retaining any corporate debt security that is not of investment grade (generally referred to as "junk bonds"). State savings banks are also required to notify the FDIC at least 30 days prior to the establishment or acquisition of any subsidiary, or at least 30 days prior to conducting any such new activity. Any such activities must be conducted in accordance with the regulations and orders of the FDIC and the Administrator.

         Prompt Corrective Regulatory Action. Federal law provides the federal banking agencies with broad powers to take corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," or "critically undercapitalized." Under the FDIC regulations applicable to the Bank, an institution is considered "well capitalized" if it has (i) a total risk-based capital ratio of 10% or greater, (ii) a Tier I risk-based capital ratio of 6% or greater, (iii) a leverage ratio of 5% or greater and (iv) is not subject to any order or written directive to meet and maintain a specific capital level for any capital measure. An "adequately capitalized" institution is defined as one that has (i) a total risk-based capital ratio of 8% or greater, (ii) a Tier I risk-based capital ratio of 4% or greater and (iii) a leverage ratio of 4% or greater (or 3% or greater in the case of an institution with the highest examination rating and which is not experiencing or anticipating significant growth). An institution is considered (A) "undercapitalized" if it has (i) a total risk-based capital ratio of less than 8%, (ii) a Tier I risk-based capital ratio of less than 4% or (iii) a leverage ratio of less than 4% (or 3% in the case of an institution with the highest examination rating and which is not experiencing or anticipating significant growth); (B) "significantly undercapitalized" if the institution has (i) a total risk-based capital ratio of less than 6%, or (ii) a Tier I risk-based capital ratio of less than 3% or (iii) a leverage ratio of less than 3% and (C) "critically undercapitalized" if the institution has a ratio of tangible equity to total assets equal to or less than 2%.

         Interstate Banking. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act"), effective September 29, 1995, permits adequately capitalized bank and savings bank holding companies to acquire control of banks and savings banks in any state. The states may specifically permit interstate acquisitions prior to September 29, 1995, by enacting legislation that provides for such transactions. North Carolina adopted nationwide reciprocal interstate acquisition legislation in 1994.

         Such interstate acquisitions are subject to certain restrictions. States may require the bank or savings bank being acquired to have been in existence for a certain length of time but not in excess of five years. In addition, no bank or saving bank may acquire more than 10% of the insured deposits in the United States or more than 30% of the insured deposits in any one state, unless the state has specifically legislated a higher deposit cap. States are free to legislate stricter deposit caps.

         The Interstate Banking Act also provides for interstate branching, effective June 1, 1997, allowing interstate branching in all states, provided that a particular state has not specifically denied interstate branching by legislation prior to such time. Unlike interstate acquisitions, a state may deny interstate branching if it specifically elects to do so by June 1, 1997. States may choose to allow interstate branching prior to June 1, 1997 by opting-in to a group of states that permits these transactions. These states generally allow interstate branching via a merger of an out-of-state bank with an in-state bank, or on a de novo basis. North Carolina has enacted legislation permitting branching transactions.

         It is anticipated that the Interstate Banking Act will increase competition within the markets in which the Bank now operates, although the extent to which such competition will increase in such markets or the timing of such increase cannot be predicted.

         Restrictions on Dividends and Other Capital Distributions. A North Carolina chartered stock savings bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect of such transaction would be to reduce the net worth of the institution to an amount which is less than the minimum amount required by applicable federal and state regulations. In addition, a North Carolina-chartered stock savings bank, for a period of five years after its Conversion from mutual to stock form, must obtain the written approval from the Administrator before declaring or paying a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) the institution's net income for the most recent fiscal year end, or (ii) the average of the institution's net income after dividends for the most recent fiscal year end and not more than two of the immediately preceding fiscal year ends, if applicable. Under FDIC regulations, no stock repurchases may be made by the savings bank during the first year following a Conversion from mutual to stock, except that stock repurchases of no greater than 5% of the bank's outstanding shares may be repurchased during the first year where compelling and valid business reasons are established to the satisfaction of the FDIC.

         Also, without the prior written approval of the Administrator, a North Carolina-chartered stock savings bank, for a period of five years after its Conversion from mutual to stock form, may not repurchase any of its capital stock. The Administrator will give approval to repurchase only upon a showing that the proposed repurchase will not adversely affect the safety and soundness of the institution.

         In addition, the Bank is not permitted to declare or pay a cash dividend on or repurchase any of its capital stock if the effect thereof would be to cause its net worth to be reduced below the amount required for the liquidation account established in connection with the Bank's Conversion from mutual to stock ownership.

         In connection with the Conversion, the Bank has agreed with the FDIC that, during the first three years after the Conversion, neither the Company nor the Bank will pay any taxable dividend or make any other taxable distribution in excess of their current and retained earnings. The Bank has also agreed to notify the FDIC before making a return of capital during the first three years following the Conversion.

         Restrictions on Benefit Plans. FDIC regulations provide that for a period of one year from the date of the Conversion, the Bank may not implement or adopt a stock option plan or restricted stock plan, other than a tax-qualified plan or an employee stock ownership plan, unless: (1) the plans are fully disclosed in the Conversion proxy soliciting and stock offering material, (2) all such plans are approved by a majority of the Company's stockholders prior to implementation and no earlier than six months following the Conversion, (3) for stock option plans, the exercise price must be at least equal to the market price of the stock at the time of grant, and (4) for restricted stock plans, no stock issued in connection with the Conversion may be used to fund the plan.

         The FDIC regulations provide that, in reviewing plans submitted to the stockholders within one year after the consummation of the Conversion, the FDIC will presume that excessive compensation will result if stock based benefit plans fail to satisfy percentage limitations on management stock-based benefit plans set forth in the regulations of the Office of Thrift Supervision ("OTS"). Those regulations provide that (1) for stock option plans, the total number of shares for which options may be granted may not exceed 10% of the shares issued in the Conversion, (2) for restricted stock plans, the shares issued may not exceed 3% of the shares issued in the Conversion (4% for institutions with tangible capital of 10% or greater after the Conversion), (3) the aggregate amount of stock purchased by an employee stock ownership plan shall not exceed 10% (8% for well-capitalized institutions utilizing a 4% restricted stock plan),
(4) no individual employee may receive more than 25% of the available awards under any plan, and (5) directors who are not employees may not receive more than 5% individually or 25% in the aggregate of the awards under any plan. The awards and grants to be made under the MRP and Option Plan will conform to these requirements if such plans are submitted for stockholder approval within one year after the Conversion is consummated.

         Other North Carolina Regulations. As a North Carolina chartered savings bank, the Bank derives its authority from, and is regulated by, the Administrator. The Administrator has the right to promulgate rules and regulations necessary for the supervision and regulation of North Carolina savings banks under his jurisdiction and for the protection of the public investing in such institutions. The regulatory authority of the Administrator includes, but is not limited to, the establishment of reserve requirements; the regulation of the payment of dividends; the regulation of stock repurchases, the regulation of incorporators, stockholders, directors, officers and employees; the establishment of permitted types of withdrawable accounts and types of contracts for savings programs, loans and investments; and the regulation of the conduct and management of savings banks, chartering and branching of institutions, mergers, conversions and conflicts of interest. North Carolina law requires that the Bank maintain federal deposit insurance as a condition of doing business.

         The Administrator conducts regular examinations of North Carolina chartered savings banks. The purpose of such examinations is to assure that institutions are being operated in compliance with applicable North Carolina law and regulations and in a safe and sound manner. These examinations are usually conducted on a joint basis with the FDIC. In addition, the Administrator is required to conduct an examination of any institution when he has good reason to believe that the standing and responsibility of the institution is of doubtful character or when he otherwise deems it prudent. The Administrator is empowered to order the revocation of the license of an institution if he finds that it has violated or is in violation of any North Carolina law or regulation and that revocation is necessary in order to preserve the assets of the institution and protect the interests of its depositors. The Administrator has the power to issue cease and desist orders if any person or institution is engaging in, or has engaged in, any unsafe or unsound practice or unfair and discriminatory practice in the conduct of its business or in violation of any other law, rule or regulation.

         A North Carolina chartered savings bank must maintain net worth, computed in accordance with the Administrator's requirements, of 5% of total assets and liquidity of 10% of total assets, as discussed above. Additionally, a North Carolina-chartered savings bank is required to maintain general valuation allowances and specific loss reserves in the same amounts as required by the FDIC.

         Subject to limitation by the Administrator, North Carolina chartered savings banks may make any loan or investment or engage in any activity which is permitted to federally chartered institutions. However, a North Carolina chartered savings bank cannot invest more than 15% of its total assets in business, commercial, corporate and agricultural loans. In addition to such lending authority, North Carolina chartered savings banks are authorized to invest funds, in excess of loan demand, in certain statutorily permitted investments, including but not limited to (i) obligations of the United States, or those guaranteed by it; (ii) obligations of the State of North Carolina;
(iii) bank demand or time deposits; (iv) stock or obligations of the federal deposit insurance fund or a FHLB; (v) savings accounts of any savings institution as approved by the board of directors; and (vi) stock or obligations of any agency of the State of North Carolina or of the United States or of any corporation doing business in North Carolina whose principal business is to make education loans.

         North Carolina law provides a procedure by which savings institutions may consolidate or merge, subject to approval of the Administrator. The approval is conditioned upon findings by the Administrator that, among other things, such merger or consolidation will promote the best interests of the members or stockholders of the merging institutions. North Carolina law also provides for simultaneous mergers and conversions and for supervisory mergers conducted by the Administrator.

         Future Requirements. Statutes and regulations are regularly introduced which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of financial institutions. It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the Company and the Bank may be affected by such statute or regulation.


                            MANAGEMENT OF THE COMPANY

         The Board of Directors of the Company currently consists of seven directors: Preston A. Burns, John J. Crawford, W. Kenneth Huntley, Emmett S. Patterson, John R. Potter, H. Patrick Taylor, Jr. and Eugene M. Ward. Each of these persons is also a director of the Bank, and biographical information with respect to each is set forth under "MANAGEMENT OF THE BANK -- Directors" and " -- Executive Officers." Each director is elected for a one-year term. However, at such time, if any, as the number of directors is at least nine, the Articles of Incorporation and Bylaws of the Company provide for staggered elections so that approximately one-third of the directors will each be initially elected to one, two and three-year terms, respectively, and thereafter, all directors will be elected to terms of three years each.

         The executive officers of the Company, each of whom is also currently an executive officer of the Bank, and each of whom serves at the discretion of the Board of Directors of the Company, are as follows:

                                      Age at                      Position Held
           Name                  December 31, 1997               With the Company
           ----                  -----------------               ----------------
Eugene M. Ward                          63                President and Chief Executive
                                                          Officer
Nancy H. Allen                          52                Treasurer and Assistant
                                                          Secretary
Veda H. Edwards                         57                Secretary

         Biographical information with respect to each of these officers is set forth below under "MANAGEMENT OF THE BANK -- Executive Officers." There are no other employees of the Company. No officer, director or employee of the Company has received remuneration from the Company to date, and it is currently expected that no compensation will be paid by the Company after the Conversion. Information concerning the principal occupations and employment of, and compensation paid by the Bank to, the directors and executive officers of the Company is set forth under "MANAGEMENT OF THE BANK." See "MANAGEMENT OF THE BANK -- Employment Agreement" for a description of the employment agreement expected to be entered into with the Chief Executive Officer of the Company and the Bank.


                             MANAGEMENT OF THE BANK

Directors

         The direction and control of the Bank, as a mutual North Carolina chartered savings bank, has been vested in its seven-member Board of Directors elected by the depositor and borrower members of the Bank. Upon Conversion of the Bank to capital stock form, each director of the Bank immediately prior to the Conversion will continue to serve as a director of the Bank as a stock institution. All directors currently serve for one-year terms. The Bank's proposed Bylaws, which would become effective after the Conversion, provide for staggered elections of its directors, if and when the number of directors equals at least nine, so that approximately one-third of the directors would be elected each year for three-year terms. Upon consummation of the Conversion, the Company will own all of the issued and outstanding shares of capital stock of the Bank, and the Company will elect the directors of the Bank. The Company now plans to nominate and re-elect all members of the Bank's existing board of directors when their existing terms expire. The following table sets forth certain information with respect to the persons who currently serve as members of the Board of Directors of the Bank.

                                   Age on
                                December 31,                        Principal Occupation                      Director
Name                                1997                           During Last Five Years                       Since
----                               ------                          ----------------------                     --------
Preston A. Burns,                    83           Retired, former President of Wadesboro Auto                   1958
Chairman                                          Supply

John J. Crawford                     77           Retired, former owner of Crawford Motor                       1960
                                                  Company
W. Kenneth Huntley                   48           President, Huntley Oil and Gas Company, Inc.                  1989

Emmett S. Patterson                  59           General Manager and Executive Vice President,                 1988
                                                  PeeDee Electric Membership Corporation

John R. Potter                       79           Retired, former Anson County Agricultural                     1962
                                                  Extension Agent
H. Patrick Taylor, Jr.               73           Attorney                                                      1961

Eugene M. Ward                       63           President, Anson Savings Bank, SSB                            1962

Board Meetings and Committees

         The Bank's Board of Directors has regular monthly meetings, and held 12 regular and special meetings in the fiscal year ended June 30, 1997. The Board has also established three committees to whom certain responsibilities have been delegated - an Executive Committee, a Nominating/Compensation Committee and a Proxy Committee. In addition, all of the directors serve on the Loan Committee and the Audit Committee; however, only 3 directors are asked to attend any one meeting of the Loan Committee. No director attended fewer than 75% of the total number of Board meetings and meetings of Board committees (other than the Loan Committee) on which he served during the year ended June 30, 1997. In addition, no director attended few than 75% of the total number of Loan Committee meetings he was requested to attend during the year ended June 30, 1997.

         The Executive Committee is composed of directors Preston Burns, Eugene Ward, John Potter and John Crawford. The Executive Committee makes recommendations to the full Board and acts on policies adopted by the full Board in the absence of a meeting of the entire Board. The Executive Committee meets on an as needed basis and did not meet during the year ended June 30, 1997.

         The Nominating/Compensation Committee is composed of directors John Crawford, John Potter and Emmett Patterson. This committee recommends individuals to be elected to serve as directors of the Bank and recommends to the Board of Directors the compensation to be paid to the Bank's officers. The Nominating/Compensation Committee generally meets on an annual basis and met one time during the year ended June 30, 1997.

         The Proxy Committee is composed of directors John Potter, Kenneth Huntley, and John Crawford. The Proxy Committee meets on an as needed basis and met one time during the year ended June 30, 1997.

         The full Board of Directors serves as a Loan Committee with any three directors constituting a quorum for purposes of approving loans. The Loan Committee meets on an as needed basis and met 35 times during the year ended June 30, 1997.

         The full Board of Directors also serves the function of an Audit Committee. The Board meets with and retains independent auditors, oversees the adequacy of internal controls, insuring compliance with the Bank's policies and procedures and with generally accepted accounting principles.

Directors' Fees

         For their service on the Bank's Board of Directors, all members of the Bank's Board of Directors, including Mr. Ward, receive an annual retainer of $600.00 and an additional $200.00 per meeting attended. Board fees are subject to adjustment annually. The Executive Committee members, including Mr. Ward, receive $50.00 per meeting attended; all of the directors, excluding Mr. Ward, receive $50.00 per month for their services on the Loan Committee.

Executive Officers

         The Bank has three executive officers. The following table sets forth certain information with respect such executive officers:

 Name and Principal                     Age on                   Positions and Occupations             Employed By
    Position                       December 31, 1997              During Last Five Years             the Bank Since
    --------                       -----------------             ------------------------            --------------
 Eugene M. Ward                           63                    President and Chief Executive             1962
                                                                Officer
 Nancy H. Allen                           52                    Treasurer and Assistant                   1964
                                                                Secretary
 Veda H. Edwards                          57                    Secretary                                 1959


Executive Compensation

         The following table sets forth for the fiscal year ended June 30, 1997 certain information regarding compensation received by (i) the chief executive officer of the Bank and (ii) all other executive officers whose cash compensation exceeded $100,000 (there were none).

                                                                                    Other Annual
                  Name and                                                          Compensation           All Other
             Principal Position                  Salary           Bonus                ($)/2/             Compensation
             ------------------                  ------           -----             ------------          ------------
Eugene M. Ward, President and                   $64,000/1/        $7,320                ---                   $395/3/
Director

--------------------

/1/      Includes directors' fees of $3,000 received by Mr. Ward.
/2/ Under the "Other Annual Compensation" category, perquisites for the fiscal year ended June 30, 1997 did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for Mr. Ward.
/3/ Represents the amount of the insurance premium paid by the Bank for term life insurance for the benefit of Mr. Ward.

         The Bank's Nominating/Compensation Committee determines the compensation of the executive officers. The salaries of each of the executive officers is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. The Board of Directors also compares the compensation of the Bank's executive officers with compensation paid to executives of comparable financial institutions in North Carolina and executives of other businesses in the Bank's market area. Mr. Ward participates in the deliberations of the Board of Directors regarding compensation of executive officers other than himself. He does not participate in the discussion or decisions regarding his own compensation.

Bonus Compensation

         The Board of Directors of the Bank has established a plan for awarding an annual bonus to all employees of the Bank. Under the terms of the annual bonus plan, if the profits of the Bank exceed a certain target amount, which target amount is determined annually by the Bank's Board of Directors, an aggregate amount equal to 10% of the profits of the Bank is divided pro rata among the full-time employees based on each employee's base salary. However, the annual bonus paid to each of the Bank's employees may not exceed 20% of each such employee's annual base salary. However, as is the case with the Bank's compensation arrangements in general, the Bank's bonus compensation is subject to regulatory oversight and, therefore, could be changed in the future in response to regulatory requirements or otherwise.

Other Benefits

         The Bank maintains a Pension Plan for its employees. All full-time employees of the Bank who have completed one year of service and who are at least twenty-one (21) years of age are covered under the Pension Plan.

         Participants are fully vested in amounts contributed to the Pension Plan on their behalf after six (6) years of service, as follows: less than 2 years of service, 0%; 2 years, 20%; 3 years, 40%; 4 years, 60%; 5 years, 80%; 6 years, 100%. Benefits under the Pension Plan are payable in the event of the participant's retirement, death, disability or termination of employment.

         Normal retirement age under the Pension Plan is the later of (a) age sixty-five (65), or (b) the fifth anniversary of the participant's joining the plan ("Normal Retirement Age"). Subject to certain restrictions on maximum benefits required by federal law, upon reaching Normal Retirement Age, each participant will receive a retirement benefit in the form of a straight life annuity, determined pursuant to a formula which takes into consideration a participant's "average monthly compensation" and up to seven (7) years of service. For purposes of the Pension Plan, a participant's "average monthly compensation" is defined as a participant's compensation converted to a monthly amount and then averaged over the five (5) consecutive plan years of the last ten (10) calendar years immediately preceding his retirement.

         As of June 30, 1997, Mr. Ward's expected benefit under the Pension Plan at Normal Retirement Age was $33,444 per year.

         The Bank also provides its employees with group medical, dental, life and disability insurance benefits and provides vacation leave.

Employment Agreement

         In connection with the Conversion, the Bank will enter into an employment agreement with Eugene M. Ward, President and Chief Executive Officer, in order to establish his duties and compensation and to provide for his continued employment with the Bank. The agreement will provide for an initial annual base salary of $__________ and an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), Mr. Ward's base salary shall be increased by at least 6% annually and the agreements will automatically be extended so that it will have a three-year term after the change in control. In addition, the employment agreement provides for possible profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or the Company for employees of the Bank, as well as fringe benefits normally associated with Mr. Ward's office. It is contemplated that Mr. Ward will receive holiday bonuses computed on the same basis as those paid to other employees. The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that they may otherwise be terminated by the Bank (subject to vested rights) or by Mr. Ward.

         The employment agreement provides that the nature of Mr. Ward's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group. The agreement also provides that, in the event of the employee's death following a change in control, the remaining payments to be made under the agreements will be made to the employee's beneficiary or the beneficiary's estate.

         The employment agreement could have the effect of making it less likely that the Bank or the Company will be acquired by another entity. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK -- The Company -- Anti-Takeover Effect of Employment Agreement and Benefit Plans."

Severance Plan

         In connection with the Conversion, the Bank's Board of Directors plans to adopt a Severance Plan for the benefit of its employees. The Severance Plan provides that in the event there is a "change in control" (as defined in the Severance Plan) of the Bank or the Company and (i) the Bank or any successor of the Bank terminates the employment of any full time employee of the Bank in connection with, or within 24 months after the change in control, other than for "cause" (as defined in the Severance Plan), or (ii) an employee terminates his or her employment with the Bank or any successor following a decrease in the level of such employee's annual base salary rate or a transfer of such employee to a location more than 40 miles distant from the employee's primary work station within 24 months after a change in control, the employee shall be entitled to a severance benefit equal to the following: (a) if the employee has been an employee for less than twenty
(20) years, the employee shall be entitled to a benefit equal to the greater of
(1) an amount equal to two weeks' salary at the employee's existing salary rate multiplied times the employee's number of complete years of service as a Bank employee or (2) the amount of one month's salary at the employee's salary rate at the time of termination; or (b) if the employee has been an employee for at least twenty (20) years, the employee shall be entitled to a benefit equal to the greater of (1) an amount equal to two weeks' salary of the employee's existing salary rate multiplied times the employee's number of complete years of service as a Bank employee or (2) an amount equal to two years of the employee's annual salary at the employee's existing salary rate. Officers of the Bank who, at the time of a "change in control," are parties to an employment agreement having a remaining term of more than two years are not covered by the Severance Plan.

Proposed Management Recognition Plan

         The Boards of Directors of the Company and the Bank intend to adopt the MRP, subject to approval of the stockholders of the Company at a meeting to be held no sooner than six months following the Conversion. The MRP will serve as a means of providing the directors and employees of the Bank with an ownership interest in the Company in a manner designed to encourage such persons to continue their service to the Bank. All directors and certain employees of the Bank would receive benefits under the MRP.

         The Company's directors are expected to act by majority as trustees of the trust associated with the MRP (the "MRP Trust"). The trustees of the MRP Trust (the "MRP Trustees") will have the responsibility to hold and invest all funds contributed to the MRP Trust.

         At any time following approval of the MRP by the Company's stockholders, the Company and the Bank expect to contribute sufficient funds to the MRP Trust so that the MRP Trust could purchase a number of shares of Common Stock equal to 4% of the shares issued in the Conversion. Such shares would be provided by the issuance of authorized but unissued shares of Common Stock or shares purchased by the MRP Trust in the open market. Whether such shares will be purchased in the open market or newly issued by the Company, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to the Company. Shares issued to recipients under the MRP will be restricted and subject to forfeiture as described below.

         Recipients would not be required to pay for shares issued to them under the MRP. To the extent that the MRP acquires authorized but unissued shares of Common Stock after the Conversion, the interests of existing shareholders will be diluted. Assuming the issuance of 759,000 shares in the Conversion and receipt of stockholder approval, 30,360 shares would be issued pursuant to the MRP. Under applicable regulations, if the proposed MRP is submitted to and approved by the stockholders of the Company within one year after consummation of the Conversion, (i) no employee of the Bank (including Mr. Ward) could receive more than 25% of the shares issued under the MRP, or 7,590 shares, assuming the issuance of 759,000 shares in the Conversion, (ii) the six non-employee directors of the Bank could receive restricted stock grants for an aggregate of not more than 25% of the shares issued under the MRP, or 7,590 shares, assuming the issuance of 759,000 shares in the Conversion and (iii) none of the six non-employee directors of the Bank could receive individually more than 5% of the shares issued under the MRP, or 1,518 shares, assuming the issuance of 759,000 shares in the Conversion. If the MRP is submitted to and approved by the Company's stockholders more than one year after consummation of the Conversion, the regulatory percentage limitations set forth above would not apply.

         After the grant of shares of Common Stock under the MRP, recipients will be entitled to vote all vested and unvested shares and receive all dividends and other distributions with respect thereto. If the MRP is submitted for stockholder approval within twelve months after consummation of the Conversion, the MRP will provide that 20% of the shares granted will vest and become nonforfeitable on the first anniversary of the date of the grant under the MRP, and 20% will vest and become nonforfeitable on each subsequent anniversary date, so that the shares would be completely vested at the end of five years after the date of grant. Grants of Common Stock under the MRP will immediately vest upon the disability or death of a recipient.

         If the MRP is submitted to the Company's stockholders and approved by them more than one year after the consummation of the Conversion, the MRP may provide for a different or no vesting schedule and may provide that grants of Common Stock under the MRP will become automatically vested upon retirement or upon a change in control of the Company or the Bank. In such event, it is expected that a "change in control" would have the same meaning as is set forth in the employment agreement with Mr. Ward. See "-- Employment Agreement."

         Until shares become vested, the right to direct the voting of such shares and the right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged or otherwise encumbered. If the recipient of shares under the MRP terminates his service to the Bank prior to the time shares become vested (and such shares are not automatically vested under the terms of the MRP), unvested shares would be forfeited to the MRP and would be subject to future allocations to others. In addition, the recipient would be required to repay all dividends received with respect to shares that did not become vested. It is expected that the MRP will provide that it cannot be terminated upon a change in control of the Company or the Bank unless the acquiror provides for an equivalent benefit.

         If the MRP is approved by the stockholders, the Bank expects to recognize a compensation expense for the MRP awards in the amount of the fair market value of the Common Stock granted. The expense would be recognized pro rata over the years during which shares vest. The recipients of stock grants would be required to recognize ordinary income equal to the fair market value of the stock.

Proposed Option Plan

         The Boards of Directors of the Company and the Bank intend to adopt the Option Plan, subject to approval of the stockholders of the Company at a meeting to be held no sooner than six months following the Conversion. As soon as practicable following stockholder approval of the Option Plan, Common Stock in the aggregate amount equal to 10% of the shares issued in the Conversion would be reserved for future issuance by the Company upon the exercise of the stock options granted under the Option Plan. Assuming the issuance of between 561,000 and 759,000 shares in the Conversion, an aggregate of between 56,100 and 75,900 shares of Common Stock would be reserved for issuance. However, some or all of the shares issued upon the exercise of options granted under the Option Plan may be purchased in the open market at the time of exercise.

         Assuming the Option Plan is approved by the stockholders of the Company, the Option Plan would be administered by a committee of the Company's Board of Directors. Options granted under the Option Plan will have an option exercise price of not less than the fair market value of the Common Stock on the date the options are granted. Options granted under the Option Plan will have a term of ten years, will not be transferable except upon death and will continue to be exercisable upon retirement, death or disability. If the Option Plan is submitted for stockholder approval within twelve months after consummation of the Conversion, options granted under the Option Plan will have a vesting schedule which will provide that 20% of the options granted would vest and become nonforfeitable on the first anniversary of the date of the option grant and 20% will vest and become nonforfeitable on each subsequent anniversary date, so that the options would be completely vested at the end of five years after the date of the option grant. Options would become 100% vested upon death or disability.

         If the Option Plan is submitted to and approved by the Company's stockholders more than one year after consummation of the Conversion, the Option Plan may provide for a different or no vesting schedule and may provide that options will become automatically vested upon retirement or upon a change in control of the Company or the Bank. In such event, it is expected that a "change in control" would have the same meaning as is set forth in the employment agreement with Mr. Ward. See "-- Employment Agreement." The Option Plan is expected to provide that the Plan cannot be terminated upon a change in control of the Company or the Bank unless the acquiror provides for an equivalent benefit to holders of unvested options.

         Under applicable regulations, if the proposed Option Plan is submitted to and approved by the stockholders of the Company within one year after consummation of the Conversion, (i) no employee of the Bank (including Mr. Ward) could receive more than 25% of the options issued under the Option Plan, or options to purchase 18,975 shares, assuming the issuance of 759,000 shares in the Conversion, (ii) the six non-employee directors of the Bank could receive not more than 25% of the options issued under the Option Plan, or options to purchase 18,975 shares, assuming the issuance of 759,000 shares in the Conversion, and (iii) none of the six non-employee directors of the Bank could receive individually more than 5% of the options issued under the Option Plan, or options to purchase 3,795 shares, assuming the issuance of 759,000 shares in the Conversion. If the Option Plan is submitted to and approved by the Company's stockholders more than one year after consummation of the Conversion, the regulatory percentage limitations set forth above would not apply.

         Options granted to employees under the Option Plan may be "incentive stock options" which are designed to result in beneficial tax treatment to the employee but no tax deduction to the Company or the Bank. The holder of an incentive stock option generally is not taxed for federal income tax purposes on either the grant or the exercise of the option. However, the optionee must include in his or her federal alternative minimum tax income any excess (the "Bargain Element") of the acquired common stock's fair market value at the time of exercise over the exercise price paid by the optionee. Furthermore, if the optionee sells, exchanges, gives or otherwise disposes of such common stock (other than in certain types of transactions) either within two years after the option was granted or within one year after the option was exercised (an "Early Disposition"), the optionee generally must recognize the Bargain Element as compensation income for regular federal income tax purposes. Any gain realized on the disposition in excess of the Bargain Element is subject to recognition under the usual rules applying to dispositions of property. If a taxable sale or exchange is made after such holding periods are satisfied, the difference between the exercise price and the amount realized upon the disposition of the common stock generally will constitute a capital gain or loss for tax purposes. If an optionee exercises an incentive stock option and delivers shares of common stock as payment for part or all of the exercise price of the stock purchased ("Payment Stock"), no gain or loss generally will be recognized with respect to the Payment Stock; provided, however, if the Payment Stock was acquired pursuant to the exercise of an incentive stock option, the optionee will be subject to recognizing as compensation income the Bargain Element on the Payment Stock as an Early Disposition if the exchange for the new shares occurs prior to the expiration of the holding periods for the Payment Stock. The Company generally would not recognize gain or loss or be entitled to a deduction upon either the grant of an incentive stock option or the optionee's exercise of an incentive stock option. However, if there is an Early Disposition, the Company generally would be entitled to deduct the Bargain Element as compensation paid the optionee.

         Options granted to directors under the Option Plan would be "non-qualified stock options." In general, the holder of a non-qualified stock option will recognize compensation income equal to the amount by which the fair market value of the common stock received on the date of exercise exceeds the sum of the exercise price and any amount paid for the non-qualified stock option. If the optionee elects to pay the exercise price in whole or in part with common stock, the optionee generally will not recognize any gain or loss on the common stock surrendered in payment of the exercise price. The Company would not recognize any income or be entitled to claim any deduction upon the grant of a non-qualified stock option. At the time the optionee is required to recognize compensation income upon the exercise of the non-qualified stock option, the Company would recognize a compensation expense and be entitled to claim a deduction in the amount equal to such compensation income.

         If the Option Plan is approved by the stockholders of the Company, the options granted to employees and directors pursuant to the Option Plan would be issued in recognition of the recipients' past service to the Bank and as an incentive for their continued performance. No cash consideration will be paid for the options.

Certain Indebtedness and Transactions of Management

         The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. The Bank does not make loans to executive officers and directors of the Bank on terms more favorable than could be obtained by persons not affiliated with the Bank. There were no loans outstanding at December 31, 1997 which were made to directors and officers and their affiliates.


                         DESCRIPTION OF CAPITAL STOCK

The Company

         The Company is authorized to issue 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Neither the authorized Common Stock nor the authorized preferred stock has any par value.

         Common Stock. General. The Company's Common Stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other governmental entity. Upon payment of the purchase price for the Common Stock, all such stock will be duly authorized, validly issued, fully paid, and nonassessable.

         Dividends. The holders of the Company's Common Stock will be entitled to receive and share ratably in such dividends on Common Stock as may be declared by the Board of Directors of the Company out of funds legally available therefor, subject to applicable statutory and regulatory restrictions. See "SUPERVISION AND REGULATION -- Regulation of the Company -- Restrictions on Dividends." The ability of the Company to pay dividends may be dependent on the receipt of dividends from the Bank. See "DIVIDEND POLICY," "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions," and "TAXATION."

         Stock Repurchases. The shares of Common Stock do not have any redemption provisions. Stock repurchases are subject to North Carolina corporate laws regarding capital distributions.

         Voting Rights. Upon Conversion, the holders of Common Stock, as the only class of capital stock of the Company then outstanding, will possess exclusive voting rights with respect to the Company. Such holders will have the right to elect the Company's Board of Directors and to act on such other matters as are required to be presented to stockholders under North Carolina law or as are otherwise presented to them. Each holder of Common Stock will be entitled to one vote per share. The holders of Common Stock will have no right to vote their shares cumulatively in the election of directors. As a result, the holders of a majority of the shares of Common Stock will have the ability to elect all of the directors on the Company's Board of Directors.

         Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock of the Company would be entitled to ratably receive, after payment of or making of adequate provisions for, all debts and liabilities of the Company and after the rights, if any, of preferred stockholders of the Company, all remaining assets of the Company available for distribution.

         Preemptive Rights. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued by the Company.

         Shares Owned by Directors and Executive Officers. All shares of Common Stock issued in the Conversion to directors and executive officers of the Company and the Bank will contain a restriction providing that such shares may not be sold without the written permission of the Administrator for a period of one year following the date of purchase, except in the event of death of the director or the executive officer.

         Preferred Stock. None of the 5,000,000 shares of the Company's authorized preferred stock have been issued and none will be issued in the Conversion. Such stock may be issued in one or more series with such rights, preferences and designations as the Board of Directors of the Company may from time to time determine subject to applicable law and regulations. If and when such shares are issued, holders of such shares may have certain preferences, powers and rights (including voting rights) senior to the rights of the holders of the Common Stock. The Board of Directors can (without stockholder approval) issue preferred stock with voting and conversion rights which could, among other things, adversely affect the voting power of the holders of the Common Stock and assist management in impeding an unfriendly takeover or attempted change in control of the Company that some stockholders may consider to be in their best interests but to which management is opposed. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK --The Company -- Restrictions in Articles of Incorporation and Bylaws." The Company has no current plans to issue preferred stock.

         Restrictions on Acquisition. Acquisitions of the Company and acquisitions of the capital stock of the Company are restricted by provisions in the Articles of Incorporation and Bylaws of the Company and by various federal and state laws and regulations. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK -- The Company -- Restrictions in Articles of Incorporation and Bylaws" and "-- Regulatory Restrictions."

The Bank

         Common Stock. After consummation of the Conversion, the Bank will be authorized to issue 100,000 shares of common stock, no par value ("the Bank Common Stock"). The Bank Common Stock will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or any other governmental entity.

         Dividends. The payment of dividends by the Bank is subject to limitations which are imposed by North Carolina law and regulations. See "DIVIDEND POLICY" and "SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions." In addition, federal income tax law considerations may affect the ability of the Bank to pay dividends and make other capital distributions. See "TAXATION." The holders of the Bank Common Stock will be entitled to receive and share ratably in such dividends on the Bank Common Stock as may be declared by the Board of Directors of the Bank out of funds legally available therefor, subject to applicable statutory and regulatory restrictions.

         Voting Rights. As a mutual North Carolina chartered savings bank, the Bank currently has no stockholders, and voting rights in the Bank are currently held by the Bank's members (depositors and borrowers). Members elect the Bank's Board of Directors and vote on such other matters as are required to be presented to them under North Carolina law.

         Upon Conversion, the Company, as sole stockholder of the Bank, will possess the exclusive voting rights with respect to the Bank Common Stock, will elect the Bank's Board of Directors and will act on such other matters as are required to be presented to stockholders under North Carolina law or as are otherwise presented to stockholders by the Bank's Board of Directors. The holders of the Bank Common Stock will have no right to vote their shares cumulatively in the election of directors of the Bank.

         Liquidation Rights. After the Conversion, in the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of all of the Bank's outstanding capital stock, would be entitled to receive all remaining assets of the Bank available for distribution, after payment of or making of adequate provisions for, all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the liquidation account established in connection with the Conversion to Eligible Account Holders and Supplemental Eligible Account Holders. See "THE CONVERSION -- Effects of Conversion -- Liquidation Rights."

         Preemptive Rights. Holders of the Bank Common Stock will not be entitled to preemptive rights with respect to any shares which may be issued by the Bank.

         Restrictions on Acquisition. Acquisitions of the Bank and acquisitions of its capital stock are restricted by various federal and state laws and regulations. See "ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK -- The Bank."


          ANTI-TAKEOVER PROVISIONS AFFECTING THE COMPANY AND THE BANK

The Company

         Restrictions in Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Company contain certain provisions that are intended to encourage a potential acquiror to negotiate any proposed acquisition of the Company directly with the Company's Board of Directors. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management. The Board of Directors believes that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the Board of Directors' view that these provisions should not discourage persons from proposing a merger or transaction at prices reflective of the true value of the Company and that otherwise is in the best interests of all stockholders. However, these provisions may have the effect of discouraging offers to purchase the Company or its securities which are not approved by the Board of Directors but which certain of the Company's stockholders may deem to be in their best interests or pursuant to which stockholders would receive a substantial premium for their shares over the current market prices. Therefore, the existence of such anti-takeover provisions in fact may not always be in the best interests of all shareholders. Stockholders who might desire to participate in such a takeover not supported by management may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors and management more difficult. Nevertheless, the Boards of Directors of the Bank and the Company believe these provisions are in the best interests of the stockholders because they will assist the Company's Board of Directors in managing the affairs of the Company in the manner they believe to be in the best interests of stockholders generally and because a company's board of directors is often best able in terms of knowledge regarding the company's business and prospects, as well as resources, to negotiate the best transaction for its stockholders as a whole.

         The following description of certain of the provisions of the Articles of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each instance to such Articles of Incorporation and Bylaws. See "ADDITIONAL INFORMATION" regarding how to obtain a copy of these documents.

         Board of Directors. The Bylaws of the Company provide that the number of directors shall not be less than five nor more than 15. The initial number of directors is seven, but such number may be changed by resolution of the Board of Directors. These provisions have the effect of enabling the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt and may make it more difficult for a person seeking to acquire control of the Company to gain majority representation on the Board of Directors in a relatively short period of time. The Company believes these provisions to be important to continuity in the composition and policies of the Board of Directors.

         The Articles of Incorporation provide that, if and when the number of directors is at least nine, there will be staggered elections of directors so that the directors will each be initially elected to one, two or three-year terms, and thereafter (so long as the number of directors is nine or more) all directors will be elected to terms of three years each. This provision also has the effect of making it more difficult for a person seeking to acquire control of the Company to gain majority representation on the Board of Directors.

         The Articles of Incorporation and Bylaws of the Company provide that directors may be removed prior to the end of their term only for cause.

         Cumulative Voting. The Articles of Incorporation do not provide for cumulative voting for any purpose. Cumulative voting in election of directors entitles a stockholder to cast a total number of votes equal to the number of directors to be elected multiplied by the number of his or her shares and to distribute that number of votes among such number of nominees as the stockholder chooses. The absence of cumulative voting for directors limits the ability of a minority stockholder to elect directors. Because the holder of less than a majority of the Company's shares cannot be assured representation on the Board of Directors, the absence of cumulative voting may discourage accumulations of the Company's shares or proxy contests that would result in changes in the Company's management. The Board of Directors believes that (i) elimination of cumulative voting will help to assure continuity and stability of management and policies; (ii) directors should be elected by a majority of the stockholders to represent the interests of the stockholders as a whole rather than be the special representatives of particular minority interests; and (iii) efforts to elect directors representing specific minority interests are potentially divisive and could impair the operations of the Company.

         Special Meetings. The Bylaws of the Company provide that special meetings of stockholders of the Company may be called by the Chairman of the Board, the Chief Executive Officer, the President, or by the Board of Directors. If a special meeting is not called by such persons or entities, stockholder proposals cannot be presented to the stockholders for action until the next annual meeting.

         Capital Stock. The Articles of Incorporation of the Company authorize the issuance of 20,000,000 shares of common stock and 5,000,000 shares of preferred stock. The shares of common stock and preferred stock authorized in addition to the number of shares of Common Stock to be issued pursuant to the Conversion were authorized to provide the Company's Board of Directors with flexibility to issue additional shares, without further stockholder approval, for proper corporate purposes, including financing, acquisitions, stock dividends, stock splits, director and employee stock options, grants of restricted stock to directors and certain employees and other appropriate purposes. However, issuance of additional authorized shares may also have the effect of impeding or deterring future attempts to gain control of the Company.

         The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, dividend rights, and liquidation preferences, which could adversely affect the voting power of the holders of the Common Stock and discourage an attempt to acquire control of the Company. The Board of Directors does not intend to issue any preferred stock, except on terms which it deems to be in the best interests of the Company and its stockholders. However, the Board of Directors has the power, to the extent consistent with its fiduciary duties, to issue preferred stock to persons friendly to management or otherwise in order to impede attempts by third parties to acquire voting control of the Company and to impede other transactions not favored by management. The Board of Directors currently has no plans for the issuance of additional shares of Common Stock (except for such shares as may be necessary to fund a MRP and a Option Plan) or of shares of preferred stock.

         Director Nominations. The Bylaws of the Company require a stockholder who intends to nominate a candidate for election to the Board of Directors at a stockholders' meeting to give written notice to the Secretary of the Company at least 50 days (but not more than 90 days) in advance of the date of the meeting at which such nominations will be made. The nomination notice is also required to include specified information concerning the nominee and the proposing stockholder. The Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders to provide sufficient time for the Board of Directors to study all nominations and to determine whether to recommend to the stockholders that such nominees be considered.

         Supermajority Voting Provisions. The Company's Articles of Incorporation require the affirmative vote of 75% of the outstanding shares entitled to vote to approve a merger, consolidation, or other business combination, unless the transaction is approved, prior to consummation, by the vote of at least 75% of the number of the Continuing Directors (as defined in the Articles of Incorporation) on the Company's Board of Directors. "Continuing Directors" generally includes all members of the Board of Directors who are not affiliated with any individual, partnership, trust or other person or entity (or the affiliates and associates of such person or entity) which is a beneficial owner of 10% or more of the voting shares of the Company. This provision could tend to make the acquisition of the Company more difficult to accomplish without the cooperation or favorable recommendation of the Company's Board of Directors.

         Anti-Takeover Effect of Employment Agreements and Benefit Plans. If approved by the stockholders of the Company at a meeting of stockholders following the Conversion, the MRP and the Option Plan will provide for the ownership of additional shares of Common Stock by the employees and the directors of the Bank and for voting control by directors and certain employees over shares held by the MRP and Option

Plan which are attributable to grants made to them under such plans even though the grants are not yet vested. See "MANAGEMENT OF THE BANK -- Proposed Management Recognition Plan" and "-- Proposed Option Plan."

         If (i) the Option Plan is approved by the stockholders of the Company within one year after the Conversion and all of the stock options which could be granted to directors and executive officers under the Option Plan are granted and exercised or the shares for such options are acquired by the Option Plan and all option shares are acquired in the open market, (ii) the MRP is approved by the stockholders of the Company within one year after the Conversion, all of the MRP shares which could be granted to directors and executive officers are granted and issued and all such shares are acquired in the open market, (iii) the Company did not issue any additional shares of its Common Stock, the shares held by directors and executive officers and their associates as a group, including (a) shares purchased outright in the Conversion, (b) shares purchased pursuant to the Option Plan and (c) shares granted under the MRP, would give such persons effective control over as much as 19.37% or 16.88%, at the minimum and maximum of the Estimated Valuation Range, respectively, of the Common Stock issued and outstanding.

         The existence of the employment agreements with employees could make a business combination with the Bank more costly and could discourage such transactions. See "MANAGEMENT OF THE BANK -- Employment Agreements."

         Regulatory Restrictions. Applicable North Carolina regulations provide that for a period of three years following the Conversion, the prior written approval of the Administrator will be required before any person may, directly or indirectly, acquire beneficial ownership of or make any offer to acquire any stock or other equity security of the Company if, after the acquisition or consummation of such offer, such person would be the beneficial owner of more than 10% of such class of stock or other class of equity security of the Company. If any person were to so acquire the beneficial ownership of more than 10% of any class of any equity security without prior written approval, the securities beneficially owned in excess of 10% would not be counted as shares entitled to vote and would not be voted or counted as voting shares in connection with any matter submitted to stockholders for a vote. Approval is not required for (i) any offer with a view toward public resale made exclusively to the Company or its underwriters or the selling group acting on its behalf or
(ii) any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Company by a corporation whose ownership is or will be substantially the same as the ownership of the Company, provided that the offer or acquisition is made more than one year following the consummation of the Conversion. The regulation provides that within one year following the Conversion, the Administrator would approve the acquisition of more than 10% of beneficial ownership only to protect the safety and soundness of the institution. During the second and third years after the Conversion, the Administrator may approve such an acquisition upon a finding that (i) the acquisition is necessary to protect the safety and soundness of the Company and the Bank or the Board of Directors of the Company and the Bank support the acquisition and (ii) the acquiror is of good character and integrity and possesses satisfactory managerial skills, the acquiror will be a source of financial strength to the Company and the Bank and the public interests will not be adversely affected.

         The Change in Bank Control Act, together with North Carolina regulations, require that the consent of the Administrator and Federal Reserve be obtained prior to any person or company acquiring "control" of a North Carolina-chartered savings bank or a North Carolina-chartered savings bank Company. Upon acquiring control, such acquiror will be deemed to be a bank Company. Control is conclusively presumed to exist if, among other things, an individual or company acquires the power, directly or indirectly, to direct the management or policies of the Company or the Bank or to vote 25% or more of any class of voting stock.

Control is rebuttably presumed to exist under the Change in Bank Control Act if, among other things, a person acquires more than 10% of any class of voting stock, and the issuer's securities are registered under Section 12 of the Exchange Act or the person would be the single largest stockholder. Restrictions applicable to the operations of bank holding companies and conditions imposed by the Federal Reserve in connection with its approval of such acquisitions may deter potential acquirors from seeking to obtain control of the Company.
See "SUPERVISION AND REGULATION -- Regulation of the Company."

The Bank

         Upon consummation of the Conversion, the Bank will become a wholly-owned subsidiary of the Company, and, consequently, restrictions on the acquisition of the Bank would have a more limited effect than if the Bank's common stock were held directly by the stockholders purchasing in the Conversion. However, restrictions on the acquisition of the Bank may discourage takeover attempts of the Company in order to gain immediate control of the Bank.

         Regulatory Restrictions. The Administrator and the Federal Reserve have conditionally approved the Company's acquisition of all of the stock of the Bank issued in the Conversion. For three years following completion of a conversion, North Carolina conversion regulations require the prior written approval of the Administrator before any person may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of an equity security of a converting state savings bank such as the Bank. If any person were to so acquire the beneficial ownership of more than 10% of any class of any equity security without prior written approval, the securities beneficially owned in excess of 10% would not be counted as shares entitled to vote and would not be voted or counted as voting shares in connection with any matter submitted to stockholders for a vote. Approval is not required for (i) any offer with view toward public resale made exclusively to the Bank or its underwriters or the selling group acting on its behalf or (ii) any offer to acquire or acquisition of beneficial ownership of more than 10% of the common stock of the Bank by a corporation whose ownership is or will be substantially the same as the ownership of the Bank, provided that the offer or acquisition is made more than one year following the consummation of the Conversion. Similarly, Federal Reserve approval is required before any person or entity may acquire "control" of the Bank. See "-- The Company-- Regulatory Restrictions."

         Board of Directors. The amended Articles of Incorporation of the Bank upon consummation of the Conversion will provide that the number of directors may be no less than five. The initial number of directors will be five, but such number may be changed by resolution of the Board of Directors. This provision has the effect of enabling the Board of Directors to elect directors friendly to management in the event of a non-negotiated takeover attempt. The Bank's Bylaws also provide for staggered elections of directors if and when the total number of directors is at least nine. These provisions are designed to make it more difficult for a person seeking to acquire control of the Bank to gain majority representation on the Board of Directors in a relatively short period of time. The Bank believes these provisions to be important to continuity in the composition and policies of its Board of Directors.

               CERTAIN PROVISIONS OF THE CHARTERS AND BYLAWS OF
                           THE COMPANY AND THE BANK

Limitations of Liability

         The Charters of both the Company and the Bank provide that the directors of each shall not be personally liable to the corporation they serve or its stockholders for money damages for breach of any duty as a director to the fullest extent permitted by North Carolina law. The North Carolina Business Corporation Act authorizes such provisions, but provides that they shall not be effective with respect to (i) acts or omissions of directors that the director knew or believed at the time were clearly in conflict with the best interests of the corporation, (ii) transactions from which the director derived an improper personal benefit, (iii) liability for certain unlawful distributions of corporation assets, and (iv) with respect to acts or omissions that occurred prior to the effectiveness of the provisions. The Bank's mutual charter contains a similar provision.

Indemnification

         The Bylaws of both the Company and the Bank provide that any person who serves as a director, officer, employee or agent of the corporation shall have a right to be indemnified by the corporation they serve to the full extent allowed by applicable law for liability or litigation expense arising out of activities in such capacities. Both the Bylaws and the North Carolina Business Corporation Act provide that there shall be no indemnification for liability or expense arising out of activities which were known or believed by such persons at the time of such activities to be clearly in conflict with the best interests of the corporation. The Bank's mutual bylaws contain a similar provision.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and the Bank pursuant to the foregoing provisions, or otherwise, the Company and the Bank have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company and the Bank of expenses incurred or paid by a director, officer or controlling person of the Company and the Bank in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and the Bank will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                THE CONVERSION

THE BOARD OF DIRECTORS OF THE BANK HAS ADOPTED AND THE ADMINISTRATOR HAS APPROVED COMPLETION OF THE TRANSACTIONS DESCRIBED IN THE PLAN SUBJECT TO APPROVAL BY THE MEMBERS OF THE BANK AND TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS. APPROVAL BY THE ADMINISTRATOR DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE ADMINISTRATOR.

General

         The Bank was organized and has operated as a traditional savings and loan association. It recognizes that the banking and financial services industries are in the process of fundamental changes, reflecting changes in the local, national and international economies, technological changes and changes in state and federal laws. As a result, for several years the Bank has been studying the environment in which it operates and its strategic options.

         As a result of its study of its strategic options, the Bank adopted the Plan. The Bank believes that converting the bank from the mutual to stock form and organizing the Company will provide increased flexibility for the Bank and the Company to react to changes in their operating environment, regardless of the strategies ultimately chosen.

         The existing management of the Bank and the Company believes that at this time it is in the best interests of the Bank, the Company and the stockholders of the Company for the Company to remain an independent financial institution. Assuming the consummation of the Conversion, the Company and the Bank intend to pursue the business strategy described in this Prospectus with the goal of enhancing shareholder value over the long term. Neither the Company nor the Bank has any existing plan to consider any business combination, and neither company has any agreement or understanding with respect to any possible business combination.

         The Board of Director's adoption of the Plan is subject to approval by the members of the Bank and receipt of required regulatory approvals. Pursuant to the Plan, the Bank will be converted from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and will become a wholly-owned subsidiary of the Company. The Company will issue the Common Stock to be sold in the Conversion and will use that portion of the net proceeds thereof which it does not retain to purchase the capital stock of the Bank. By letter dated ________________, 1998, the Administrator approved the Plan, subject to approval by the members of the Bank and satisfaction of certain other conditions. The Special Meeting will be held on _________________, 1998 for the purpose of considering approval of the Plan.

         Consummation of the Conversion is contingent also upon receipt of the approvals of the Federal Reserve and the Administrator for the Company to acquire the Bank. Those approvals have been received. The Conversion cannot be consummated until the expiration of the Bank Merger Act of 1956 waiting period which began to run upon approval by the Federal Reserve of the Company's application and expires ________________, 1998. Finally, consummation of the Conversion is contingent upon receipt from the FDIC of a final non-objection letter with respect to the transaction. The FDIC has issued a conditional notification that it does not intend to object to the Conversion.

         The following is a summary of all material provisions of the Plan. It is qualified in its entirety by the provisions of the Plan, which contains a more detailed description of the terms of the Conversion. The Plan is attached as Attachment I to the Bank's Proxy Statement for the Special Meeting which has been delivered to all members of the Bank. The Plan can also be obtained by written request from the Bank. See "ADDITIONAL INFORMATION."

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

Purposes of Conversion

         The Bank, as a mutual savings bank, now has no stockholders and no authority to issue capital stock. By converting to the stock form of organization, the Bank will be structured in the form used by most commercial banks, other business entities and a substantial number of savings institutions. Conversion to a North Carolina-chartered capital stock savings bank and the formation of a Company offers a number of advantages which may be important to the future and performance of the Bank, including (i) a larger capital base for the Bank's operations, (ii) an enhanced future access to capital markets and
(iii) an opportunity for depositors of the Bank to become stockholders of the Company.

         After completion of the Conversion, the unissued common and preferred stock authorized by the Company's Articles of Incorporation will permit the Company, subject to market conditions, to raise additional equity capital through further sales of securities. Following the Conversion, the Company will also be able to use stock-related incentive programs to attract, retain and provide incentives for qualified directors and executive and other personnel of the Company and the Bank. See "MANAGEMENT OF THE BANK -- Stock Based Benefits."

         Formation of the Company will provide greater flexibility than the Bank would otherwise have to expand and diversify its business activities through existing or newly formed subsidiaries, or through acquisitions of, or mergers with, both mutual and stock institutions, as well as other companies. However, there are no current plans, arrangements, understandings or agreements regarding any such business combinations.

Effects of Conversion

         General. Each person with a deposit account in the Bank has pro rata rights, based upon the balance in his or her account, in the net worth of the Bank upon liquidation. However, this right is tied to the depositor's account and has no tangible market value separate from such deposit account. Further, the Bank's depositors can realize value with respect to their interests only in the unlikely event that the Bank is liquidated and has a positive net worth. In such an event, the depositors of record at that time, as owners, would share pro rata in any residual surplus after other claims, including those with respect to the deposit accounts of depositors, are paid.

         Upon the Bank's Conversion to stock form, its Certificate of Incorporation will be amended to authorize the issuance of permanent nonwithdrawable capital stock to represent the ownership of the Bank, including its net worth. The capital stock will be separate and apart from deposit accounts and will not be insured by the FDIC or any other governmental entity. Certificates will be issued to evidence ownership of the capital stock. All of the outstanding capital stock of the Bank will be acquired by the Company, which in turn will issue its Common Stock to purchasers in the Conversion. The stock certificates issued by the Company will be transferable and, therefore, subject to applicable law, the stock could be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold at the Bank.

         Voting Rights. Under the Bank's current Certificate of Incorporation and Bylaws, deposit account holders and borrowers have voting rights with respect to certain matters relating to the Bank, including the election of directors. After the Conversion, (i) neither deposit account holders nor borrowers will have voting rights with respect to the Bank and will therefore not be able to elect directors of the Bank or control its affairs; (ii) voting rights with respect to the Bank will be vested in the Company as the sole stockholder of the Bank; and (iii) voting rights with respect to the Company will be vested in the Company's stockholders. Each purchaser of Common Stock will be entitled to vote on any matters to be considered by the Company's stockholders. For a description of the voting rights of the holders of Common Stock, see "DESCRIPTION OF CAPITAL STOCK."

         Deposit Accounts and Loans. The account balances, interest rates and other terms of deposit accounts at the Bank and the existing deposit insurance coverage of such accounts will not be affected by the Conversion (except to the extent that a depositor directs the Bank to withdraw funds to pay for his or her Common Stock). Furthermore, the Conversion will not affect any loan account, the balances, interest rates, maturities or other terms of these accounts, or the obligations of borrowers under their individual contractual arrangements with the Bank.

         Continuity. The Bank will continue without interruption, during and after completion of the Conversion, to provide its services to depositors and borrowers pursuant to existing policies and will maintain its office operated by the existing management and employees of the Bank.

         Liquidation Rights. In the unlikely event of a complete liquidation of the Bank, either before or after Conversion, account holders would have claims for the amount of their deposit accounts, including accrued interest, and would receive the protection of deposit insurance up to applicable limits. In addition to deposit insurance coverage, depositor liquidation rights before and after Conversion would be as follows:

         Liquidation Rights Prior to the Conversion. Prior to the Conversion, in the event of a complete liquidation of the Bank, each holder of a deposit account in the Bank would receive such holder's pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts, including accrued interest). Such holder's pro rata share of such remaining assets, if any, would be in the same proportion of such assets as the value of such holder's deposit account was to the total value of all deposit accounts in the Bank at the time of liquidation.

         Liquidation Rights After the Conversion. As required by North Carolina conversion regulations, the Plan provides that, upon completion of the Conversion, a memorandum account called a "Liquidation Account" will be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders. The amount of the Liquidation Account will be equal to the net worth of the Bank as of the date of its latest statement of financial condition contained in the final prospectus relating to the sale of shares of Common Stock in the Conversion. Under applicable regulations, the Bank will not be permitted to pay dividends on, or repurchase any of, its capital stock if its net worth would thereby be reduced below the aggregate amount then required for the Liquidation Account. See "DIVIDEND POLICY" and SUPERVISION AND REGULATION -- Regulation of the Bank -- Restrictions on Dividends and Other Capital Distributions." After the Conversion, Eligible Account Holders and Supplemental Eligible Account Holders will be entitled, in the event of a liquidation of the Bank, to receive liquidating distributions of any assets remaining after payment of all creditors' claims (including the claims of all depositors to the withdrawal values of their deposit accounts, including accrued interest), before any distributions are made on the Bank's capital stock, equal to their proportionate interests at that time in the Liquidation Account.

         Each Eligible Account Holder and Supplemental Eligible Account Holder will have an initial interest ("subaccount balance") in the Liquidation Account for each deposit account held as of September 30, 1997 (the Eligibility Record
Date) or as of March 31, 1998 (the Supplemental Eligibility Record Date), respectively. Each initial subaccount balance will be the amount determined by multiplying the total opening balance in the Liquidation Account by the Qualifying Deposit (a deposit of at least $50 as of the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable) of such deposit account divided by the total of all

Qualifying Deposits on that date. If the amount in the deposit account on any subsequent annual closing date of the Bank is less than the balance in such deposit account on any other annual closing date or the balance in such an account on the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, this interest in the Liquidation Account will be reduced by an amount proportionate to any such reduction, and will not thereafter be increased despite any subsequent increase in the related deposit account. An Eligible Account Holder's or Supplemental Eligible Account Holder's interest in the Liquidation Account will cease to exist if the deposit account is closed. The Liquidation Account will never increase and will be correspondingly reduced as the interests in the Liquidation Account are reduced or cease to exist. In the event of a liquidation, any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company, as sole stockholder of the Bank.

         A merger, consolidation, sale of bulk assets or similar combination or transaction with another FDIC- insured depository institution, whether or not the Bank is the surviving institution, would not be viewed as a complete liquidation for purposes of distribution of the Liquidation Account. In any such transaction, the Liquidation Account would be assumed by the surviving institution to the full extent authorized by regulations of the Administrator as then in effect.

Offering of Common Stock

         As part of the Conversion, the Company is making the Subscription Offering of Common Stock in the priorities and to the persons described below under "-- Subscription Offering." In addition, any shares which remain unsubscribed for in the Subscription Offering will be offered in the Community Offering to members of the general public, with priority being given to natural persons and trusts of natural persons residing or located in the Local Community, including IRAs, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of the Local Community. See "-- Community Offering." If necessary, all shares of Common Stock not purchased in the Subscription Offering and Community Offering, if any, may be offered for sale to the general public through a syndicate of registered broker-dealers as selected dealers to be managed by Trident Securities. See "-- Syndicated Community Offering." The Plan requires that the aggregate dollar amount of the Common Stock sold equal not less than the minimum nor more than the maximum of the Estimated Valuation Range which is established in connection with the Conversion; provided, however, with the consent of the Administrator and the FDIC the aggregate dollar amount of the Common Stock sold may be increased to as much as 15% above the maximum of the Estimated Valuation Range, without a resolicitation of subscribers or any right to cancel subscriptions, in order to reflect changes in market and financial conditions following commencement of the Subscription Offering. See "-- Purchase Price of Common Stock and Number of Shares Offered." If the Syndicated Community Offering is not feasible or successful and Common Stock having an aggregate value of at least the minimum of the Estimated Valuation Range is not subscribed for in the Subscription and Community Offering, the Company will consult with the Administrator to determine an appropriate alternative method of selling all shares of Common Stock offered in the Conversion and not subscribed for in the Offering. The same per share price ($10.00) will be paid by purchasers in the Subscription, Community and Syndicated Community Offering.

         The Subscription Offering will expire at the Expiration Time, which is 12:00 noon, Eastern Time, on ___________________, 1998, unless, with the approval of the Administrator, the offering period is extended by the Company and the Bank. The Community Offering, if any, may begin at any time after the Subscription Offering begins and will terminate at the Expiration Time or at any time thereafter, but not later than ________________, 1998, unless extended with the approval of the Administrator. The Syndicated

Community Offering, if any, or other sale of all shares not subscribed for in the Subscription and Community Offering, will be made as soon as practicable following the Expiration Time. The sale of the Common Stock must, under the North Carolina conversion regulations, be completed within 45 days after the Expiration Time unless such period is extended with the approval of the Administrator. In the event such an extension is approved, subscribers would be resolicited and would be given the opportunity to increase (subject to maximum purchase limitations), decrease (subject to minimum purchase limitations) or rescind their subscriptions. If a subscriber fails to respond to the resolicitation by the end of the resolicitation period, the subscription of such subscriber will be canceled, funds submitted with the subscription will be refunded promptly with interest at the Bank's passbook savings rate, and holds on accounts from which withdrawals were designated will be released. Any such solicitation will be by means of an amended prospectus filed with the SEC. In such event, substantial additional printing, legal and accounting expenses may be incurred in completing the Conversion.

         The commencement and completion of any required Community or Syndicated Community Offering will be subject to market conditions and other factors beyond the Company's control. Accordingly, no assurance can be given that any required Community or Syndicated Community Offering or other sale of Common Stock will be commenced at any particular time or as to the length of time that will be required to complete the sale of all shares of Common Stock offered, and significant changes may occur in the estimated pro forma market value of the Common Stock, together with corresponding changes in the offering price, the number of shares being offered, and the net proceeds realized from the sale of the Common Stock. The Plan requires that the Conversion be completed within 24 months after the date of approval of the Plan by the Bank's members.

Subscription Offering

         In accordance with North Carolina conversion regulations, non-transferable Subscription Rights have been granted under the Plan to the following persons in the following order of priority: (i) the Bank's Eligible Account Holders, who are depositors as of September 30, 1996 who had aggregate deposits at the close of business on such date of at least $50.00 ("Qualifying Deposits"); (ii) the Bank's Supplemental Eligible Account Holders, who are depositors as of December 31, 1997 who had Qualifying Deposits on such date;
(iii) the Bank's Other Members, who are depositor and borrower members as of ______________, 1998, the voting record date for the Special Meeting, who are not Eligible Account Holders or Supplemental Eligible Account Holders; and (iv) directors, officers and employees of the Bank who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members, in the priorities and subject to the limitations described herein. All subscriptions received will be subject to the availability of Common Stock after satisfaction of subscriptions of all persons having prior rights in the Subscription Offering, and to the maximum purchase limitations and other terms and conditions set forth in the Plan and described below.

         In order to ensure proper identification of Subscription Rights, it is the responsibility of subscribers in the Subscription Offering to provide correct account verification information on the Order Forms.

         Eligible Account Holders. Each Eligible Account Holder has been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "--Minimum and Maximum Purchase Limitations." If Eligible Account Holders subscribe for more shares of Common Stock than are available for purchase, the shares offered will first be allocated among the subscribing Eligible Account Holders so as to enable each subscribing Eligible Account Holder to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares of Common Stock or the number of shares subscribed for by such Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that each such Eligible Account Holder's Qualifying Deposits bears to the total of the Qualifying Deposits of all such Eligible Account Holders.

         Supplemental Eligible Account Holders. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders, each Supplemental Eligible Account Holder has been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations." If Supplemental Eligible Account Holders subscribe for more shares of Common Stock than are available for purchase, the shares offered will first be allocated among the subscribing Supplemental Eligible Account Holders so as to enable each subscribing Supplemental Eligible Account Holder to the extent possible, to purchase the number of shares necessary to make his or her total allocation of Common Stock equal to the lesser of 100 shares of Common Stock or the number of shares subscribed for by such Supplemental Eligible Account Holder. Any shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that each such Supplemental Eligible Account Holder's Qualifying Deposits bears to the total of the Qualifying Deposits of all such Supplemental Eligible Account Holders.

         Other Members. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, members of the Bank as of ________________, 1998 (the voting record date for the Special Meeting), other than Eligible Account Holders and Supplemental Eligible Account Holders (Other Members) have each been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations." If Other Members subscribe for more shares of Common Stock than remain available for purchase by Other Members, shares will be allocated among the subscribing Other Members in the proportion that the number of votes eligible to be cast by each Other Member bears to the total number of votes eligible to be cast at the Special Meeting by all Other Members whose subscriptions remain unsatisfied.

         Employees, Officers, and Directors. To the extent that shares remain available for purchase after satisfaction of subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, the Bank's employees, officers and directors who are not Eligible Account Holders, Supplemental Eligible Account Holders or Other Members have each been granted, without payment therefor, non-transferable Subscription Rights to purchase Common Stock up to the maximum purchase limitation described in "-- Minimum and Maximum Purchase Limitations." If more shares are subscribed for by such employees, officers and directors than are available for purchase by them, the available shares will be allocated among subscribing employees, officers and directors pro rata on the basis of the amount of their respective subscriptions.

Community Offering

         Any shares of Common Stock which remain unsubscribed for in the Subscription Offering may be offered by the Company to members of the general public in the Community Offering, which may commence at any time after commencement of the Subscription Offering, with priority given to natural persons and trusts of natural persons residing or located in Anson County in North Carolina (the Local Community), including IRA accounts, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of, the Local Community. The Community Offering may terminate at the Expiration Time or at any time thereafter, but no later than ________________, 1998, unless further extended with the consent of the Administrator. The opportunity to subscribe for shares of Common Stock in the Community Offering is subject to the right of the Bank and the Company, in their sole discretion, to accept or reject any such orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the termination of the Community Offering. In the event the Bank and the Company reject any such orders after receipt, subscribers will be promptly notified and all funds submitted with subscriptions will be returned with interest at the Bank's passbook savings rate.

         In the event that subscriptions by subscribers in the Community Offering whose orders would otherwise be accepted exceed the shares available for purchase in the Community Offering, then subscriptions of natural persons and trusts of natural persons residing in the Local Community, including IRAs, Keogh accounts and similar retirement accounts established for the benefit of natural persons who are residents of the Local Community ("First Priority Community Subscribers") will be filled in full up to applicable purchase limitations (to the extent such subscriptions are not rejected by the Bank and the Company) prior to any allocation to other subscribers in the Community Offering.

         In the event of an oversubscription by First Priority Community Subscribers whose orders would otherwise be accepted, shares of Common Stock will be allocated first to each First Priority Community Subscriber whose order is accepted in full or in part by the Bank and the Company in the entire amount of such order up to a number of shares no greater than 7,500 shares, which number shall be determined by the Board of Directors of the Bank prior to the time the Conversion is consummated with the intent to provide for a wide distribution of shares among such subscribers. Any shares remaining after such allocation will be allocated to each First Priority Community Subscriber whose order is accepted in full or in part on an equal number of shares basis until all orders are filled. Such allocation shall also be applied to subscriptions by other subscribers in the Community Offering, in the event shares are available for such subscribers but there is an oversubscription by them.

         In order to ensure proper allocation of shares in the event of an oversubscription, it is the responsibility of subscribers in the Community Offering to provide correct addresses of residence on the Order Forms.

Syndicated Community Offering

         The Plan provides that, if necessary, all shares of Common Stock not purchased in the Subscription and Community Offering, if any, may be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers as selected dealers ("Selected Dealers") to be formed and managed by Trident Securities acting as agent of the Company in the sale of the Common Stock. The Company and the Bank have the right to reject orders, in whole or in part, in their sole discretion in the Syndicated Community Offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering; however, Trident Securities has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering. Common Stock sold in the Syndicated Community Offering will be sold at the purchase price of $10.00 per share which is the same price as all other shares being offered in the Conversion.

         It is estimated that the Selected Dealers will receive a negotiated commission based on the amount of Common Stock sold by the Selected Dealer, payable by the Company. During the Syndicated Community Offering, Selected Dealers may only solicit indications of interest from their customers to place orders with the Company as of a certain date (the "Order Date") for the purchase of shares of Common Stock. When and if Trident Securities and the Company believe that enough indications and orders have been received in the Offering to consummate the Conversion, Trident Securities will request, as of the Order Date, Selected Dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected Dealers will send confirmations of the orders to such customers on the next business day after the Order Date. Selected Dealers will debit the accounts of their customers on a date which will be three business days from the Order Date ("Debit Date"). Customers who authorize Selected Dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the Debit Date. On the next business day following the Debit Date, Selected Dealers will remit funds to the account that the Company established for each Selected Dealer. After payment has been received by the Company from Selected Dealers, funds will earn interest at the Bank's passbook savings rate until the consummation of the Conversion. In the event the Conversion is not consummated as described above, funds with interest will be returned promptly to the Selected Dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The Syndicated Community Offering may close at any time after the Expiration Time at the discretion of the Bank and the Company, but in no case later than ____________________, 1998.

Prospectus Delivery

         To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with Rule 15c2-8 under the Exchange Act, no Prospectus will be mailed later than five days or hand delivered any later than two days prior to the Expiration Time. Execution of the Order Form will confirm receipt or delivery of a Prospectus in accordance with Rule 15c2-8. Order Forms will be distributed only with a Prospectus. Neither the Company, the Bank, nor Trident Securities is obligated to deliver a Prospectus and an Order Form by any means other than the U.S. Postal Service.

Fractional Shares

         In making allocations in the event of oversubscriptions, all computations will be rounded down to the nearest whole share; no fractional shares will be issued. Excess and other amounts sent by subscribers which are not used to satisfy subscriptions will be refunded with interest at the Bank's passbook savings rate, and amounts designated for withdrawal from deposit accounts will be released.

Purchase Price of Common Stock and Number of Shares Offered

         The purchase price of shares of Common Stock sold in the Offering will be $10.00 per share. The purchase price was determined by the Boards of Directors of the Company and the Bank in consultation with the Bank's financial advisor and sales agent, Trident Securities. The North Carolina regulations governing conversions of North Carolina-chartered mutual savings banks to stock form require that the aggregate purchase price of the shares of Common Stock of the Company sold in connection with the Conversion be equal to not less than the minimum, nor more than the maximum, of the Estimated Valuation Range which is established by an independent appraisal in the Conversion and is described below; provided, however, that with the consent of the Administrator and the FDIC the aggregate purchase price of the Common Stock sold may be increased to up to 15% above the maximum of the Estimated Valuation Range, without a resolicitation of subscribers or any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering.

         FDIC rules with respect to appraisals require that the independent appraisal must include a complete and detailed description of the elements of the appraisal report, justification for the methodology employed and sufficient support for the conclusions reached. The appraisal report must include a full discussion of each peer group member and documented analytical evidence supporting variances from peer group statistics. The appraisal report must also include a complete analysis of the converting institution's pro forma earnings, which should include the institution's full potential once it fully deploys the capital from the Conversion pursuant to its business plan.

         The Bank has retained Ferguson, an independent appraisal firm experienced in the valuation and appraisal of savings institutions and their holding companies, to prepare an appraisal of the pro forma market value of the Bank and the Company and to assist the Bank in preparing a business plan. For its services in determining such valuation and assisting with the business plan, Ferguson will receive an aggregate fee of $25,000 and will be reimbursed for its out-of-pocket expenses.

         Ferguson has informed the Bank that its appraisal has been made in reliance upon the information contained in this Prospectus, including the financial statements of the Bank. Ferguson has further informed the Bank that it also considered the following factors, among others, in making the appraisal:
(i) the present and projected operating results and financial condition of the Company and the Bank; (ii) the economic and demographic conditions in the Bank's existing market area; (iii) certain historical, financial and other information relating to the Bank; (iv) the proposed dividend policy of the Company; (v) a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions; (vi) the aggregate size of the offering of the Common Stock; and (vii) the trading market for the securities of institutions Ferguson believes to be comparable in relevant respects to the Company and the Bank and general conditions in the markets for such securities. In addition, Ferguson has advised the Bank that it has considered the effect of the Conversion on the net worth and earnings potential of the Company and the Bank.

         On the basis of its consideration of the above factors, Ferguson has advised the Bank that, in its opinion, at February 27, 1998, the Estimated Valuation Range of the Bank and the Company was from a minimum of $5,610,000 to a maximum of $7,590,000, with a midpoint of $6,600,000. Based upon such valuation and a purchase price for shares offered in the Conversion of $10.00 per share, the number of shares to be offered ranges from a minimum of 561,000 shares to a maximum of 759,000 shares, with a midpoint of 660,000 shares.

         The Board of Directors of the Bank has reviewed the methodology and assumptions used by Ferguson in preparing the appraisal and has determined that the Estimated Valuation Range, as well as the methodology and assumptions used, were reasonable and appropriate.

         Upon completion of the Offering, Ferguson will confirm or update its valuation of the estimated aggregate pro forma market value of the Bank and the Company. Based on the confirmed or updated appraisal, a determination will be made of the total number of shares of Common Stock which shall be offered and sold in the Conversion.

         With the consent of the Administrator and the FDIC, the aggregate price of the shares sold in the Conversion may be increased by up to 15% above the maximum of the Estimated Valuation Range, or to $8,728,500 (872,850 shares), without a resolicitation of subscribers and without any right to cancel, rescind or change subscription orders, to reflect changes in market and financial conditions following commencement of the Subscription Offering.

         No sale of shares of Common Stock may be consummated unless, after the expiration of the offering period, Ferguson confirms to the Bank, the Company, the Administrator and the FDIC, that, to the best of its knowledge, nothing of a material nature has occurred which, taking into account all relevant factors, would cause Ferguson to conclude that the aggregate purchase price of the Common Stock sold in the Conversion is incompatible with its estimate of the aggregate pro forma market value of the Bank and the Company at the conclusion of the Offering. If the aggregate pro forma market value of the Bank and the Company as of such date is within the Estimated Valuation Range (or, with the consent of the Administrator and FDIC, not more than 15% above the maximum of the Estimated Valuation Range), then such pro forma market value will determine the number of shares of Common Stock to be sold in the Conversion. If there has occurred a change in the aggregate pro forma market value of the Bank and the Company so that the aggregate pro forma market value is below the minimum of the Estimated Valuation Range or more than 15% above the maximum of the Estimated Valuation Range, a resolicitation of subscribers may be made based upon a new Estimated Valuation Range, the Plan may be terminated or such other actions as the Administrator and the FDIC may permit may be taken.

         In the event of a resolicitation, subscribers would be given a specified time period within which to respond to the resolicitation. If a subscriber fails to respond to the resolicitation by the end of such period, the subscription of such subscriber will be canceled, funds submitted with the subscription will be refunded promptly with interest at the Bank's passbook savings rate, and holds on accounts from which withdrawals were designated will be released. Any such resolicitation will be by means of an amended prospectus filed with the SEC. A resolicitation may delay completion of the Conversion. If the Plan is terminated, all funds will be returned promptly with interest at the Bank's passbook savings rate from the date payment was deemed received, and holds on funds authorized for withdrawal from deposit accounts will be released. See "-- Exercise of Subscription Rights and Purchases in the Community Offering."

         The valuation by Ferguson is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing Common Stock. Ferguson did not independently verify the financial statements and other information provided by the Bank, nor did Ferguson value independently the assets or liabilities of the Bank. The valuation considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank or the Company. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell shares at prices in the range of the foregoing valuation of the pro forma market value thereof.

         A copy of the complete appraisal by Ferguson is on file and available for inspection at the office of the Savings Institutions Division of the North Carolina Department of Commerce, Tower Building, Suite 301, 1110 Navaho Drive, Raleigh, North Carolina 27609. A copy is also available for inspection at the Stock Information Center, 211 South Greene Street, Wadesboro, North Carolina 28170. A copy of the appraisal has also been filed as an exhibit to the Registration Statement filed with the SEC with respect to the Common Stock offered hereby. See "ADDITIONAL INFORMATION."

Exercise of Subscription Rights and Purchases in Community Offering

         In order for Subscription Rights to be effectively exercised in the Subscription Offering and in order to purchase in the Subscription Offering, the original signed Order Forms (including an original signed form of certification) and the required payment for the aggregate dollar amount of Common Stock desired or appropriate instructions authorizing withdrawal from one or more the Bank deposit accounts (other than negotiable order of withdrawal accounts or other demand deposit accounts), must be received by the Bank by the Expiration Time, which is 12:00 noon, Eastern Time, on ________________, 1998. Subscription Rights (i) for which the Bank does not receive original signed Order Forms by the Expiration Time (unless such time is extended), or (ii) for which Order Forms are executed defectively or are not accompanied by full payment (or appropriate withdrawal instructions) for subscribed shares, will expire whether or not the Bank has been able to locate the persons entitled to such rights. In order to purchase in the Community Offering, the Order Forms, accompanied by the required payment for the aggregate dollar amount of Common Stock desired or appropriate instructions authorizing withdrawal from one or more of the Bank's deposit accounts (other than negotiable order of withdrawal accounts or other demand deposit accounts), must be received by the Bank prior to the time the Community Offering terminates, which could be at any time at or subsequent to the Expiration Time. No orders will be accepted from persons who do not have Subscription Rights in the Subscription Offering unless a Community Offering is commenced.

         In the event that an Order Form is not delivered and is returned to the Bank by the United States Postal Service (or the Bank is unable to locate the addressee), is not received or is received after the Expiration Time, is defectively completed or executed, or is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed Order Form within the time period specified. The Bank may, but will not be required to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares by such date as the Bank specify. The waiver of an irregularity on an order form in no way obligates the Bank to waive any other irregularity on that, or any irregularity on any other Order Form. Waivers will be considered on a case-by-case basis. Photocopies of Order Forms, including copies sent by facsimile, payments from private third parties, payments made by wire transfer or electronic transfers of funds will not be accepted. The Bank's interpretation of the terms and conditions of the Plan and of the acceptability of the Order Forms will be final. The Bank has the right to investigate any irregularity on any Order Form.

         Executed Order Forms once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank. The Bank has the right to extend the subscription period subject to applicable regulations, unless otherwise ordered by the Administrator, or to waive or permit correction of incomplete or improperly executed Order Forms, but does not represent that it will do so.

         The amount to be remitted with the Order Forms shall be the aggregate dollar amount that a subscriber or purchaser desires to invest in the Subscription and Community Offering. Complete payment must accompany all completed Order Forms submitted in the Subscription and Community Offering in order for subscriptions to be valid. See "-- Purchase Price of Common Stock and Number of Shares Offered."

         Payment for shares will be permitted to be made by any of the following means: (i) in cash, if delivered in person to either office of the Bank; (ii) by check, bank draft, negotiable order of withdrawal or money order, provided that the foregoing will only be accepted subject to collection and payment; or (iii) by appropriate authorization of withdrawal from any deposit account in the Bank (other than a negotiable order of withdrawal account or other demand deposit account). Order Forms directing that payment for shares be made by authorization of withdrawal will be accepted only if, at the time the Order Forms are received, there exists sufficient funds in the account from which withdrawal is authorized to pay the full purchase price for the number of shares ordered. In order to ensure proper identification of Subscription Rights and proper allocations in the event of an oversubscription, it is the responsibility of subscribers to provide correct account verification information on the Order Forms. Order Forms submitted by unauthorized purchasers or in amounts exceeding purchase limitations will not be honored.

         For purposes of determining the withdrawal balance of deposit accounts from which withdrawals have been authorized, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest will be paid by the Bank on the amount deemed to have been withdrawn at the contractual rate of interest paid on such accounts until the date on which the Conversion is completed or terminated.

         Interest will be paid by the Bank on payments for Common Stock made in cash or by check, bank draft, negotiable order of withdrawal or money order at the Bank's passbook savings rate. Such interest shall be paid from the date the order is accepted for processing and payment in good funds is received by the Bank until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid on subscriptions for Common Stock for its own account until completion or termination of the Conversion. The Bank may not knowingly lend funds or otherwise extend credit to any person to purchase Common Stock. After amounts submitted for payment are applied to the purchase price for shares sold, they will no longer earn interest, and they will not be insured by the FDIC or any other government agency or other entity.

         The Order Forms contain appropriate means by which authorization of withdrawals from deposit accounts may be made to pay for subscribed shares. Once such a withdrawal has been authorized, none of the designated withdrawal amount may be withdrawn (except by the Bank as payment for Common Stock) until the Conversion is completed or terminated. Savings accounts will be permitted to be established for the purpose of making payment for subscribed shares of Common Stock. Funds authorized for withdrawal will continue to earn interest at the applicable contract interest rate until completion or termination of the Conversion or, in the case of an order submitted in the Community Offering, until it is determined that such order cannot or will not be accepted. Notwithstanding any regulatory provision regarding penalties for early withdrawal from certificate accounts, payment for subscribed shares of Common Stock will be permitted through authorization of withdrawals from such accounts without the assessment of such penalties. However, if after such withdrawal the applicable minimum balance requirement ceases to be satisfied, such certificate account will be canceled and the remaining balance thereof will earn interest at the Bank's passbook savings rate.

         Upon completion or termination of the Conversion, the Bank will return to subscribers all amounts paid with subscriptions which are not applied to the purchase price for shares, plus interest at its passbook savings rate from the date good funds are received until the consummation or termination of the Conversion, and the Bank will release deposit account withdrawal orders given in connection with the subscriptions to the extent funds are not withdrawn and applied toward the purchase of shares.

Delivery of Stock Certificates

         Certificates representing Common Stock issued in the Conversion will be mailed by the Company's transfer agent to persons entitled thereto at the address of such persons appearing on the Order Forms as soon as practicable following consummation of the Conversion. Any certificates returned as undeliverable will be held by the Company until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for Common Stock are available and delivered to subscribers, subscribers may not be able to sell the shares of Common Stock for which they have subscribed, even though trading of the Common Stock may have commenced. Shares sold prior to receipt of a stock certificate are the responsibility of the purchaser. Allocations of Common Stock will be deemed final only upon stockholder receipt of the certificate representing the Common Stock.

Persons in Non-Qualified or Foreign Jurisdictions

         The Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders, Supplemental Eligible Account Holders, or Other Members entitled to subscribe for shares of Common Stock reside. However, no shares of Common Stock or Subscription Rights under the Plan will be offered or sold in a foreign country, or in a state in the United States (i) where a small number of persons otherwise eligible to subscribe for shares under the Plan reside or (ii) if the Company determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that the Company, the Bank or any employee or representative thereof register as a broker, dealer, agent or salesperson or register or otherwise qualify the Subscription Rights or Common Stock for sale in such state. No payments will be made in lieu of the granting of Subscription Rights to persons residing in such jurisdictions.

Marketing Arrangements

         The Bank has retained Trident Securities to consult with and advise the Bank and the Company and to assist the Company, on a best-efforts basis, in the marketing of shares in the Offering. Trident Securities is a broker-dealer registered with the SEC and a member of the NASD. Trident Securities is headquartered in Raleigh, North Carolina, and its telephone number is (919) 781-8900. Trident Securities will assist the Bank and the Company in the Conversion as follows: (i) it will act as marketing advisor with respect to the Subscription Offering and will assist the Company on a best-efforts basis in the marketing of the Common Stock in the Community Offering and Syndicated Community Offering; (ii) members of its staff will conduct training sessions to educate directors, officers and employees of the Bank regarding the Conversion process; and (iii) it will provide assistance in the establishment and supervision of the Stock Information Center, including training staff to record and tabulate orders for the purchase of Common Stock and to respond to customer inquiries.

         For rendering its services, the Bank has agreed to pay Trident Securities a commission equal to 2.5% of the aggregate dollar amount of Common Stock sold in the Subscription and Community Offering, excluding shares purchased by directors, executive officers and their "associates" (as defined in the Plan). The Bank has also agreed to pay to Selected Dealers, if any, negotiated commissions.

         The Bank has agreed to reimburse Trident Securities for its reasonable out-of-pocket expenses, including but not limited to travel, communications, legal fees and postage, and to indemnify Trident Securities against certain claims or liabilities, including certain liabilities under the Securities Act. Trident has agreed that the Bank is not required to pay its legal fees to the extent they exceed $27,500 or its other out of pocket expenses to the extent they exceed $10,000. Total fees and commissions to Trident Securities are expected to be between $126,855 and $204,788 at the minimum and 15% above the maximum, respectively, of the Estimated Valuation Range. See "PRO FORMA DATA" for the assumptions used to determine these estimates.

         Sales of Common Stock will be made primarily through registered representatives affiliated with Trident Securities or by the broker-dealers managed by Trident Securities. In addition, subject to applicable law, executive officers of the Company and the Bank may participate in the solicitation of offers to purchase Common Stock. Other employees of the Bank may participate in the Offering in clerical capacities, providing administrative support in effecting sales transactions and answering questions of a mechanical nature relating to the proper execution of the Order Forms. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. A Stock Information Center will be established in the Bank's office, in an area separate from the Bank's banking operations. Employees will inform prospective purchasers that their questions should be directed to the Stock Information Center and will provide such persons with the telephone number of the Stock Information Center. Stock orders will be accepted at the Bank's office and will be promptly forwarded to the Stock Information Center for processing. Sales of Common Stock by registered representatives will be made from the Stock Information Center. In addition, the Bank may hire one or more temporary clerical persons to assist in typing, opening mail, answering the phone, and with other clerical duties. An employee of the Bank will also be present at the Stock Information Center to process funds and answer questions regarding payment for stock, including verification of account numbers in the case of payment by withdrawal authorization and similar matters. Subject to applicable state law, the Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers and current full and part-time the Bank employees to participate in the sale of Common Stock. No officer, director or employee of the Company or the Bank will be compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

         The engagement of Trident Securities and the work performed by Trident Securities pursuant to its engagement should not be construed by purchasers of Common Stock as constituting an endorsement or recommendation relating to such investment or a verification of the accuracy or completeness of information contained in this Prospectus.

Minimum and Maximum Purchase Limitations

         Each person subscribing for Common Stock in the Conversion must subscribe for at least fifty shares of the Common Stock to be offered in the Conversion. In addition, the maximum number of shares of Common Stock which may be purchased in the Conversion by (i) any person or entity, (ii) persons or entities exercising Subscription Rights through a single account or (iii) group of persons or entities otherwise acting in concert, is 10,000 shares. In addition, no person or entity, or group of persons or entities acting in concert, together with any associate (as defined in the Plan), may subscribe for more than 15,000 shares of Common Stock sold in the Conversion. The Board of Directors of the Bank may in its absolute discretion (i) reduce the above-described 10,000 and 15,000 share maximum purchase limitations to an amount not less than 1% of the number of shares offered and sold in the Conversion or (ii) increase such 10,000 and 15,000 share maximum purchase limitations to an amount of up to 5% of the shares of Common Stock offered and sold. Any reduction or increase in the maximum purchase limitation by the Bank's Board of Directors may occur at any time prior to consummation of the Conversion, either before or after the Special Meeting on ________________, 1998. In the event the 10,000 or 15,000 share maximum purchase limitation is increased, any subscriber or group of subscribers in the Subscription, Community or Syndicated Community Offering who has subscribed for the maximum amount which is increased, and certain other large subscribers in the discretion of the Company, shall be given the opportunity to increase their subscriptions up to the then applicable maximum purchase limitation.

         The Plan further provides that for purposes of the foregoing limitations the term "associate" is used to indicate any of the following relationships with a person:

         (i) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Bank, the Company or any subsidiary of the Bank or of the Company;

         (ii) any corporation or organization (other than the Bank, the Company or a majority-owned subsidiary of the Bank or the Company) of which the person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security; and

         (iii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, except for any tax-qualified employee stock benefit plan or any charitable trust which is exempt from federal taxation pursuant to Section 501(c)(3) of the Code.

         For purposes of the foregoing limitations, directors and officers of the Bank or the Company shall not be deemed to be associates or a group of persons acting in concert solely as a result of their serving in such capacities.

         For purposes of the foregoing limitations, persons will be deemed to be "acting in concert" if they are (i) knowingly participating in a joint activity or interdependent conscious parallel action towards a common goal (whether or not pursuant to an express agreement), with respect to the purchase, ownership, voting or sale of Common Stock or (ii) engaged in a combination or pooling of voting or other interests in the securities of the Company for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. The Company and the Bank will presume that certain persons are acting in concert based upon, among other things, joint account relationships, accounts with the same address registration and the fact that such persons have filed joint Schedules 13D with the SEC with respect to other companies.

Approval, Interpretation, Amendment and Termination

         Under the Plan, the Administrator's approval thereof, and applicable North Carolina conversion regulations, consummation of the Conversion is subject to satisfaction of certain conditions, including the following: (i) approval of the Plan by the affirmative vote of a majority of the votes eligible to be cast by members of the Bank at the Special Meeting; (ii) sale of shares of Common Stock for an aggregate purchase price equal to not less than the minimum or more than the maximum of the Estimated Valuation Range unless the aggregate purchase price is increased to as much as 15% above the maximum with the consent of the Administrator and FDIC, and (iii) receipt by the Company and the Bank of favorable opinions of counsel or other tax advisor as to the federal and state tax consequences of the Conversion. See "-- Income Tax Consequences."

         If all conditions for consummation of the Conversion are not satisfied, no Common Stock will be issued, the Bank will continue to operate as a North Carolina-chartered mutual savings bank, all subscription funds will be promptly returned with interest at the Bank's passbook savings rate, and all deposit withdrawal authorizations (and holds placed on such accounts) will be canceled. In such an event, the Company would not acquire control of the Bank.

         All interpretations by the Bank and the Company of the Plan and of the Order Forms and related materials for the Subscription and Community Offering will be final, subject to the authority of the Administrator. The Bank and the Company may reject Order Forms that are not properly completed. However, the Company and the Bank retain the right, but will not be required, to waive irregularities in submitted Order Forms or to require the submission of corrected Order Forms or the remittance of full payment for all shares subscribed for by such dates as they may specify. In addition, the Plan may be substantively amended by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting, and at any time thereafter by a two-thirds vote of the Bank's Board of Directors with the concurrence of the Administrator and the FDIC. If the Bank determines upon the advice of counsel and after consultation with the Administrator that any such amendment is material, subscribers would be given the opportunity to increase, decrease or cancel their subscriptions. Also, as required by the regulations of the Administrator, the Plan provides that the transactions contemplated thereby may be terminated by a two-thirds vote of the Bank's Board of Directors at any time prior to the Special Meeting and may be terminated by a two-thirds vote of the Bank's Board of Directors at any time thereafter but prior to the completion of the Conversion with the concurrence of the Administrator, notwithstanding approval of the Plan by the Members at the Special Meeting.

Certain Restrictions on Transfer of Subscription Rights; False or Misleading Order Forms

         The Subscription Rights granted under the Plan are non-transferable. Subscription Rights may be exercised only by the person to whom they are issued and only for his or her own account. Persons exercising Subscription Rights are required to certify that they are purchasing shares for their own accounts within the purchase limitations set forth in the Plan and that they have no agreement or understanding for the sale or transfer of such shares.

         The Bank reserves the right to make an independent investigation of any facts or circumstances brought to its attention that indicate or tend to indicate that one or more persons acting independently or as a group acting in concert may be attempting to violate or circumvent the regulatory prohibition on transferability of Subscription Rights. The nature and extent of such investigation will be at the Bank's sole discretion and the Bank may require a holder of Subscription Rights to provide certified affidavits and other documentation to satisfy the Bank that its Plan and North Carolina and federal conversion regulations regarding nontransferability are not being subverted by actions of holders of Subscription Rights. In extreme cases the Bank reserves the right to seek legal advice from the General Counsel for the Administrator as to compliance with all regulations governing the Conversion, including the nontransferability of Subscription Rights.

         The Plan provides that, if the Bank's Board of Directors determines that a subscriber (i) has submitted a false or misleading information on his or her Order Forms or otherwise in connection with the attempted purchase of shares, (ii) has attempted to purchase shares of Common Stock in violation of provisions of the Plan or (iii) fails to cooperate with attempts by the Bank or the Company or their employees or agents to verify information with respect to purchase rights, the Board of Directors may reject the order of such subscriber.

Income Tax Consequences

         The Bank has received an opinion from its special counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., of Greensboro, North Carolina, to the effect that for federal income tax purposes: (i) the Conversion will constitute a tax free reorganization with respect to the Bank and no gain or loss will be recognized by the Bank either in its mutual or stock form; (ii) no gain or loss will be recognized by the Bank upon the purchase of the Bank's stock by the Company or upon the sale by the Company of its Common Stock; (iii) no gain or loss will be recognized by the Bank's depositors with respect to their deposit accounts at the Bank as a consequence of the Conversion; (iv) the tax basis of depositors' deposit accounts at the Bank will not be changed as a result of the Conversion; (v) assuming the Subscription Rights have no value, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, or directors, officers and employees of the Bank upon either the issuance to them of the Subscription Rights or the exercise or lapse thereof; (vi) no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of interests in the Liquidation Account;

(vii) assuming the Subscription Rights have no value, the tax basis for Common Stock purchased in the Conversion will be the amount paid therefor; and (viii) the tax basis of interests in the Liquidation Account will be zero. The Bank has been further advised by its special counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., that the tax effects of the Conversion under North Carolina tax laws will be consistent with the federal income tax consequences.

         Several of the foregoing legal opinions are premised on the assumption that the Subscription Rights will have no value. The Bank has been advised by Ferguson that, in its opinion, the Subscription Rights will not have any ascertainable value, based on the fact that such rights are acquired by the recipients without cost, are non-transferable, are of short duration and afford the recipients the right only to purchase Common Stock at a price equal to its estimated fair market value as of the date such rights are issued, which will be the same price paid by all purchasers in the Conversion. The opinion of Ferguson is not binding on the IRS and if the Subscription Rights were ultimately determined to have ascertainable value, recipients of Subscription Rights would have to include in gross income an amount equal to the value of the Subscription Rights received by them. The basis of the Common Stock purchased pursuant to Subscription Rights would be increased by the amount of income realized with respect to the receipt or exercise of the Subscription Rights. Moreover, recipients of Subscription Rights could then have to report the transaction to the IRS. Each Eligible Account Holder, Supplemental Eligible Account Holder, Other Member or other recipient of Subscription Rights is encouraged to consult with his, her or its own tax advisor as to the tax consequences in the event the Subscription Rights are deemed to have ascertainable value.

         No legal opinion has been or will be received with respect to any tax consequences of the Conversion not specifically described above, including the tax consequences to Eligible Account Holders, Supplemental Eligible Account Holders, Other Members, other recipients of Subscription Rights or purchasers of Common Stock under the laws of any other state, local or foreign taxing jurisdiction to which they may be subject. Special counsel expresses no opinion regarding the value of the Subscription Rights.


                                 LEGAL OPINIONS

         The validity of the issuance of the Common Stock in the Conversion has been passed upon for the Company by its special counsel, Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P., Greensboro, North Carolina, which firm has also rendered its opinion to the Bank concerning certain federal and North Carolina income tax aspects of the Conversion as described herein under "THE CONVERSION -- Income Tax Consequences." Certain legal matters will be passed upon for Trident Securities by Thacher Proffitt & Wood, Washington, D.C.


                                     EXPERTS

         The Financial Statements of the Bank as of June 30, 1997 and 1996 and for each of the years in the two-year period ended June 30, 1997 have been included herein in reliance upon the report of Faulkner and Thompson, P.A., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Ferguson has consented to being named as an expert herein and to the summary herein of its appraisal report as to the estimated pro forma market value of the Bank and the Company and its opinion with respect to Subscription Rights.

                            REGISTRATION REQUIREMENTS

         The Company will register its Common Stock with the SEC pursuant to
Section 12 of the Exchange Act in connection with the Conversion and will not deregister the Common Stock for a period of three years following the completion of the Conversion. Upon such registration, the proxy and tender offer rules, insider trading reporting requirements and restrictions, annual and periodic reporting and other requirements of the Exchange Act will be applicable to the Company.


                             ADDITIONAL INFORMATION

         The Company has filed a registration statement with the SEC on Form S-1 under the Securities Act, with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all of the information set forth in the registration statement. Such information can be examined and copied at the public reference facilities of the SEC located at Room 1024, 450 Fifth Street, N. W., Washington, D.C. 20549, and at the regional offices of the SEC at 75 Park Place, Fourteenth Floor, New York, New York 10007 and Room 3190, John C. Kluczynski Building, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can be obtained by mail from the SEC at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N. W., Washington, D.C. 20549. In addition, the SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company; the address is (http://www.sec.gov.). The statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of each material feature thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank with the Administrator. Pursuant to the North Carolina conversion regulations, this Prospectus omits certain information contained in such Application. The Application, which contains a copy of Ferguson's appraisal, may be inspected at the office of the Administrator, Savings Institutions Division, North Carolina Department of Commerce, Tower Building, Suite 301, 1110 Navaho Drive, Raleigh, North Carolina 27609. Copies of the Plan, which includes a copy of the Bank's proposed Amended Certificate of Incorporation and Stock Bylaws, and copies of the Company's Articles of Incorporation and Bylaws are available for inspection at each office of the Bank and may be obtained by writing to the Bank at 211 South Greene Street, Wadesboro, North Carolina 28170, Attention: Eugene M. Ward, President, or by telephoning the Bank at (704) 694-2122. A copy of Ferguson's independent appraisal is also available for inspection at the Stock Information Center, 211 South Greene Street, Wadesboro, North Carolina 28170.

                         Index to Financial Statements

                                                                            Page
                                                                            ----
Report of Independent Auditors...............................................F-2


Financial Statements

    Statements of Financial Condition........................................F-3
    Statements of Operations.................................................F-4
    Statements of Equity.....................................................F-5
    Statements of Cash Flows.................................................F-6
    Notes to Financial Statements............................................F-8


    All schedules are omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements of Anson Savings Bank, S.S.B. or related notes. No financial statements are provided for the Holding Company since it was not in operation for any of the periods presented.

                         REPORT OF INDEPENDENT AUDITORS
                         ------------------------------

The Board of Directors
Anson Savings Bank, S.S.B.
Wadesboro, North Carolina

           We have audited the accompanying statements of financial condition of Anson Savings Bank, S.S.B. (the Bank) as of June 30, 1997 and 1996, and the related statements of operations, equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Anson Savings Bank, S.S.B. as of June 30, 1997 and 1996 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




August 26, 1997
Charlotte, North Carolina

                          ANSON SAVINGS BANK, S.S.B.
                       STATEMENTS OF FINANCIAL CONDITION

                                                                      December 31,                        June 30,
                                                                  ---------------------    -----------------------------------
                                                                         1997                    1997               1996
                                                                  ---------------------    ---------------     ---------------
                                                                     (Unaudited)
ASSETS
   Cash and cash equivalents
      Non-interest bearing deposits and cash                        $        171,850       $       197,056    $        252,484
      Interest earning deposits                                            3,289,475             3,843,554           3,050,877
      Federal funds sold                                                     750,000               600,000             300,000
                                                                     ---------------        --------------     ---------------
                                                                           4,211,325             4,640,610           3,603,361
   Investment securities
      Held to maturity (fair value at December 31,
        1997, June 30, 1997 and 1996 of $4,386,630,
        $3,933,344 and $5,559,174, respectively)                           4,374,212             3,938,524           5,577,031
      Available for sale                                                     380,459               317,521             193,914
   Loans receivable, net                                                  11,323,178            11,422,892          11,571,502
   Premises and equipment, net                                               214,895               222,125             233,083
   Interest receivable                                                        52,493                59,976              85,909
   Other assets                                                              109,457                61,719             133,714
   Deferred income taxes                                                      57,000                57,000              57,000
                                                                     ---------------        --------------     ---------------

                                                                    $     20,723,019       $    20,720,367    $     21,455,514
                                                                     ===============        ==============     ===============
LIABILITIES AND EQUITY
   LIABILITIES
      Savings deposits, plus accrued interest
        thereon                                                     $     16,655,697       $    16,791,101    $     17,623,069
      Accounts payable and accrued expenses                                   49,747                36,624              50,965
      Accrued pension obligation                                              -                     -                   62,589
      Deferred income taxes                                                  158,701               136,200              98,000
                                                                     ---------------        --------------     ---------------

                                                                          16,864,145            16,963,925          17,834,623
   COMMITMENTS - Notes 4, 12 and 14

   EQUITY
      Retained earnings - substantially restricted                         3,614,437             3,552,442           3,502,297
      Unrealized gains on securities
        available for sale, net of tax                                       244,437               204,000             118,594
                                                                     ---------------        --------------     ---------------
                                                                           3,858,874             3,756,442           3,620,891
                                                                     ---------------        --------------     ---------------

                                                                    $     20,723,019       $    20,720,367    $     21,455,514
                                                                     ===============        ==============     ===============

                       See Notes to Financial Statements.

                           ANSON SAVINGS BANK, S.S.B.
                            STATEMENTS OF OPERATIONS


                                                         For the six months ended                        For the years ended
                                                               December 31,                                    June 30,
                                                 ---------------------------------------          ---------------------------------
                                                      1997                       1996                1997                1996
                                                 -----------------           -----------          ------------       --------------
                                                                  (Unaudited)
INTEREST INCOME
   Interest and fees on loans                          $   475,383           $   493,791           $   963,385          $ 1,032,084
   Interest on investments and
      deposits in other banks                              242,747               249,482               478,076              526,444
                                                 -----------------           -----------          ------------       --------------

        Total interest income                              718,130               743,273             1,441,461            1,558,528

INTEREST EXPENSE
   Interest on savings deposits                            411,866               419,310               818,740              893,945
                                                 -----------------           -----------          ------------       --------------

        Net interest income                                306,264               323,963               622,721              664,583

PROVISION FOR LOAN LOSSES                                     --                     500                 5,000                7,000
                                                 -----------------           -----------          ------------       --------------

        Net interest income after
        provision for loan losses                          306,264               323,463               617,721              657,583

NON-INTEREST INCOME                                          4,269                 1,289                 5,963                1,678

NON-INTEREST EXPENSE
   Salaries and employee benefits                          134,185               132,028               246,347              244,703
   Federal insurance premiums                                5,228               125,034               130,552               40,628
   Data processing                                          15,846                15,643                31,946               31,139
   Examinations and audit                                   16,640                12,360                26,268               34,581
   Occupancy including depreciation                         10,480                14,146                22,598               25,050
   Other                                                    49,175                49,523                97,128              104,860
                                                 -----------------           -----------          ------------       --------------

        Total non-interest expense                         231,554               348,734               554,739              480,961
                                                 -----------------           -----------          ------------       --------------

        Income (loss) before income
           taxes                                            78,979               (23,982)               68,945              178,300

INCOME TAXES
   Current expense                                          16,984                 8,800                18,800               54,000
   Deferred expense (benefit)                                 --                 (12,400)                 --                 (2,000)
                                                 -----------------           -----------          ------------       --------------
                                                            16,984                (3,600)               18,800               52,000
                                                 -----------------           -----------          ------------       --------------

        Net income (loss)                              $    61,995           $   (20,382)          $    50,145          $   126,300
                                                 =================           ===========          ============       ==============

                       See Notes to Financial Statements.

                           ANSON SAVINGS BANK, S.S.B.
                              STATEMENTS OF EQUITY


                                                                            Unrealized gains
                                                   Retained Earnings         on securities
                                                     substantially             available               Total
                                                      restricted                for sale               Equity
                                                   -----------------        ----------------        -------------

BALANCE AT JUNE 30, 1995                            $   3,375,997           $      94,605           $   3,470,602

      Net income                                          126,300                    -                    126,300

      Changes in unrealized gain on
         securities available
         for sale, net of tax                                -                     23,989                  23,989
                                                    -------------           -------------           -------------

BALANCE AT JUNE 30, 1996                                3,502,297                 118,594               3,620,891

      Net income                                           50,145                    -                     50,145

      Changes in unrealized gain on
         securities available
         for sale, net of tax                                -                     85,406                  85,406
                                                    -------------           -------------           -------------

BALANCE AT JUNE 30, 1997                                3,552,442                 204,000               3,756,442

      Net income (unaudited)                               61,995                    -                     61,995

      Changes in unrealized gain on
         securities available for
         sale, net of tax (unaudited)                        -                     40,437                  40,437
                                                    -------------           -------------           -------------

BALANCE AT DECEMBER 31, 1997
      (Unaudited)                                   $   3,614,437           $     244,437           $   3,858,874
                                                    =============           =============           =============


                      See Notes to Financial Statements.

                           ANSON SAVINGS BANK, S.S.B.
                            STATEMENTS OF CASH FLOWS


                                                             For the six months ended                   For the years ended
                                                                   December 31,                               June 30,
                                                         ---------------------------------         -----------------------------
                                                             1997                 1996                1997              1996
                                                         ------------         ------------         -----------       -----------
                                                                    (Unaudited)
OPERATING ACTIVITIES
   Net income (loss)                                     $    61,995          $   (20,382)         $    50,145       $   126,300
   Adjustments to reconcile net
   income (loss) to net cash provided
   by (used for) operating activities
      Provision for loan losses                                -                      500                5,000             7,000
      Provision for depreciation                               7,230               12,600               14,419            17,212
      Deferred income taxes                                    -                  (12,400)                -               (2,000)
      (Increase) decrease in assets
        Interest receivable                                    7,483              (16,288)              25,933            (3,268)
        Other assets                                         (47,738)               6,426               71,995            28,507
      Increase (decrease) in
        liabilities
           Accounts payable and
             accrued expenses                                 13,123              (50,433)             (76,931)          (34,068)
                                                         -----------          -----------          -----------

               Net cash provided by
                 (used for) operating
                 activities                                   42,093              (79,977)              90,561           139,683
                                                         -----------          -----------          -----------       -----------

INVESTING ACTIVITIES
   Decrease (increase) in loans
      receivable                                              99,714             (158,844)             143,610           336,853
   Purchases of securities
      held to maturity                                    (2,499,922)          (2,498,203)          (2,501,384)       (4,997,148)
   Proceeds from maturities of
      securities held to maturity                          2,064,234            3,545,040            4,139,891         5,658,620
   Purchases of premises and
      equipment                                                -                   (1,432)              (3,461)          (18,626)
                                                         -----------          -----------          -----------       -----------

             Net cash provided by
               (used for) investing
               activities                                   (335,974)             886,561            1,778,656           979,699
                                                         -----------          -----------          -----------       -----------


                                                                     (Continued)

                          ANSON SAVINGS BANK, S.S.B.
                           STATEMENTS OF CASH FLOWS
                                  (Continued)


                                                             For the six months ended                 For the years ended
                                                                   December 31,                            June 30,
                                                         -------------------------------         -------------------------------
                                                              1997               1996                1997               1996
                                                         ------------       ------------         ------------       ------------
                                                                   (Unaudited)
FINANCING ACTIVITIES
   Net decrease in savings deposits                      $  (135,404)       $  (733,877)         $  (831,968)       $  (131,711)
                                                          ----------         ----------           ----------         ----------

             Increase (decrease) in cash
               and cash equivalents                      $  (429,285)       $    72,707          $ 1,037,249        $   987,671
                                                          ----------         ----------           ----------         ----------

CASH AND CASH EQUIVALENTS,
   BEGINNING OF PERIOD                                   $ 4,640,610        $ 3,603,361          $ 3,603,361        $ 2,615,690
                                                          ----------         ----------           ----------         ----------
CASH AND CASH EQUIVALENTS,
   END OF PERIOD                                         $ 4,211,325        $ 3,676,068          $ 4,640,610        $ 3,603,361
                                                          ==========         ==========           ==========         ==========

SUPPLEMENTAL DISCLOSURE:

   Total increase in unrealized
      gain on securities available
      for sale, net of tax                               $    40,437        $    36,248          $    85,406        $    23,989
                                                          ==========         ==========           ==========         ==========

   Cash paid during the period
      for interest                                       $   415,331        $   431,623          $   840,875        $   888,560
                                                          ==========         ==========           ==========         ==========

   Cash paid during the period
      for income taxes                                   $     6,294        $    25,382          $    25,382        $    35,525
                                                          ==========         ==========           ==========         ==========


                      See Notes to Financial Statements.

                           ANSON SAVINGS BANK, S.S.B.
                          NOTES TO FINANCIAL STATEMENTS

 -------------------------------------------------------------------------------


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

      The accounting and reporting policies of Anson Savings, S.S.B. (the Bank) conform to generally accepted accounting principles and to general practice within the savings bank industry. The following is a description of the more significant accounting and reporting policies that the Bank follows in preparing its financial statements.

      Organization and Operations

        Anson Savings Bank, S.S.B. (the Bank) is a state chartered savings bank primarily engaged in the business of obtaining savings deposits and providing loans to the general public in Anson County, North Carolina. The Bank qualifies as a savings and loan for tax purposes.

      Unaudited Financial Statements

        The unaudited financial statements furnished reflect all adjustments, consisting of normal recurring accruals which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 1997 and the results of operations,changes in equity and cash flows for the six months ended December 31, 1997 and 1996. The results for the six month periods are not necessarily indicative of the operating results of the Bank for the entire year.

      Use of Estimates

        The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Investment Securities

        The Bank accounts for investment securities in accordance with Statement of Financial Accounting Standard (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under SFAS No. 115, debt securities are classified upon purchase as available for sale, held to maturity or trading. Such assets classified as available for sale are carried at market value. Unrealized holding gains or losses are reported as a component of equity net of deferred income taxes. Securities classified as held to maturity are carried at cost, adjusted for the amortization of premiums and the accretion of discounts. In order to qualify as held to maturity the Bank must have the intent and ability to hold the securities to maturity. Trading securities are carried at market value. Gains or losses on disposition of securities are based on the difference between the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method. The Bank held no trading securities at December 31, 1997, June 30, 1997 or 1996.

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES, Continued

      Loans

        The Bank's loan portfolio consists principally of long-term conventional mortgage loans secured by first deeds of trust. Loans are stated at the principal balance outstanding and origination fees and certain direct originating costs are capitalized and recognized as an adjustment of the yield of the related loan. Interest income on loans is accrued and taken into income based upon the interest method. The recognition of interest income is discontinued when, in management's judgment, the interest is not collectible in the normal course of business.

        The Bank accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". This standard requires that all creditors value loans at the loan's fair value if it is probable that the creditor will be unable to collect all amounts due according to the terms of the loan agreement. Fair value may be determined based upon the present value of expected cash flows, market prices of the loan, if available, or value of the underlying collateral. Expected cash flows are required to be discounted at the loan's effective interest rate. SFAS No. 114 was amended by SFAS No. 118 to allow a creditor to use existing methods for recognizing interest income on an impaired loan and by requiring additional disclosures about how a creditor recognizes interest income on an impaired loan. When the ultimate collectibility of an impaired loan's principal is in doubt, wholly or partially, all cash receipts are applied to principal. When this doubt does not exist, cash receipts are applied under the contractual terms of the loan agreement first to principal then to interest income. Once the recorded principal balance has been reduced to zero, future cash receipts are applied to interest income, to the extent that any interest has been foregone. Further cash receipts are recorded as recoveries of any amounts previously charged off.

        A loan is also considered impaired if its terms are modified in a troubled debt restructuring. For these accruing impaired loans, cash receipts are typically applied to principal and interest receivable in accordance with the terms of the restructured loan agreement. Interest income is recognized on these loans using the accrual method of accounting. As of December 31, 1997 and 1996 and June 30, 1997 and 1996, the Bank had no impaired loans.

      Allowance for loan losses

        The allowance for loan losses is based on management's ongoing evaluation of the loan portfolio and reflects an amount that, in management's opinion, is adequate to absorb losses in the existing portfolio. In evaluating the portfolio, management takes into consideration numerous factors, including current economic conditions, prior loan loss experience, adequacy of collateral, the composition of the loan portfolio, and management's estimate of anticipated

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES, Continued

        credit losses. Loans are charged against the allowance at such time as they are determined to be losses. Subsequent recoveries are credited to the allowance. Management considers the year-end allowance appropriate and adequate to cover possible losses in the loan portfolio; however, management's judgment is based upon a number of assumptions about future events, which are believed to be reasonable, but which may or may not prove valid. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the allowance for loan losses will not be required.

      Premises and Equipment

        Premises and equipment are stated at cost less accumulated depreciation and amortization. For financial reporting purposes, depreciation is computed by use of the straight-line method over the estimated useful lives of the various classes of assets.

      Income Taxes

        Deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. The significant components of deferred tax assets and liabilities arise principally from temporary differences related to unrealized gains on investments, depreciation expense, loan loss reserves, deferred loan fee income and prepaid pension.

      Cash Equivalents

        The Bank considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

      Reclassifications

        Certain 1996 balance sheet and income statement accounts have been reclassified to conform to the 1997 presentation. This reclassification had no effect on income or equity for any period.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 2 - INVESTMENT SECURITIES

      Investment securities are as follows:



                                                                                December 31, 1997
                                                        -----------------------------------------------------------------
                                                                                    (Unaudited)
                                                                              Gross              Gross         Estimated
                                                         Amortized         Unrealized          Unrealized        Fair
                                                            Cost              Gains              Losses          Value
                                                        ----------         ----------          ----------      ----------
Securities held to maturity:
  U.S. Treasury and other U.S.
  Government Agency bonds:
   Due within one year                                 $   499,922        $     2,375       $       --         $  502,297
   Due after one year through five years                 1,000,000              7,657               --          1,007,656
                                                         ---------          ---------         ---------         ---------

                                                         1,499,922             10,032               --          1,509,954
                                                         ---------          ---------         ---------         ---------

  Government National Mortgage
  Association Securities:
   Due after one year through five years                   41,431              1,608                --             43,039
   Due after five years through ten years                 259,236              6,130                --            265,366
   Due after ten years                                    431,023                 --             5,352            425,671
                                                        ---------          ---------         ---------          ---------
                                                          731,690              7,738             5,352            734,076
                                                        ---------          ---------         ---------          ---------

  Federal Home Loan Bank stock                            142,600                 --                --            142,600
                                                        ---------          ---------         ---------          ---------

  Fixed-rate, fixed-term deposits                       2,000,000                 --                --          2,000,000
                                                        ---------          ---------         ---------          ---------

      Total                                            $4,374,212         $   17,770        $    5,352         $4,386,630
                                                        =========          =========         =========          =========

Securities available for sale:
  Federal Home Loan Mortgage
    Corporation stock                                  $    8,883         $  371,576        $       --         $  380,459
                                                        =========          =========         =========          =========


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 2 - INVESTMENT SECURITIES, Continued





                                                                                 June 30, 1997
                                                        -----------------------------------------------------------------
                                                                                    (Unaudited)
                                                                              Gross              Gross         Estimated
                                                         Amortized         Unrealized          Unrealized        Fair
                                                            Cost              Gains              Losses          Value
                                                        ----------         ----------          ----------      ----------
Securities held to maturity:
  U.S. Treasury and other U.S.
  Government Agency bonds:
   Due within one year                                 $ 1,496,406        $     3,594       $       --         $1,500,000
   Due after one year through five years                 1,000,000                 --               --          1,000,000
                                                         ---------          ---------         ---------         ---------


                                                         2,496,406              3,594               --          2,500,000
                                                         ---------          ---------         ---------         ---------

  Government National Mortgage
  Association Securities:
   Due after one year through five years                    47,016              2,362               --             49,378
   Due after five years through ten years                  281,481              2,625               --            284,106
   Due after ten years                                     471,021                 --           13,761            457,260
                                                         ---------          ---------         ---------         ---------
                                                           799,518              4,987           13,761            790,744
                                                         ---------          ---------         ---------         ---------

  Federal Home Loan Bank stock                             142,600                 --               --            142,600
                                                         ---------          ---------         ---------         ---------

  Fixed-rate, fixed-term deposits                          500,000                 --               --            500,000
                                                         ---------          ---------         ---------         ---------

      Total                                            $ 3,938,524        $     8,581       $   13,761         $3,933,344
                                                         =========          =========         =========         =========

Securities available for sale:
  Federal Home Loan Mortgage
    Corporation stock                                  $     8,883        $   308,638       $       --         $  317,521
                                                         =========          =========         =========         =========


NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 2 - INVESTMENT SECURITIES, Continued



                                                                                 June 30, 1996
                                                        -----------------------------------------------------------------
                                                                                    (Unaudited)
                                                                              Gross              Gross         Estimated
                                                         Amortized         Unrealized          Unrealized        Fair
                                                            Cost              Gains              Losses          Value
                                                        ----------         ----------          ----------      ----------
Securities held to maturity:
  U.S. Treasury and other U.S.
  Government Agency bonds:
   Due within one year                                 $ 1,494,709        $     4,119          $       351    $ 1,498,477
   Due after one year through five years                   499,258                 --                3,984        495,274
                                                         ---------         ----------           ----------      ---------

                                                         1,993,967              4,119                4,335      1,993,751
                                                         ---------         ----------           ----------      ---------

  Government National Mortgage
  Association Securities:
   Due after one year through five years               $    82,323        $     3,536          $        --    $    85,859
   Due after five years through ten years                   33,195              3,340                   --         36,535
   Due after ten years                                     824,896                 --               24,517        800,379
                                                         ---------         ----------           ----------      ---------
                                                           940,414              6,876               24,517        922,773
                                                         ---------         ----------           ----------      ---------

  Federal Home Loan Bank stock                             142,600                 --                   --        142,600
                                                         ---------         ----------           ----------      ---------

  Fixed-rate, fixed-term deposits                        2,500,000                 --                   --      2,500,000
                                                         ---------         ----------           ----------      ---------

      Total                                            $ 5,577,031        $    10,995          $    28,852     $5,559,174
                                                        ==========         ==========           ==========      =========

Securities available for sale:
  Federal Home Loan Mortgage
    Corporation stock                                  $    8,883         $   185,031          $        --     $  193,914
                                                        ==========         ==========           ==========      =========



NOTE 3 - FEDERAL HOME LOAN BANK STOCK

      Federal Home Loan Bank (FHLB) stock is a required deposit with the FHLB that is classified as a restricted investment security, carried at cost and evaluated for impairment. These shares can only be sold at their par value of $100 per share and only to the FHLB or to another member institution.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------

NOTE 4 - LOANS RECEIVABLE

  Loans receivable are summarized as follows:

                                                                December 31,                                  June 30,
                                                            -------------------             ---------------------------------------
                                                                   1997                           1997                    1996
                                                            -------------------             ----------------      -----------------
   Principal Balances:                                        (Unaudited)
     Real estate loans
       One-to-four family
         residential                                        $        10,857,928             $     10,887,058      $      11,242,399
       Nonresidential                                                   482,713                      543,015                400,040
     Secured by deposits                                                 76,599                       75,131                 45,787
     Construction loans                                                 365,858                      349,794                198,942
                                                            -------------------             ----------------      -----------------
                                                                     11,783,098                   11,854,998             11,887,168
                                                            -------------------             ----------------      -----------------
   Allowance for loan losses                                           (100,000)                    (100,000)     $         (95,000)
   Undisbursed portion of construction
     loans                                                             (318,714)                    (288,281)              (174,194)
   Net deferred loan origination fees                                   (41,198)                     (43,825)               (46,472)

                                                            -------------------             ----------------      -----------------
                                                                       (459,912)                    (432,106)              (315,666)
                                                            -------------------             ----------------      -----------------

                                                            $        11,323,178             $     11,422,892      $      11,571,502
                                                            ===================             ================      =================

  Loan commitments outstanding were $132,000 at December 31, 1997 and $169,400 and $239,500 at June 30, 1997 and 1996, respectively. At December 31, 1997, June 30, 1997 and 1996, there were no loans that were in a nonaccrual status.

  Set forth below is an analysis of the allowance for loan losses:

                                                             Six Months Ended                                Year Ended
                                                                December 31,                                  June 30,
                                                      ------------------------------------      ------------------------------------

                                                             1997                1996                  1997                 1996
                                                      ---------------      ---------------      ---------------      ---------------

                                                                   (Unaudited)
Balance, beginning of period                          $       100,000      $        95,000      $        95,000      $        88,000
Loans charged-off                                                -                    -                    -                    -
Recoveries of loans charged-off                                  -                    -                    -                    -
Provision for loan losses                                        -                     500                5,000                7,000
                                                      ---------------      ---------------      ---------------      ---------------

  Balance, end of period                              $       100,000      $        95,500      $       100,000      $        95,000
                                                      ================     ===============      ===============      ===============

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 5 - PREMISES AND EQUIPMENT

      Premises and equipment are summarized as follows:

                                                                December 31,                        June 30,
                                                            -------------------------------------------------------------
                                                                   1997                     1997                 1996
                                                            -------------------       ----------------      -------------
                                                              (Unaudited)
       Land                                                 $            30,808       $         30,808      $      30,808
       Land improvements                                                  2,774                  2,774              2,774
       Building                                                         562,545                562,545            559,277
       Furniture and equipment                                          227,590                227,590            227,397
                                                            -------------------       ----------------      -------------
                                                                        823,717                823,717            820,256
       Less allowances for depreciation                                 608,822                601,592            587,173
                                                            -------------------       ----------------      -------------

                                                            $           214,895       $        222,125      $     233,083
                                                             ==================        ===============      =============


NOTE 6 - INTEREST RECEIVABLE

      Accrued interest receivable consisted of the following:

                                                                December 31,                        June 30,
                                                            -------------------------------------------------------------
                                                                   1997                     1997                 1996
                                                            -------------------       ----------------      -------------
                                                              (Unaudited)
       Accrued interest on interest bearing
         deposits and investments                           $            44,207       $         42,497      $      79,509

       Accrued interest on loans receivable                               8,286                  7,479              6,400
                                                            -------------------       ----------------      -------------

                                                            $            52,493       $         59,976      $      85,909
                                                             ==================        ===============      =============

NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------


NOTE 7 - COMPOSITION OF SAVINGS DEPOSITS

      The composition of savings deposits by interest rate is as follows:

                                                              December 31, 1997                       June 30, 1997
                                                      --------------------------------     --------------------------------
                                                           Amount              %                Amount              %
                                                      ---------------    -------------     ---------------    -------------
                                                                 (Unaudited)
       3.25 % passbook                                $     3,645,425         21.88  %     $     3,441,163          20.49 %
       Term certificates, 3.25%                                31,002           .19                 41,521            .25
       Term certificates, 4.4% - 5.5%                       8,613,564         51.71              8,872,711          52.84
       Term certificates, 5.6% - 7.0%                       3,460,166         20.78              3,345,034          19.92
       Money market, 3.1%                                     100,895           .61                104,710            .62
       Deposits greater than $100,000,
         3.25% - 7.0%                                         743,138          4.46                920,991           5.49
                                                      ---------------    -------------     ---------------    -------------
                                                           16,594,190                           16,726,130
       Accrued interest payable on
         deposits                                              61,507           .37                 64,971            .39
                                                      ---------------    -------------     ---------------    -------------

                                                      $    16,655,697        100.00  %     $    16,791,101         100.00 %
                                                      ===============    =============     ===============    =============

                                                           June 30, 1996
                                                   -----------------------------
                                                         Amount            %
                                                   ----------------   ----------

       3.25 % passbook                             $      4,145,598      23.52 %
       Term certificates, 3.25% - 3.92%                      50,935        .29
       Term certificates, 4.1% - 5.5%                     9,559,472      54.24
       Term certificates, 5.6% - 7.0%                     2,967,162      16.84
       Money market, 3.3%                                   181,405       1.03
       Deposits greater than $100,000,
         3.25% - 7.0%                                       634,390       3.60
                                                   ----------------   --------
                                                         17,538,962
       Accrued interest payable on
         deposits                                            84,107        .48
                                                   ----------------   --------

                                                   $     17,623,069     100.00 %
                                                   ================   ========

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 7 - COMPOSITION OF SAVINGS DEPOSITS, Continued

      Scheduled maturities of certificate accounts are as follows:

                                                  December 31, 1997
                                                  -----------------
                                                      (Unaudited)

       1998                                       $    10,198,756
       1999                                             2,195,991
       2000                                               512,993
                                                   --------------

                                                  $    12,907,740
                                                  ===============

      Interest expense on savings deposits consists of the following components for the six months ended December 31 and the years ended June 30:

                                                      December 31,                            June 30,
                                             --------------------------------      ---------------------------------
                                                   1997               1996              1997               1996
                                             -------------       ------------      -------------     ---------------
                                                      (Unaudited)
        Passbook accounts                    $        61,750   $       65,196      $      128,355    $       134,829
        Money market accounts                          1,580            2,369               3,994              4,942
        Certificate accounts                         348,536          351,745             686,391            754,174
                                              --------------    -------------       -------------     --------------

                                             $       411,866   $      419,310      $      818,740    $       893,945
                                              ==============    =============       =============     ==============

NOTE 8 - INCOME TAXES

      The differences between income taxes at the U.S. statutory rate and the effective income taxes as reflected in the financial statements are as follows:

                                                   Six months ended                           Year ended
                                                      December 31,                             June 30,
                                             -------------------------------       -------------------------------
                                                   1997              1996               1997              1996
                                             -------------     -------------       --------------     ------------
                                                      (Unaudited)
      Income tax expense at federal
        statutory rate of 34%                $    27,000      $  (8,200)           $  23,400           $  61,000
      Effect of graduated income
        tax rates                                (15,000)        (4,600)              (4,600)             (8,000)
      Other                                        4,984              -                    -              (1,000)
                                             -----------      ---------            ---------           ---------

                                             $    16,984      $  (3,600)           $  18,800           $  52,000
                                             ===========      =========            =========           =========

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 8 - INCOME TAXES, Continued

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax assets are as follows:

                                                      December 31,                           June 30,
                                                   --------------------      ---------------------------------------
                                                          1997                     1997                   1996
                                                   --------------------      -----------------      ----------------
                                                     (Unaudited)
       Deferred tax assets:
         Deferred revenue                          $             18,000      $          18,000      $         18,000
         Loan loss reserve                                       39,000                 39,000                37,000
         Other                                                   -                       -                     2,000
                                                    -------------------       ----------------       ---------------

            Total deferred income
              tax assets                           $             57,000      $          57,000      $         57,000
                                                    ===================       ================       ===============

       Deferred tax liabilities:
         Unrealized gain on investments            $            127,000      $         103,200      $         66,000
         Book basis versus tax basis
            for premises and equipment                            8,000                  8,000                 8,000
         Prepaid pension                                         22,000                 21,000                18,000
         Other                                                    1,701                  4,000                 6,000
                                                    -------------------       ----------------       ---------------

            Total deferred income tax
              liabilities                          $            158,701      $         136,200      $         98,000
                                                    ===================       ================       ===============

      Legislation has been passed which repeals the "reserve" method of accounting for thrift bad debt reserves for the first tax year beginning after December 31, 1995 (the fiscal year ending June 30, 1996 for the
      Bank). This legislation requires all thrifts (including the Bank) to account for bad debts using either the specific charge-off method (available to all thrifts) or the experience method (available only to thrifts that qualify as "small banks", i.e. under $500 million in assets). The Bank currently uses the experience method of accounting for its tax bad debt reserves. The legislation also suspends recapture of bad debt reserves taken through 1987 (i.e., the base year reserve), but requires thrifts to recapture or repay bad debt deductions taken after 1987 over six years. As of December 31, 1997, bad debt reserves subject to recapture were not significant. As permitted under SFAS 109, no deferred tax liability is provided for approximately $1,000,000 ($340,000 approximate tax effect) of such tax bad debt reserves that arose prior to October 1, 1988.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 9 - PENSION PLAN

      The Bank established a noncontributory defined benefit plan in 1990 which covers substantially all employees. The plan benefits as of June 30, 1994 were frozen and the current plan benefits are based on plan years of service and the employee's compensation during the last ten years of service. The Bank's policy is to fund pension costs accrued. Pension expense for the six months ended December 31, 1997 and 1996 and the years ended June 30, 1997 and 1996, was approximately $25,000, $19,000, $38,000 and $38,000, respectively. The components of pension expense are as follows:

                                                        Six months ended                          Year ended
                                                           December 31,                            June 30,
                                                  ------------------------------      ---------------------------------
                                                        1997             1996              1997               1996
                                                  -------------     ------------      -------------      --------------
                                                           (Unaudited)
        Service costs                             $      22,000     $     17,000      $      34,000      $      31,000
        Interest cost on projected
           benefit obligation                            14,000           11,000             22,000             18,000
        Expected return on plan
           assets                                        (9,000)          (7,000)           (14,000)           (15,000)
        Amortization                                     (2,000)          (2,000)            (4,000)             4,000
                                                   ------------      -----------       ------------       ------------
           Net period pension cost                      $25,000          $19,000            $38,000            $38,000
                                                   ============      ===========       ============       ============

           A summary of the Plan's funded status and the pension liability recognized in the Bank's financial statements at December 31, 1997, June 30, 1997 and 1996 is as follows:

                                                                Six months ended                 For the years ended
                                                                   December 31,                         June 30,
                                                              -----------------------     -------------------------------
                                                                       1997                     1997           1996
                                                              -----------------------     ---------------  --------------
                                                                   (Unaudited)
        Accumulated benefit obligation                           $       317,000          $     294,700     $     249,400
                                                                 ===============          =============     =============

        Plan assets at fair value                                $       318,000          $     295,500     $     237,700
                                                                 ---------------          -------------     -------------

        Projected benefit obligation for service rendered to date:
           Vested                                                       (254,000)              (236,000)         (249,400)
           Additional benefits based on
             estimated future salary levels                             (107,000)               (99,500)          (24,900)
                                                                  --------------           ------------        ----------
                                                                        (361,000)              (335,500)         (274,300)
                                                                  --------------           ------------        ----------

                                                                                                        (continued)

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 9 - PENSION PLAN, Continued

                                                                Six months ended                For the years ended
                                                                  December 31,                       June 30,
                                                              -----------------------     -------------------------------
                                                                      1997                     1997            1996
                                                              -----------------------     ---------------  --------------
                                                                   (Unaudited)
        Projected benefit obligation in
           excess of plan assets                                 $  (43,000)              $  (40,000)      $   (36,600)
        Unrecognized net transition liability                        57,000                   53,000            56,600
        Unrecognized net prior service cost gain                    (72,000)                 (67,600)          (72,200)
        Unrecognized net loss                                       113,000                  105,100           103,200
        Minimum liability                                                 -                        -           (62,500)
                                                                 ----------                ---------       -----------

        (Accrued) prepaid pension cost                           $   55,000                $  50,500       $   (11,500)
                                                                 ==========                =========       ===========


      Assumptions used in the actuarial calculation at December 31, 1997, June 30, 1997 and 1996 were 8% for the weighted-average discount rate and expected long-term rate of return on assets and 4% for the rate of increase in compensation levels. At December 31, 1997, June 30, 1997 and 1996, 92% of the plan assets were invested in a certificate of deposit at the Bank.


NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

      SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of fair value information, whether or not recognized in the statement of financial position, when it is practical to estimate the fair value. SFAS 107 defines a financial instrument as cash, evidence of an ownership interest in an entity or contractual obligations which require the exchange of cash or other financial instruments. Certain items are specifically excluded from the disclosure requirements, including the Bank's common stock, premises and equipment and other assets and liabilities.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

      Cash and Cash Equivalents and Short-Term Investments

        For cash and cash equivalents and short-term investments, the carrying amount is a reasonable estimate of fair value.

      Investment Securities

        Fair values for securities, excluding restricted equity securities, are based on quoted market prices and dealer quotes. The carrying values of restricted equity securities approximate fair values.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 10 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, Continued

      Loans Receivable

        Fair values of real estate loans and savings deposit loans are estimated using discounted cash flow analyses, with interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

      Accrued Interest

        The carrying amounts of accrued interest approximate fair values.

      Savings Deposits

        The fair value of savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of certificates of deposit is based upon the discounted value of the contractual cash flows. The discount rates used in these calculations approximates the current rates offered for deposits of similar remaining maturities.

      Commitments to Extend Credit

        The fair value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

        The estimated fair value of the Bank 's financial instruments were as follows at:

                                                                        December 31, 1997
                                                           --------------------------------------
                                                               Carrying                    Fair
                                                               Amount                     Value
                                                           ---------------          --------------
      Financial Assets:                                                   (Unaudited)
        Cash, interest bearing deposits,
           and federal funds sold                           $    4,211,325           $    4,211,325
        Investments
           Securities available for sale                           380,459                  380,459
           Securities held to maturity                           4,374,212                4,386,630
        Loans receivable                                        11,323,178               11,454,531
        Interest receivable                                         52,493                   52,493
      Financial Liabilities:
        Savings deposits                                        16,655,697               16,685,382
      Unrecognized Financial Instruments:
        Commitments to extend credit                               132,000                  132,000

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 11 - RELATED PARTIES

      The Bank has entered into transactions with its officers and directors. The aggregate amount of loans to such related parties at December 31, 1997, June 30, 1997 and 1996, were $0, $890 and $2,621, respectively.
      During the six months ended December 31, 1997 and the years ended June 30, 1997 and 1996, new loans to such related parties amounted to $0, $0 and $2,621, and repayments amounted to $890, $1,731 and $27,254, respectively. Such loans were made substantially on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and do not involve more than the normal risks of collectibility. The Bank also had related party deposits of $649,677, $531,244 and $518,834 at December 31, 1997, June 30, 1997 and
      1996, respectively.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

      In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit, which are not reflected in the accompanying financial statements. Although these commitments do expose the Bank to certain types of risk, management does not expect losses to result from these transactions.

      Commitments to extend credit are legally binding agreements to lend to a customer. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.

      Existing credit and commitments are reviewed continually to ensure there is no deterioration in the credit worthiness of the borrower. Outstanding commitments at December 31, 1997 are $132,000. Collateral held is obtained based on management's credit evaluation of the customer and generally includes either real property or savings deposits.


NOTE 13 - REGULATORY MATTERS

      The Bank is subject to various regulatory capital requirements administered by its primary federal regulator, the Federal Deposit Insurance Corporation (FDIC) and the State of North Carolina. Failure to meet the minimum regulatory capital requirements can initiate certain mandatory, and possible additional discretionary actions by regulators, that if undertaken, could have a direct material effect on the Bank and the financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines involving quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 13 - REGULATORY MATTERS, Continued

      The FDIC requires the Bank to have a minimum leverage ratio of Tier I Capital (principally consisting of retained earnings and any future common stockholders' equity, less any intangible assets) to all assets of at least 3%, provided that it receives the highest rating during the examination process. For institutions that receive less than the highest rating, the Tier I capital requirements is 1% to 2% above the stated minimum. The FDIC also requires the Bank to have a ratio of total capital to risk-weighted assets of 8%, of which at least 4% must be in the form of Tier I capital. The state regulations require a net worth equal to at least 5% of total assets.

      As shown below, at December 31, 1997 the Bank complied with all the capital requirements described above and also all of the requirements to be classified as well-capitalized.

                                                         Leverage         Tier I                              N.C.
                                                         Ratio of          Risk-                            Savings
                                         GAAP             Tier I          Adjusted          Risk-Based        Bank
                                        Equity            Capital          Capital           Capital         Capital
                                       --------          ---------        ---------       -------------    ----------
                                                                    (Dollars in Thousands)
                                                                         (Unaudited)
GAAP Equity                            $  3,860         $  3,860         $  3,860         $  3,860         $  3,860
                                       ========
Unrealized gains on
  securities available for sale                             (245)            (245)            (245)            (245)
General loan loss allowance                                 --               --                 97               97
                                                        --------         --------         --------         --------
Regulatory capital                                         3,615            3,615            3,712            3,712
Minimum capital requirement                                  829              311              621            1,036
                                                        --------         --------         --------         --------

Excess regulatory capital                               $  2,786         $  3,304         $  3,091         $  2,676
                                                        ========         ========         ========         ========

Total assets at December 31, 1997                       $ 20,723                                           $ 20,723
                                                        ========                                           ========
Risk-weighted assets at December 31, 1997                                $  7,767         $  7,767
                                                                         ========         ========


Capital as a percentage of assets:
  Actual                                                    17.4 %           46.5 %           47.8 %           17.9 %
  Required                                                   4.0              4.0              8.0              5.0
                                                        --------         --------         --------         --------

  Excess                                                    13.4 %           42.5 %           39.8 %           12.9 %
                                                        ========         ========         ========         ========

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 14 - SUBSEQUENT EVENTS - PLAN OF CONVERSION (UNAUDITED)

      On December 11, 1997, the Board of Directors of the Bank unanimously adopted a Plan of Holding Company Conversion whereby the Bank will convert from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank and will become a wholly-owned subsidiary of a holding company formed in connection with the conversion. The holding company will issue common stock to be sold in the conversion and will use that portion of the net proceeds thereof which it does not retain to purchase the capital stock of the Bank. The Plan is subject to approval by regulatory authorities and the members of the Bank at a special meeting.

      The stockholders of the holding company will be asked to approve a proposed stock option plan and a proposed management recognition plan at a meeting of the stockholders after the conversion. Shares issued to directors and employees under these plans may be from authorized but unissued shares of common stock or they may be purchased in the open market. In the event that options or shares are issued under these plans, such issuances will be included in the earnings per share calculation; thus, the interests of existing stockholders would be diluted.

      At the time of conversion, the Bank will establish a liquidation account in an amount equal to its net worth as reflected in its latest statement of financial condition used in its final conversion prospectus. The liquidation account will be maintained for the benefit of eligible deposit account holders who continue to maintain their deposit accounts in the Bank after conversion. Only in the event of a complete liquidation will each eligible deposit account holder be entitled to receive a subaccount balance for deposit accounts then held before any liquidation distribution may be made with respect to common stock. Dividends paid by the Bank subsequent to the conversion cannot be paid from this liquidation account.

      The Bank may not declare or pay a cash dividend on or repurchase any of its common stock if its net worth would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by federal and state regulations.

      Conversion costs of approximately $17,500 have been incurred and are included in prepaid expenses and other assets of December 31, 1997. If the conversion is ultimately successful, conversion costs will be accounted for as a reduction of the stock proceeds. If the conversion is unsuccessful, conversion costs will be charged to the Bank's operations.


NOTE 15 - RECENTLY ISSUED ACCOUNTING STANDARDS

      In February, 1997 the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure", which is effective for financial statements for periods ending after December 31, 1997. This statement applies to both public and nonpublic entities. The Bank anticipates that adoption of this standard will not have a material effect on the Bank.

NOTES TO FINANCIAL STATEMENTS

-------------------------------------------------------------------------------


NOTE 15 - RECENTLY ISSUED ACCOUNTING STANDARDS, Continued

      In June, 1997 the FASB issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in a full set of general purpose financial statements. Under this statement, enterprises are required to classify items of "other comprehensive income" by their nature in the financial statements and display the balance of other comprehensive income separate in the equity section of a statement of financial position. Statement 130 is effective for both interim and annual periods beginning after December 15, 1997. Comparative financial statements provided for earlier periods are required to be reclassified to reflect the provisions of the statement. It is not anticipated that the adoption of these statement will materially affect the Bank's current method of financial reporting.

      Also in June, 1997 the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". This statement establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to shareholders. Statement 131 is effective for financial statements for periods beginning after December 15, 1997. In the initial year of application, comparative information for earlier years is to be restated unless it is impractical to do so. It is not anticipated that the adoption of this statement will materially affect the Bank's current method of financial reporting.


NOTE 16 - YEAR 2000

      The Bank recognizes that there is a business risk in computerized systems as the calendar rolls over into the next century. The Federal Financial Institutions Examination Council (FFIEC) issued an interagency statement on May 5, 1997 outlining five phases for institutions to effectively manage the Year 2000 challenge. The phases were: Awareness; Assessment; Renovation; Validation; and, Implementation. The FFIEC encouraged institutions to have all critical applications identified and priorities set by September 30, 1997 and to have renovation work largely completed and testing well underway by December 31, 1998. The Bank has an ongoing program designed to ensure that its operational and financial systems will not be adversely affected by year 2000 software failures, due to processing errors arising from calculations using the year 2000 date. The Board of Directors and management of the Bank have established year 2000 compliance as a strategic initiative. While the Bank believes that it has available resources to assure year 2000 compliance, it is to some extent dependent on vendor cooperation. At the present time, the Bank expects its most critical application software vendor to have all of its system in compliance by December 31, 1998. The Bank expects to install the necessary software releases in 1998 and have testing of such systems substantially completed by December 31, 1998.

      At this time, the Bank has not determined the cost of making any modifications to correct any year 2000 problems; however, equipment and software expenses are not expected to materially differ from past results. The Bank routinely upgrades and purchases technologically advanced software and hardware on a continual basis and expects to specifically evaluate and test such purchases for year 2000 compliance.

                                            GLOSSARY


Administrator           The Administrator of the Savings Institutions Division
                        of the North Carolina Department of Commerce

Bank                    Anson Savings Bank, SSB

BIF                     Bank Insurance Fund of the FDIC

Common Stock            The Common Stock, no par value per share, of Anson
                        Bancorp, Inc.

Community               Offering Offering for sale to certain members of the
                        general public of any shares of Common Stock not subscribed for in the Subscription Offering, including the possible offering of Common Stock in a Syndicated
                        Community Offering

Company                 Anson Bancorp, Inc.

Conversion              Simultaneous conversion of the Bank to stock form, the
                        issuance of the Bank's outstanding capital stock to the Company and the Company's offer and sale of Common Stock

Eligible Account
Holders Savings account holders of Anson Savings Bank, SSB with account balances of at least $50.00 as of the close of business on September 30, 1996

ERISA                   Employee Retirement Income Security of 1974, as amended

Estimated
Valuation Range         Estimated pro forma market value of the common stock
                        ranging from $5,610,000 to $7,590,000. The maximum of
                        the Estimated Valuation Range may be increased to
                        $8,728,500 without a resolicitation of subscribers.
Exchange Act            Securities Exchange Act of 1934, as amended

Expiration Time         12:00 noon, local time, on _________________, 1998

FASB                    Financial Accounting Standards Board

FDIC                    Federal Deposit Insurance Corporation

Federal Reserve System  The Board of Governors of the Federal Reserve System

Ferguson                Ferguson & Company

FHLB                    Federal Home Loan Bank

FHLMC                   Federal Home Loan Mortgage Corporation

FNMA                    Federal National Mortgage Association

IRS                     Internal Revenue Service

MRP Management Recognition Plan to be adopted no earlier than six months after the Conversion

NASD                    National Association of Securities Dealers, Inc.

NPV                     Net Portfolio Value

Offering Subscription Offering, Community Offering and Syndicated Community Offering, collectively

Option Plan             Stock option plan to be adopted no earlier than six
                        months after the Conversion

Order Form              Form for ordering stock accompanied by a certification
                        concerning certain matters

Other Members           Savings account holders (other than Eligible Account
                        Holders and Supplemental Eligible Account Holders) and certain borrowers (borrowers whose loans were outstanding on _________________ and continue to be outstanding) who are entitled to vote at the Special
                        Meeting due to the existence of a savings account or a borrowing relationship, respectively, on the Voting
                        Record Date for the Special Meeting

OTC Bulletin Board      An electronic stock data system operated by Nasdaq

Plan of Conversion      Plan of the Bank to convert from a North Carolina
                        chartered mutual savings bank to a North Carolina chartered stock savings bank and the issuance of all of the Bank's outstanding capital stock to the Company and the issuance of the Company's stock to the public

Purchase Price          $10.00 per share price of the Common Stock

SAIF                    Savings Association Insurance Fund of the FDIC

SEC                     Securities and Exchange Commission

Securities Act          Securities Act of 1933, as amended

SFAS                    Statement of Financial Accounting Standards adopted by
                        FASB

Special Meeting         Special Meeting of members of the Bank called for the
                        purpose of approving the Plan

Subscription Offering   Offering of non-transferable rights to subscribe for the
                        Common Stock, in order of priority, to Eligible Account
                        Holders, Supplemental Eligible Account Holders and Other
                        Members

Supplemental Eligible
Account Holders         Depositors, who are not Eligible Account Holders of the
                        Bank, with account balances of at least $50.00 on March
                        31, 1998

Syndicated Community    Offering of shares of Common Stock remaining after the
Offering                Subscription Offering and undertaken prior to the end
                        and as part of the Community Offering, and which may, at the Company's and the Bank's discretion be made to the general public on a best efforts basis by a selling group of broker-dealers.

Trident Securities      Trident Securities, Inc.

Voting Record Date      The close of business on ___________________, 1998, the
                        date for determining members entitled to vote at the Special Meeting.

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Anson Bancorp, Inc. or Anson Savings Bank, SSB. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of Common Stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.



                              Anson Bancorp, Inc.


                         (Proposed Holding Company for
                           Anson Savings Bank, Inc.)

                             Up to 872,850 Shares


                                 Common Stock
                         ($10.00 par value per share)



                                  PROSPECTUS

                           TRIDENT SECURITIES, INC.

                              ____________, 1998


THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT FEDERALLY INSURED OR GUARANTEED


Until ___________, 1998, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.    The Registrant's
          -----------------------------------------
Articles of Incorporation provide that, to the fullest extent permitted by the North Carolina Business Corporation Act (the "NCBCA"), no person who serves as a director shall be personally liable to the Registrant or any of its stockholders or otherwise for monetary damages for breach of any duty as director. The Registrant's Bylaws state that any person who at any time serves or has served as a director or officer of the Registrant, or who, while serving as a director or officer of the Registrant, serves or has served at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan, shall have a right to be indemnified by the Registrant to the fullest extent permitted by law against (a) reasonable expenses, including attorneys' fees, incurred by him in connection with any threatened, pending or completed civil, criminal, administrative, investigative, or arbitrative action, suit, or proceeding (and any appeal therein), whether or not brought by or on behalf of the Registrant, seeking to hold him liable by reason of the fact that he is or was acting in such capacity, and (b) reasonable payments made by him in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan) or penalty for which he may have become liable in any such action, suit or proceeding, or in connection with a settlement approved by the Board of Directors of any such action, suit or proceeding.

     Sections 55-8-50 through 55-8-58 of the NCBCA contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the NCBCA permits a corporation, with certain exceptions, to indemnify a present or former director against liability if (i) the director conducted himself in good faith, (ii) the director reasonably believed (x) that the director's conduct in the director's official capacity with the corporation was in its best interests and (y) in all other cases the director's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the director had no reasonable cause to believe the director's conduct was unlawful. A corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to the director. The above standard of conduct is determined by the board of directors, or a committee or special legal counsel or the shareholders as prescribed in Section 55-8-55.

     Sections 55-8-52 and 55-8-26 of the NCBCA require a corporation to indemnify a director or officer in the defense of any proceeding to which the director or officer was a party against reasonable expenses when the director or officer is wholly successful in the director's or officer's defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if the director or officer is adjudged fairly and reasonably so entitled under Section 55-8-54.

     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.

     The foregoing is only a general summary of certain aspects of North Carolina law dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed specific provisions regarding the circumstances under which and the person for whose benefit indemnifications shall or may be made.

Item 25.  Other Expenses of Issuance and Distribution.  Set forth below is an
          -------------------------------------------
estimate of the amount of fees and expenses (other than the Underwriters commissions) to be incurred in connection with the issuance and distribution of the shares.

     Registration and Filing Fees..............................  $ 25,000
     Postage and Printing......................................  $ 50,000
     Accounting Fees and Expenses..............................  $ 40,000
     Appraisal Fees and Expenses...............................  $ 32,500
     Legal Fees and Expenses...................................  $125,000
     Sales Agent Expenses......................................  $ 37,500
     Data Processing Expenses..................................  $  6,000
     Transfer Agent............................................  $  7,500
     Sales Agent Fees and Commissions..........................  $171,000*
     Other.....................................................  $ 50,000
                                                                 --------
                                                                 $544,500
                                                                 ========
     *At the maximum of the Valuation Range.


Item 26.  Recent Sales of Unregistered Securities.  On March 10, 1998,
          ---------------------------------------
Registrant sold one share of common stock, no par value per share, to Eugene M. Ward for an aggregate purchase price of $10.00. Such sale was exempt from registration under Section 4(2) of Securities Act of 1933.

Item 27.  Exhibits.  The following exhibits and financial statement schedules
          --------
are filed herewith or will, as noted, be filed by amendment.

(a)  Exhibits
     --------

       Exhibit No.
      (Per Exhibit
       Tables in
      Item 601 of
     Regulation S-B)     Description
     ---------------     -----------

          (1)(a) Engagement letter dated September 11, 1997 between Anson Savings Bank, SSB and Trident Securities, Inc.

          (1)(b) Form of Sales Agency Agreement among Anson Bancorp, Inc., Anson Savings Bank, SSB and Trident Securities, Inc. (to be filed supplementally)

          (2)            Plan of Holding Company Conversion of Anson Savings
                         Bank, SSB

          (3)(i)         Articles of Incorporation of Anson Bancorp, Inc.

          (3)(ii)        Bylaws of Anson Bancorp, Inc.

          (4) Form of Stock Certificate for Anson Bancorp, Inc. and Anson Savings Bank, SSB (to be filed supplementally)

          (5) Opinion and consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to legality of securities to be registered hereby

          (8)(a) Opinion and consent of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P. as to federal and state tax consequences

          (8)(b) Opinion of Ferguson & Company as to the value of subscription rights

          (10)(a) Letter Agreement dated November 12, 1997 between Anson Savings Bank, SSB and Ferguson & Company

          (10)(b) Form of Employment Agreement between Anson Savings Bank, SSB and Eugene M. Ward

       Exhibit No.
      (Per Exhibit
       Tables in
      Item 601 of
     Regulation S-K)          Description
     ---------------          -----------

          (10)(c) Form of the Management Recognition Plan of Anson Savings Bank, SSB if the Plan is adopted and approved by the stockholders of Anson Bancorp, Inc. within one year after the conversion of Anson Savings Bank, Inc., SSB to stock form

          (10)(d) Form of Stock Option Plan of Anson Bancorp, Inc. if the Plan is adopted and approved by the stockholders of Anson Bancorp, Inc. within one year after the conversion of Anson Savings Bank, Inc., SSB to stock form

          (10)(e)            Form of Anson Savings Bank, Inc., SSB Severance
                             Plan

          (10)(f) Form of Capital Maintenance Agreement between Anson Bancorp, Inc. and Anson Savings Bank, Inc., SSB

          (23)(a)            Consent of Faulkner & Thompson, P.A.

          (23)(b)            Consent of Ferguson & Company

          (27)               Financial Data Schedule

          (99)(a)            Appraisal Report of Ferguson & Company as of
                             February 28, 1998

          (99)(b)            Form of Stock Order Form (to be filed
                             supplementally)

          (99)(c)            Form of Summary Proxy Statement


(b)  Financial Statement Schedules
     -----------------------------

     All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 28.  Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which IT offers or sells securities, a post-effective amendment to this registration statement:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act").

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Wadesboro, State of North Carolina on March 12, 1998.


                                        ANSON BANCORP, INC.

                                        By: /s/ Eugene M. Ward
                                           -----------------------------------
                                                Eugene M. Ward, Director,
                                                President and Chief Executive
                                                Officer



        Signatures                       Title                    Date
        ----------                       -----                    ----

/s/ Eugene M. Ward             Director, President and Chief   March 12, 1998
-----------------------------  Executive Officer (Principal
Eugene M. Ward                 Executive Officer)

/s/ Nancy H. Allen             Treasure (Principal Financial   March 12, 1998
-----------------------------  and Accounting Officer)
Nancy H. Allen

/s/ Preston A. Burns           Chairman of the Board           March 12, 1998
-----------------------------
Preston A. Burns

/s/ John J. Crawford           Director                        March 12, 1998
-----------------------------
John J. Crawford

/s/ W. Kenneth Huntley         Director                        March 12, 1998
-----------------------------
W. Kenneth Huntley

                               Director                        March 12, 1998
-----------------------------
Emmett S. Patterson

/s/ John R. Potter
-----------------------------  Director                        March 12, 1998
John R. Potter

/s/ H. Patrick Taylor, Jr.
-----------------------------  Director                        March 12, 1998
H. Patrick Taylor, Jr.